UNITED STATES
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Oshkosh Corporation

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Proxy Statement & Notice of 2024 Annual Meeting of Shareholders

May 7, 2024

OUR STRATEGY

Innovate.
Serve.
Advance.

We make a difference in the lives of those who build, serve and protect communities around the world by enabling a People First culture.

Innovate.

Serve.

Advance.

Dear Fellow Oshkosh Corporation
Shareholder
March 28, 2024
Oshkosh delivered strong performance in 2023 as we executed our “Innovate. Serve. Advance.” strategy. Despite supply chain constraints affecting companies across the globe as well as tight labor conditions, strong demand combined with our focus on pricing discipline and operational efficiency enabled us to deliver revenue of  $9.7 billion and diluted earnings per share of $9.08, representing increases of 17% and 245%, respectively, compared to 2022.
Oshkosh is committed to innovation. We introduced our McNeilus® Volterra™ ZSL™, North America’s first fully integrated, zero-emission electric refuse and recycling collection vehicle, in 2023. Our battery powered electric Striker® Volterra™ airport rescue and firefighting vehicle and our electric Pierce® Volterra™ fire truck continue to gain traction and demonstrate customer value in the field. We also expect to deliver the first production Next Generation Delivery Vehicles to the United States Postal Service in 2024 as we transform America’s largest last mile delivery fleet over the next decade. We are continuing to invest in next-generation technology in the areas of electrification, autonomy, active safety and intelligent products such as our ClearSky™ connected telematics platform.
Oshkosh’s strong balance sheet enabled us to allocate significant capital to strategic acquisitions in 2023. We completed the acquisition of JBT Corporation’s AeroTech business, the second largest acquisition in Oshkosh history. AeroTech is a market leader in the growing air transportation support sector. AeroTech offers aviation ground support products and gate equipment as well as an attractive recurring revenue stream from its substantial airport services offerings. We also completed the acquisition of Hinowa S.p.A., an international manufacturer of track-based aerial work platforms, mini dumpers, lift trucks and undercarriages, which is respected as an electrification leader and early adopter of lithium-ion battery technology. Hinowa advances Oshkosh’s leadership in specialty applications and increases our presence in niche industries including agricultural, landscape and vegetation management.
In 2023, Oshkosh was honored to be named one of Fortune’s Most Admired Companies and one of the Ethisphere Institute’s World’s Most Ethical Companies for the sixth and eighth consecutive times, respectively. We were also named to the Dow Jones Sustainability World Index for the fifth consecutive year, earned the Equality 100 Award from the Human Rights Campaign and received numerous other accolades for our sustainability, ethics, diversity and inclusion and technology efforts.
With record backlog of  $16.8 billion at December 31, 2023 and strong market fundamentals, we expect continued growth in 2024 and beyond. We believe Oshkosh’s commitment to attracting, retaining and developing diverse talent, our strong balance sheet and our investments in capacity and technology for future products have positioned us to deliver strong shareholder value well into the future.
On behalf of the Board and our approximately 17,300 Oshkosh Corporation team members, thank you for your continued support of, and confidence in, Oshkosh Corporation.
Sincerely,
Stephen D. Newlin Chairman of the Board

OSHKOSH CORPORATION | 2024 PROXY STATEMENT

Notice of Annual Meeting
of Shareholders
March 28, 2024
HOW TO ATTEND THE 2024 VIRTUAL ANNUAL SHAREHOLDERS’ MEETING
This year’s Annual Meeting will be virtual and held online via live webcast. To attend the Annual Meeting and examine our list of shareholders, you will need to visit www.virtualshareholdermeeting.com/OSK2024, and you will be required to enter the control number on your proxy card or voting instruction form.
Your vote is very important. Even if you plan to attend the virtual Annual Meeting, please vote your shares as soon as possible, either online or by phone as directed in the Notice of Internet Availability of Proxy Materials or by returning a completed proxy card in the envelope provided. Even if you vote in advance, you are still entitled to attend and vote at the Annual Meeting. If you vote at the Annual Meeting, that vote will have the effect of revoking any prior proxy.
By Order of the Board of Directors,

MEETING INFORMATION
May 7, 2024
8:00 a.m. (Central Daylight Time)
Virtual Meeting
www.virtualshareholdermeeting.
com/OSK2024
AGENDA
1.
To elect ten directors;

2.
To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditor for 2024;

3.
To approve, by advisory vote, the compensation of our named executive officers;

4.
To approve the 2024 Incentive Stock and Awards Plan;

5.
To vote on a shareholder proposal on the subject of majority vote director elections; and

6.
To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Ignacio A. Cortina Executive Vice President, Chief Legal Officer and Secretary

Internet at www.proxyvote.com	Toll-free from the United States or Canada to +1 800.690.6903	Mailing the signed proxy or voting instructions form	Virtual Annual Meeting

OSHKOSH CORPORATION | 2024 PROXY STATEMENT

OSHKOSH CORPORATION | 2024 PROXY STATEMENT

OSHKOSH CORPORATION | 2024 PROXY STATEMENT

Proxy Statement Summary
To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following summary, which includes information about our 2023 financial performance. For more complete information, please review our 2023 Annual Report on Form 10-K and this entire Proxy Statement.
Voting matters and recommendations
The following proposals are scheduled to be presented at the upcoming 2024 Annual Shareholders’ Meeting:
PROPOSALS		Board’s Recommendation	Page
Management Proposal 1	Election of ten directors, each until the 2025 Annual Shareholders’ Meeting	FOR each nominee	6
Management Proposal 2	Ratification of Deloitte & Touche LLP as independent auditor for 2024	FOR	25
Management Proposal 3	Advisory vote to approve executive compensation	FOR	64
Management Proposal 4	Approval of the 2024 Incentive Stock and Awards Plan	FOR	66
Shareholder Proposal	Majority vote director elections	AGAINST	75
OSHKOSH STRENGTHS, STRATEGY AND 2023 HIGHLIGHTS
Oshkosh Corporation (Oshkosh) is a global industrial technology company focused on the design, development and manufacture of purpose-built vehicles and equipment that enhance safety, maximize productivity, lower total cost of ownership and simplify fleet management for those who perform some of the most difficult jobs in our communities across the world. We are driven by our powerful purpose of making a difference in people’s lives. Our many strengths contribute to our positive long-term outlook and support our plans to grow revenue, operating income and return on invested capital (ROIC). We believe these strengths include:
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Leading market positions for our products and services.

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Favorable market dynamics driving strong demand and a record backlog.

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Opportunities for organic and inorganic growth supported by our mergers & acquisitions (M&A) strategy.

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Disciplined capital allocation designed to drive shareholder value.

Oshkosh delivered strong performance in 2023. Our teams persevered through global supply chain constraints and tight labor markets to deliver for our customers. We believe the actions we have taken to operate successfully in a constrained environment will enable us to perform as a more resilient company well into the future. We also believe Oshkosh is well positioned for long-term growth supported by solid market dynamics in key end markets, strong visibility provided by our backlogs, significant investments in market leading technology, the launch of new products, including the United States Postal Service’s Next Generation Delivery Vehicle (NGDV) and the benefits of strategic acquisitions, like AeroTech and Hinowa, that we completed in 2023.
The company delivered revenues of  $9.7 billion, a 17% increase versus 2022, and operating income of  $837.6 million, an impressive 125% increase versus 2022. These results led to diluted earnings per share of  $9.08 for the company. Revenue, operating income and earnings per share performance for the past three years are shown below. We maintain a positive long-term

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	1

Proxy Statement Summary
outlook based on our belief that there are strong sector-specific market fundamentals, a record year-end backlog and a comprehensive offering of innovative new products.

Results for the year ended December 31, 2021 are unaudited.
Highlights for 2023 Include:
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Secured strong orders to support a record year-end backlog of  $16.8 billion.

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Acquired market leader AeroTech from JBT Corporation, expanding into the growing airport and air transportation support markets.

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Expanded our European presence with the acquisition of Hinowa S.p.A., a leader in track-based aerial work platforms and other equipment.

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Received orders for the battery-powered Striker® Volterra™ electric Aircraft Rescue and Firefighting (ARFF) vehicle from customers in Australia, France, Japan and the United States.

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Added Mahesh Narang as the Executive Vice President and President of our Access segment.

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Announced several important new products, including the revolutionary all-electric McNeilus® Volterra™ ZSL™ refuse and recycling collection vehicle and JLG™ agricultural telehandler models.

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Expanded Industry 4.0 technologies in existing factories while also investing in manufacturing capacity for key products in Spartanburg, SC for NGDV; Murfreesboro, TN for Volterra ZSL production; and Jefferson City, TN for increased telehandler capacity.

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Made notable investments in technology focus areas including electrification, autonomy and active safety, intelligent and connected products, advanced analytics and digital manufacturing.

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Named to the Dow Jones Sustainability World Index for the fifth consecutive year.

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Installed the company’s first domestic onsite solar array to reduce dependency on fossil fuels at our Pierce fire truck facility in Appleton, Wisconsin.

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Earned the Human Rights Campaign Equality 100 Award.

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Returned $129.8 million of cash to shareholders through a combination of dividends and share repurchases, including cash dividends totaling $107.2 million.

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Announced a 12.2% increase to our quarterly dividend rate from $0.41 to $0.46 per share on January 30, 2024, which marks the tenth straight year of double-digit percentage increases in the company’s dividend rate and reflects the confidence in our business model and long-term outlook.

HUMAN CAPITAL MANAGEMENT AND SUSTAINABILITY
Oshkosh fosters a People First culture that values diversity, equity and inclusion. We invest in programs to enable the engagement, safety, wellbeing and development of our team members.
Workforce Demographics. As of December 31, 2023, Oshkosh had approximately 17,300 team members, approximately 10,800 of whom were production team members. Approximately 2,700 of these team members were located outside the United States.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	2

Proxy Statement Summary
Our People First Culture. We believe in putting people first, which means caring for our team members, customers and communities and building a company that understands that prioritizing people will enable us to deliver our strategy of  “Innovate. Serve. Advance.” Our strategy is grounded in our purpose — making a difference in people’s lives.
Diversity, Equity and Inclusion (DE&I). DE&I is integral to our People First Culture and the company is driving proactive programs to improve its diverse employee representation. We believe that an inclusive and diverse workplace enhances the perspective and innovation that are critical to our strategy. For the first time in company history, we achieved the Human Rights Campaign’s Equality 100 Award in recognition of our inclusive corporate policies and employee benefits. In 2023, we made meaningful progress with diversity, equity and inclusion. We set a goal that 50% of all U.S. non-production new hires in 2023 would be diverse. We achieved this goal in 2023, with 51% of our external hires being diverse, an increase of two percentage points compared to 2022. We also set goals to advance women and black, indigenous and people of color (BIPOC) representation in our positions graded at director level and above to 30% female and 15% BIPOC by 2026. We published our diverse representation in our 2022 Sustainability Report, in addition to publishing our 2022 EEO-1 on our website. We have seven Employee Business Resource Groups, which have continued to gain momentum. Our Diversity Council, which is sponsored by our CEO and has representation from across the company, enabled the advancement of our DE&I programs enterprise wide. We are not including the information contained in the Sustainability Report or the EEO-1 as a part of, or incorporating them by reference into, this Proxy Statement.
Communication and Engagement. Engaging, connecting with and developing team members is a central focus of our People First culture. We communicate regularly through town halls, newsletters and team-building events. In 2022, we launched a new engagement survey platform and methodology, which allowed us to collect engagement information on a monthly basis for our professional workforce and annually for our production workforce. This has allowed us to respond dynamically to our team member feedback and make improvements. Our passion for serving our community continued with our Oshkosh team donating over 21,000 volunteer hours to local charities.
In 2023, the company was named one of the World’s Most Ethical Companies by Ethisphere for the eighth consecutive year and was one of only eight honorees in the industrial manufacturing category.
Workplace Safety, Health and Wellbeing. We are committed to the safety, security, health and wellbeing of our team members. The company continues to maintain a safe working environment by proactively reducing risks that may result in injuries to our team members. Each year, we establish a year over year goal to reduce our recordable incident rate by 10%. In 2023, we successfully reduced our lost time rate by 16% versus 2022, but our incident rate increased as compared to 2022. Proactive risk reduction plans are underway. At Oshkosh, we also offer a comprehensive benefits package which includes a number of programs to ensure that our team members and their families have opportunities to enhance their wellbeing.
Growth and Development. Our ability to attract, develop and retain world-class talent is critical to our business strategy. In 2023, we hosted a series of executive leadership development events that were held both in-person and virtually. More than 350 global leaders completed over 2,000 hours of learning on topics including DE&I, megatrends, data analytics and innovation. Our enterprise Learning Management System was expanded to provide all global team members with access to learning content on our technology platform in addition to expanding our online learning curriculum. Across the company, our team members logged over 200,000 learning hours in 2023.
Sustainability. We are proud to be a leader in sustainable business practices. We were recently named to the Dow Jones Sustainability World Index for the fifth consecutive year. We have received numerous awards and recognition for being a leader in sustainability and encourage you to read more about our commitment to responsible business practices in our Oshkosh Corporation Sustainability Report. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	3

Proxy Statement Summary
SHAREHOLDER ENGAGEMENT
We are proud of our frequent and active shareholder engagement. In 2023, we continued our investor outreach throughout the year by participating in numerous investor conferences and investor meetings. A summary of in-person and virtual outreach in 2023 is listed below:
✓
participated in 13 investor conferences

✓
hosted four investor visits to Oshkosh facilities

✓
participated in four non-deal roadshows: three in the United States and one in Europe

✓
held discussions with investors at tradeshows and other events

✓
conducted more than 360 total company discussions with shareholders and potential shareholders

Our team uses a purposeful and deliberate approach to build better lines of communication between investors and management.
As we continue our efforts to build and strengthen our relationships with the investment community, we encourage you to contact us via any of the methods below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Oshkosh Corporation 1917 Four Wheel Drive Oshkosh, WI 54902	Investor Relations +1 920.502.3059	ir@oshkoshcorp.com	https://investors.oshkoshcorp.com/events- and-presentations/default.aspx Please also visit www.oshkoshcorp.com for a regularly updated list of shareholder events.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	4

Proxy Statement Summary
Forward-Looking Statements
This Proxy Statement contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “confident” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s access equipment, fire apparatus, refuse collection and air transportation equipment markets, which are particularly impacted by the strength of U.S. and European economies and construction seasons; the Company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the impact of orders and costs on the U.S. Postal Service contract; the impact of severe weather, war, natural disasters or pandemics that may affect the Company, its suppliers or its customers; the Company’s ability to increase prices or impose surcharges to raise margins or to offset higher input costs, including increased raw material, labor, freight and overhead costs; the Company’s ability to accurately predict future input costs associated with Defense contracts; the Company’s ability to attract and retain production labor in a timely manner; the Company’s ability to successfully integrate the AeroTech acquisition and to realize the anticipated benefits associated with the same; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the Company’s ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; budget uncertainty for the U.S. federal government, including risks of future budget cuts, the impact of continuing resolution funding mechanisms and the potential for shutdowns; the impact of any U.S. Department of Defense solicitation for competition for future contracts to produce military vehicles; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; risks that a trade war and related tariffs could reduce the competitiveness of the Company’s products; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company; the Company’s ability to successfully identify, complete and integrate other acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these, and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 29, 2024. All forward-looking statements speak only as of the date of this document. The company assumes no obligation, and disclaims any obligation, to update information contained in this document. Investors should be aware that the company may not update such information until the company’s next quarterly earnings conference call, if at all.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	5

Proposal 1
ELECTION OF DIRECTORS
Background to Board’s Recommendation for Director Nominees
Board composition, refreshment and diversity are priorities for our shareholders as well as for our Board. Our Board seeks to provide orderly refreshment while sustaining strong board composition and diversity. We define diversity broadly. In considering diversity (in all aspects of that term), our Board takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other demographics, such as race, gender and ethnicity. Our Board continues to review both its size and its composition to attract outstanding candidates while retaining the balance of skills and attributes needed to oversee our company’s complex, global operations.

The Board currently consists of nine directors, with one vacancy. The Board has selected ten nominees for election at the 2024 Annual Meeting, each to hold office until the next annual meeting and the election of their successor. Nine of the nominees are current directors, and each nominee has agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected.

Attributes, Qualifications and Experience of Nominees for Board of Directors
Our Board, upon the recommendation of the Governance Committee, defines the personal and professional qualifications that Board nominees must demonstrate. These criteria are described in the Corporate Governance Guidelines under the “Governance” tab located on our Investors website, www.investors.oshkoshcorp.com, and on pages 17 to 19 of this Proxy Statement. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.
Our Board of Directors is nominating Annette Clayton for election to the Board. Ms. Clayton is the Chairwoman (retiring March 31, 2024) and former President and Chief Executive Officer of Schneider Electric North America, the largest operating region for Schneider Electric, a multinational corporation specializing in energy management and automation solutions. She served as Chief Executive Officer of Schneider Electric North America from April 2022 through December 2023, and as Chief Executive Officer and President from June 2016 until April 2022. Ms. Clayton previously served on the board of directors of Polaris Inc. for 18 years until 2021 and currently serves on the boards of Duke Energy, NXP Semiconductors and Nordson Corporation. While serving as Chief Executive Officer of Schneider Electric North America, Ms. Clayton was named to Time Magazine’s Top 100 Climate list of the most influential leaders driving business to real climate action. She would bring to our Board extensive experience in sustainable global operations and supply chain management. Ms. Clayton would also bring significant experience serving on public company boards.
Egon Zehnder, the third-party executive search firm that we retained to assist us in the search for director candidates, recommended Ms. Clayton to the Governance Committee as a well-qualified and credentialed candidate to serve on our Board following a national search. The Governance Committee recommended Ms. Clayton for election to the Board following its review of her qualifications in light of the criteria in our Corporate Governance Guidelines.
Director John S. Shiely resigned from the Board, effective March 25, 2024. Since his election to the Board in 2012, our company has benefited from Mr. Shiely’s experience and expertise.
In addition to the brief biographies of each of our Board’s nominees presented on pages 9 to 13, below is a summary of the nominees’ attributes, qualifications and experience and knowledge that led our Board of Directors to conclude that each nominee should continue to serve as a director.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	6

Proposal 1   |   ELECTION OF DIRECTORS
OVERVIEW OF OUR BOARD NOMINEES
If for some reason a nominee is unable to serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise when voting, your shares will be voted in favor of our remaining nominees.
SUMMARY OF ATTRIBUTES OF NOMINEES
Directors	Other Public Boards	Industry Experience	Executive, Leadership or Management	Global Business Operations	Financial or Audit	Innovation	Risk Management	Marketing	Military	Strategy	Human Capital Management	ESG/Corporate Responsibility	Cybersecurity
Keith J. Allman
Annette K. Clayton
Douglas L. Davis
Tyrone M. Jordan
Kimberley Metcalf- Kupres
Stephen D. Newlin
Duncan J. Palmer
David G. Perkins
John C. Pfeifer
Sandra E. Rowland
   Denotes public company CEO experience
   Denotes public company CFO experience

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	7

Proposal 1   |   ELECTION OF DIRECTORS
CURRENT COMMITTEE MEMBERSHIPS
Name	Age	Director Since	Independent	Audit Committee	Human Resources Committee	Governance Committee
Keith J. Allman	61	2015	Yes		C
Douglas L. Davis	62	2021	Yes
Tyrone M. Jordan	61	2019	Yes
Kimberley Metcalf-Kupres (1)	62	2016	Yes			C
Stephen D. Newlin	71	2013	Yes	A	A	A
Duncan J. Palmer	58	2011	Yes	C
David G. Perkins (2)	66	2022	Yes
John C. Pfeifer	58	2021	No
Sandra E. Rowland	52	2018	Yes
				C Chair	A Alternate
(1) Ms. Metcalf-Kupres was appointed Chair of the Governance Committee effective February 19, 2024.
(2) Gen. (Ret.) Perkins was appointed to the Human Resources Committee effective February 19, 2024.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	8

Proposal 1   |   ELECTION OF DIRECTORS
Age: 61 Director Since: 2015 OSHKOSH COMMITTEES: Human Resources (Chair)
Keith J. Allman

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Allman serves as President and Chief Executive Officer of a global manufacturer and brings to our Board significant experience as a change agent and process improvement leader. He also brings significant experience in the automotive industry, international business, finance and accounting, marketing, operations, product development, risk management, supply chain and strategic planning.
PROFESSIONAL EXPERIENCE
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Served as President and Chief Executive Officer of Masco Corporation, a global leader in the design, manufacture and distribution of branded home improvement and building products, since 2014

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Served as Group President, Plumbing and Cabinetry at Masco from 2011 to 2014

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Group Vice President, Plumbing Products and President, Delta Faucet company from 2009 to 2011

PUBLIC DIRECTORSHIPS
•
Masco Corporation

Age: 60
Annette K. Clayton

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Clayton is the Chairwoman (retiring March 31, 2024) and former Chief Executive Officer of North America for a multinational corporation specializing in energy management and automation solutions. While serving as Chief Executive Officer of North America, Ms. Clayton was named to Time Magazine’s Top 100 Climate list of the most influential leaders driving business to real climate action. She would bring to our Board extensive experience in chief executive leadership, strategy, risk management, sustainable global operations and supply chain management. Ms. Clayton would also bring significant experience serving on public company boards.
PROFESSIONAL EXPERIENCE
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Chairwoman, Schneider Electric North America, the largest operating region for Schneider Electric, a multinational corporation specializing in energy management and automation solutions (January 2024 to present)

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CEO, Schneider Electric North America (2016 to December 2023)

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President and CEO, Schneider Electric North America (2016 to 2022)

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Served as Vice President of Global Supply Chain Operation in Singapore and as Vice President of Operations for the Americas for Dell Technologies

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Spent 23 years at General Motors in roles of increasing responsibility in operations and quality

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Currently serves on the boards of NXP Semiconductors N.V., Duke Energy Corporation and Nordson Corporation and previously served as a director of Polaris, Inc.

	PUBLIC DIRECTORSHIPS • NXP Semiconductors N.V. • Duke Energy Corporation • Nordson Corporation	FORMER PUBLIC DIRECTORSHIPS • Polaris, Inc.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	9

Proposal 1   |   ELECTION OF DIRECTORS
Age: 62 Director Since: 2021 OSHKOSH COMMITTEES: Audit Human Resources
Douglas L. Davis

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Davis is a respected leader within the automotive, autonomous driving and IoT industries. He brings to our Board valuable experience in innovation, disruptive technologies and research and development. He also brings strong global strategic planning experience and recently obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
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35 years of experience in various leadership positions at Intel Corporation, a global technology company

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Established Intel as the leading provider of microprocessor technology used in self-driving cars and led the company’s acquisition of Mobileye in his role as Senior Vice President of the Automated Driving Group from 2017 until his retirement in 2019

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Led a global organization responsible for Intel Architecture computing solutions across market segments, including industrial automation, aerospace, automotive and other intelligent systems applications

PUBLIC DIRECTORSHIPS
•
Verra Mobility Corporation

•
Cerence, Inc.

Age: 61 Director Since: 2019 OSHKOSH COMMITTEES: Audit Governance
Tyrone M. Jordan

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Jordan brings to our Board more than 35 years of automotive, aerospace, renewable energy, and military/commercial specialty vehicle industrial expertise, including comprehensive achievements in strategy, mergers and acquisitions, engineering, operations, supply chain and new product development disciplines. Mr. Jordan is a seasoned corporate director with a global perspective.
PROFESSIONAL EXPERIENCE
•
Served as President and Chief Operating Officer, at Dura Automotive Systems, a global automotive technology supplier from 2015 until his retirement in 2019, including responsibility for all strategic growth and operational initiatives across the global enterprise

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As the Senior Vice President at United Technologies (now a part of Raytheon Technologies), he led global teams in the disciplines of operations, innovation and technology, supply chain business development and corporate strategy from 2009 to 2013

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Spent 25 years with General Motors in both domestic and international assignments in operations, new product development, technology, manufacturing and supply chain roles of increasing responsibility, ultimately serving as GM’s Executive Vice President, Global Operations and Customer Experience

	PUBLIC DIRECTORSHIPS: • Axalta Coating Systems Ltd. • TPI Composites, Inc.	FORMER PUBLIC DIRECTORSHIPS: • Cooper Tire and Rubber Company • Trinity Industries

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	10

Proposal 1   |   ELECTION OF DIRECTORS
Age: 62 Director Since: 2016 OSHKOSH COMMITTEES: Governance (Chair)
Kimberley Metcalf-Kupres

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Metcalf-Kupres is a purpose driven leader and recognized champion of corporate responsibility, sustainability, and diversity and inclusion. She brings to our Board significant experience in sales and marketing, international business, strategy, innovation, government relations, leadership development, and corporate responsibility in a sophisticated, global, technology-driven company. Ms. Metcalf-Kupres has recently obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
•
Retired in 2017 as Vice President and Chief Marketing Officer for Johnson Controls, a $30 billion global diversified technology and multi-industrial leader, a position that included responsibility for strategy, product management, innovation and business transformation

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Served as Vice President, Strategy, Marketing and Sales, Johnson Controls’ Power Solutions business from 2007 to 2013

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Founding member of the Women’s Resource Network at Johnson Controls and has actively worked on gender parity issues through her participation on the World Economic Forum and other thought leadership forums

Age: 71 Director Since: 2013 OSHKOSH COMMITTEES: Alternate for All Committees
Stephen D. Newlin

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A former chief executive officer and chairman in the specialty chemicals, materials and plastics industries, Mr. Newlin has experience as a director of several public companies and a keen understanding of international business and regulatory issues, as well as substantial global M & A experience. Mr. Newlin also has extensive experience with leadership development and succession.
PROFESSIONAL EXPERIENCE
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Served as Chairman of Univar Solutions, a global distributor of chemicals and services, from 2018 to 2020

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Served as Chairman, President and Chief Executive Officer of Univar Solutions from 2016 to 2018

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Chairman, President and Chief Executive Officer of PolyOne Corporation (now Avient), a global provider of specialized polymer materials, services and sustainable solutions from 2006 to 2014

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Served as Executive Chair of PolyOne Corporation’s (now Avient) board from 2014 to 2016

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President, Industrial Sector, Ecolab, Inc., a global leader in water, hygiene and infection protection solutions and services from 2003 to 2006

•
Spent 24 years at Nalco Chemical company in positions of increasing responsibility, serving as President, Chief Operating Officer and Vice Chairman of Nalco from 2000 to 2001

FORMER PUBLIC DIRECTORSHIPS:
•
Univar Solutions, Inc.

•
The Chemours Company

•
Hexion Holdings Corporation

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	11

Proposal 1   |   ELECTION OF DIRECTORS
Age: 58 Director Since: 2011 OSHKOSH COMMITTEES: Audit (Chair)
Duncan J. Palmer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A former public company Global Chief Financial Officer, Mr. Palmer brings to our Board a depth of knowledge in international finance and accounting as well as strategic operations. Mr. Palmer has served on the boards of other public companies, and has extensive experience in global operations, portfolio management, risk management, mergers and acquisitions and commercial finance.
PROFESSIONAL EXPERIENCE
•
Global Chief Financial Officer, Cushman and Wakefield, a global provider of commercial real estate services, from 2014 until his retirement in 2021

•
Served as Group Finance Director of Reed Elsevier Group plc from 2012 to 2014

•
Chief Financial Officer, Owens Corning, a designer and manufacturer of insulation, roofing and fiberglass composites, from 2007 to 2012

•
Spent 20 years with the Royal Dutch/Shell Group of companies, including roles as Vice President, Upstream Commercial Finance of Shell International Exploration and Production BV and Vice President, Finance, Global Lubricants

PUBLIC DIRECTORSHIPS:
•
Bluescape Opportunities Acquisition Corp.

•
Verde Clean Fuels Inc.

Age: 66 Director Since: 2022 OSHKOSH COMMITTEES: Governance Human Resources
David G. Perkins

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A retired four-star General, General (Ret.) Perkins brings to our Board a deep understanding of, and extensive experience, in governmental relations, organizational development, risk management, strategic planning and operations and cybersecurity. General (Ret.) Perkins also has in-depth knowledge of the development of future requirements for all United States Army ground and air weapons systems and vehicles.
PROFESSIONAL EXPERIENCE
•
Served 38 years in the United States Army, retiring in 2018 as a four-star General

•
Responsible for overseeing training of Army forces and development of operational doctrine as well as establishing future requirements for Army systems and vehicles as Commander, United States Army Training and Doctrine Command (TRADOC), from 2014 to 2018

•
As Commander, United States Army Combined Arms Center and Commandant, U.S. Army Command and General Staff College, Fort Leavenworth (from 2011 to 2014), led the development and execution of the leader development strategy across the Army, management of the Army’s training support and development enterprises and the development and integration of the doctrine that the Army, and many U.S. allies, use worldwide.

•
Established a Cyber Center of Excellence for the largest organization in the Department of Defense

•
Sits on a number of advisory boards for the Department of Defense providing insights and recommendations on future technology and strategy for the United States.

PUBLIC DIRECTORSHIPS:
•
CAE, Inc.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	12

Proposal 1   |   ELECTION OF DIRECTORS
Age: 58 Director Since: 2021
John C. Pfeifer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Pfeifer is Oshkosh’s President and Chief Executive Officer, positions he has held since April 2021. He brings over 25 years of senior leadership and global management experience to the Company.
PROFESSIONAL EXPERIENCE
•
Mr. Pfeifer served as our President and Chief Operating Officer from May 2020 until his appointment as CEO. He joined the company as Executive Vice President and Chief Operating Officer in 2019

•
Served 13 years with Brunswick Corporation, a global leader in marine propulsion systems, parts and accessories, serving as President of Mercury Marine from 2014 to 2019; Vice President of Global Operations from 2012 to 2014; and President of Brunswick Marine EMEA and Brunswick Asia Pacific Group from 2008 to 2012

•
Under his leadership, Mercury achieved new levels of growth by gaining share through accelerated innovation and product development, as well as expanding its lifecycle services business through a series of acquisitions

•
Held executive and general management positions with ITT Corporation and Milacron, Inc.

PUBLIC DIRECTORSHIPS
•
The Manitowoc Company

Age: 52 Director Since: 2018 OSHKOSH COMMITTEES: Audit Human Resources
Sandra E. Rowland

QUALIFICATIONS, ATTRIBUTES AND SKILLS
As a former Chief Financial Officer, Ms. Rowland brings to our Board knowledge and insight into the management of financial and strategic operations. In addition, she brings valuable experience integrating and aligning sustainability and corporate strategy. Ms. Rowland also has significant experience in the disciplines of international business management, risk management, and mergers and acquisitions.
PROFESSIONAL EXPERIENCE
•
Has served as Senior Advisor to Xylem, Inc., a publicly traded water technology company committed to solving critical water and infrastructure challenges with technological innovation, since October 2023. Served as Senior Vice President and Chief Financial Officer of Xylem, from 2020 to October 2023

•
Served as Executive Vice President and Chief Financial Officer of Harman International Industries, Incorporated, a global leader in connected car technology, lifestyle audio innovations, professional audio and lighting solutions, and digital transformation, from 2015 to 2020. Led and integrated several acquisitions and was instrumental in Samsung Electronics’ acquisition of Harman in 2017, a publicly traded Fortune 500 company at the time

•
Served in Corporate Development and Investor Relations capacities at Harman from 2012 to 2014

•
Held positions of increasing responsibility in accounting and finance at Eastman Kodak Company from 2000 to 2012

•
Served with PricewaterhouseCoopers LLP from 1993 to 2000

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	13

Proposal 1   |   ELECTION OF DIRECTORS
Board Recommendation
The Board recommends that shareholders vote FOR the election of the ten nominees identified above. The Board’s recommendation is based on carefully considered judgment that the skills, professional experience, education, backgrounds and attributes of the nominees make them the best candidates to serve on our Board.
FOR	The Board of Directors recommends a vote FOR the Board’s ten nominees for director identified above.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	14

Director Compensation
The table below summarizes the compensation paid to or earned by our non-employee directors during 2023.
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
Keith J. Allman	126,000	160,014	45,568	—	331,582
Douglas L. Davis	124,500	160,014	—	—	284,514
Tyrone M. Jordan	124,500	160,014	—	—	284,514
Kimberley Metcalf-Kupres	124,500	160,014	22,533	—	307,047
Stephen D. Newlin	267,500	160,014	—	—	427,514
Duncan J. Palmer	131,000	160,014	—	—	291,014
David G. Perkins	111,000	160,014	—	—	271,014
Sandra E. Rowland	124,500	160,014	—	—	284,514
John S. Shiely (5)	126,000	160,014	—	—	286,014
(1)
Mr. Pfeifer did not receive additional compensation for service on our Board of Directors. The compensation Mr. Pfeifer received as our Chief Executive Officer during 2023 is shown in the Summary Compensation Table on page 45.

(2)
As SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2017 Incentive Stock and Awards Plan. The amounts shown are not actual cash amounts paid to the directors or amounts the directors realized or will realize because of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718, based on the market price of the shares awarded on the date of grant. This amount includes the value of dividends that the holder of shares is entitled to receive.

(3)
As of December 31, 2023, no current non-employee director held any stock options.

(4)
The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter-by-quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in 2023 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The annual interest rate earned on deferred compensation for the first quarter of 2023 was 8.50%, the second quarter was 9.00%, and each of the third and fourth quarters was 9.50%. For the same periods, 120% of the applicable long-term interest rate was 4.43%, 4.47%, 4.95%, and 5.92%, respectively.

(5)
John S. Shiely resigned from the Board, effective March 25, 2024.

In 2023, each non-employee director was entitled to receive an annual retainer of  $97,500. The Chairman of the Board is entitled to receive an additional retainer of  $170,000 in recognition of this position. Directors receive a fee of  $13,500 per year for each committee on which they serve. The Chairpersons of the Governance Committee and the Human Resources Committee each receive an additional annual retainer of  $15,000, and the Chairperson of the Audit Committee receives an additional annual retainer of  $20,000. We also reimburse directors for reasonable travel and related expenses they incur attending Board and Board committee meetings and continuing education programs.
Stock Awards
We generally grant shares of stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders or at the time a director joins our Board. Effective on election at our 2023 Annual Meeting, we granted to each of our then non-employee directors 2,047 shares of our common stock under the Oshkosh Corporation 2017 Incentive

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	15

Director Compensation
Stock and Awards Plan. The Human Resources Committee retained the services of Mercer, an external compensation consultant, to advise regarding compensation of outside directors, and the amount of the stock awards was at the 50th percentile of data that Mercer provided relating to non-employee director compensation.
Deferred Compensation Plan
Non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers. This plan permits individual directors to defer any or all of their compensation from the company, including their stock awards. A director who defers fees may elect to have deferred amounts credited to a fixed-income investment account or a stock account. Deferrals of stock awards must be credited to a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each director’s stock account. Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years at the election of the director.
Payments generally commence when a director ceases to be a member of our Board. In the event of a change in control of our company, as defined in the Deferred Compensation Plan, we will pay out the deferred compensation plan accounts of all directors in a single lump-sum cash payment.
Stock Ownership Guidelines for Directors
The Human Resources Committee has adopted stock ownership guidelines for non-employee directors to ensure they have a direct stake in the success of our company. Under these guidelines, non-employee directors are encouraged to acquire and own our common stock in an amount equal to five times their respective annual cash retainers. Non-employee directors should achieve this stock ownership level within five years of becoming a director.
As of February 29, 2024, all independent directors have met the requisite stock ownership levels or are within five years of their initial election as a director. Mr. Pfeifer is subject to the stock ownership guidelines that apply to our executive officers.
Our company has a policy that prohibits directors, officers, and all other employees from entering certain transactions for their individual accounts, including hedging or pledging our common stock. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	16

Governance of the Company
Board of Directors Independence
Except for our President and Chief Executive Officer, Mr. Pfeifer, all of the nominees for election to our Board are independent. The Board has determined that no non-employee director nominee has a material relationship with our company and that all are independent under NYSE listing standards. Further, no director or executive officer has any family relationship with any other director or executive officer.
Meetings of the Board of Directors
The Board of Directors held six meetings during 2023, and committees of the Board held a total of 21 meetings. Each director attended well above 75% of the aggregate number of meetings of the Board and committees on which he or she served during 2023.
The Board expects directors to attend the Annual Meeting of Shareholders. All our directors attended our 2023 virtual Annual Meeting, and we anticipate that all director nominees will attend the virtual Annual Meeting in 2024.
Our independent, non-employee directors met in executive session, without the presence of our officers, on six occasions during 2023. The independent Chairman of the Board presided over all executive session meetings of the non-employee directors.
Shareholder Engagement and Say-on-Pay
Our shareholders are key participants in the governance of our company. For this reason, we spend time meeting with our shareholders, listening to their concerns and responding to their feedback. During 2023, members of the management team met with shareholders and potential shareholders on many occasions. Our management also proactively reached out to shareholders following each of our four quarterly earnings releases. During these candid meetings, we discussed our company’s performance and strategy and received shareholder feedback on a variety of topics.
We know that executive compensation is an important subject for shareholders. The Board is particularly pleased that, at our 2023 Annual Meeting, 96.7% of the votes cast were in favor of the advisory proposal to approve the compensation of our named executive officers (NEO’s).
Majority Voting for Director Elections
Directors are elected through plurality voting, which means that the ten nominees who receive the most votes of all votes cast will be elected. However, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from their election than votes “for” such election must promptly tender a resignation to the Chairman of the Board. The Governance Committee (or, under certain circumstances, another committee appointed by the Board) will promptly consider the matter and will recommend to the Board whether to accept or reject the tendered resignation based on all relevant factors.
The Board must act on that recommendation no later than 90 days after the annual meeting of shareholders at which the election took place. The Board’s decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.
Proxy Access
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, any shareholder or group of up to 20 shareholders that beneficially owns at least 3% of our outstanding common stock continuously for three years is permitted to nominate candidates for election to the Board and to require the company to list such nominees along with the Board’s nominees in the company’s proxy statement. For purposes of this limitation, a group of funds under

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	17

Governance of the Company
common management and investment control is treated as one shareholder. The qualifying shareholder or group of shareholders may nominate up to 20% of the Board, rounding down to the nearest whole number of Board seats, but not less than two.
Communicating with the Board of Directors
We encourage you to share your opinions, interests, concerns and suggestions. If you would like to communicate with the Chairman or with the Board as a whole, you may send correspondence to the Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902. Your correspondence will be forwarded to the Board or the appropriate committee, as applicable.
Shareholder Right to Call a Special Meeting
Under Wisconsin law and our By-laws, shareholders holding 10% of our outstanding shares have the right to call a special meeting of our shareholders. As to this right, there are no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10% threshold and no limits on when a meeting can be called. Our By-laws include some procedural requirements relating to the exercise of this right.
Committees of the Board of Directors
Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below. The Board has determined that each member of each committee is an independent director as defined under NYSE listing standards and SEC rules, including rules specifically pertaining to members of audit committees and compensation committees.
Audit Committee
MEMBERS	THE AUDIT COMMITTEE
• Duncan J. Palmer (Chair) • Douglas L. Davis • Tyrone M. Jordan • Sandra E. Rowland • Stephen D. Newlin (alternate member)
•
oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system

•
assists with Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and qualifications of our independent registered public accounting firm

•
appoints, compensates and oversees the work of our independent registered public accounting firm, which reports directly to the Audit Committee

•
oversees our internal audit function

•
assists the Board with oversight of our risk management program

•
oversees the implementation and effectiveness of the company’s ethics and compliance program

•
oversees the company’s information security and risk management associated with cybersecurity

The Audit Committee met eight times during 2023.
The Audit Committee has a charter that specifies its responsibilities, and the Audit Committee believes it fulfills that charter. All members of the Audit Committee are independent directors and financially literate under the applicable NYSE listing standards, and the Board has determined that each of Tyrone M. Jordan, Stephen D. Newlin, Duncan J. Palmer and Sandra E. Rowland is an “audit committee financial expert” as defined under SEC rules.
Our independent registered public accounting firm and internal auditors met with the Audit Committee with and without representatives of management present.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	18

Governance of the Company
Governance Committee
MEMBERS	THE GOVERNANCE COMMITTEE
• Kimberley Metcalf-Kupres (Chair) (1) • Tyrone M. Jordan • David G. Perkins • Stephen D. Newlin (alternate member)
•
identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors

•
oversees the annual self-evaluation of the Board and Committees

•
makes recommendations to the Board regarding Board and Committee structure, Committee charters and corporate governance

•
maintains corporate governance guidelines applicable to our company

•
oversees administration of the Code of Ethics Applicable to Directors and Senior Executives

•
provides oversight of our sustainability and corporate social responsibility program

(1) Ms. Metcalf-Kupres was appointed Chair of the Governance Committee as of February 19, 2024.
The Governance Committee met seven times during 2023.
Selection of Nominees for Election to the Board and Consideration of Shareholder-Recommended Candidates
The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms, and other sources and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating candidates, the Governance Committee considers the needs of the Board and attributes of the individual candidates, including character, judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board and the Governance Committee believe director candidates should possess the following minimum qualifications:
•
The highest personal and professional ethics, integrity and values;

•
The ability to make independent analytical inquiries and to exercise sound business judgment;

•
Relevant expertise and experience and an understanding of our business environment, together with the ability to offer advice and guidance to the Board and executives based on that expertise, experience and understanding;

•
Background as chief or other senior executive officer of a public company or leader of a major complex organization, including commercial, scientific, government, military, and educational and other non-profit institutions;

•
Independence from any particular constituency, ability to represent all shareholders of our company, and a commitment to enhancing long-term shareholder value; and

•
Sufficient time available to devote to activities of the Board and to enhance their knowledge of our business.

Unless otherwise determined by the Governance Committee, director nominees must be younger than 72. In addition, the Board and the Governance Committee believe at least one director should have the requisite experience and expertise to be designated an “audit committee financial expert” as defined by applicable SEC rules.
Any shareholder who wishes to recommend a director candidate must provide written notice to the attention of our Secretary at the address shown on page 2. Such notice must include the shareholder’s name and address; the class and number of shares of common stock owned; the name, age, business address, and principal occupation of the candidate; and the number of shares of common stock owned by the candidate, if any. The notice also must include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish additional information, within reason, to determine the candidate’s eligibility. A shareholder wishing to nominate a candidate for election as a director also must comply with the provisions of our By-laws described under “Additional Information Regarding the Annual Meeting — Shareholders intending to present business at the 2025 Annual Meeting”.
Diversity on the Board
Our Corporate Governance Guidelines have long provided that our Board is committed to a diverse membership. Our Board defines diversity broadly. We look for diversity of personal attributes of the individual directors as well as their diverse careers, areas of expertise and tenure on the Board. In considering diversity of the Board (in all aspects of that term), the Governance

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	19

Governance of the Company
Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other demographics, such as race, gender and ethnicity. As part of its process of identifying potential nominees, the Governance Committee considers the attributes of existing directors and directs the third-party executive search firm that assists in identifying candidates to search for individuals who would contribute to the diversity of the Board. As part of its annual self-evaluation, the Governance Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates.
Human Resources Committee
MEMBERS	THE HUMAN RESOURCES COMMITTEE
• Keith J. Allman (Chair) • Douglas L. Davis • Gen. (Ret.) David Perkins (1) • Sandra E. Rowland • Stephen D. Newlin (alternate member)	• oversees our organizational, personnel, compensation and benefits policies and practices • establishes the compensation for executive officers and directors
•
oversees the administration of the other executive compensation and benefits plans

•
oversees talent and succession strategies to ensure leadership continuity

•
oversees the company’s human capital management program

(1) Gen. (Ret.) David Perkins was appointed to the Human Resources Committee as of February 19, 2024.
The Human Resources Committee met six times in 2023.
The Human Resources Committee retained the services of an external independent compensation consultant, Mercer US LLC, a business of Marsh & McLennan Companies, Inc. (MMC), to provide technical guidance regarding executive and director compensation matters. In 2023, the company paid $228,813 in fees to Mercer for executive and director compensation consulting services which included:
•
Analysis of peer company disclosures as well as general industry compensation data using Mercer’s US Executive Remuneration Database and updates of trends in executive compensation;

•
Ongoing support regarding the latest relevant regulatory, technical and accounting considerations affecting executive compensation and benefit programs;

•
Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreements;

•
Preparation for and attendance at selected management, committee and Board of Directors meetings; and

•
Evaluation of competitive positioning of outside director compensation.

The Human Resources Committee has sole authority to engage and terminate its external compensation consultant or any other compensation adviser; meet with its external compensation consultant without management being present; and evaluate the quality and objectivity of the services of its external compensation consultant annually. In addition, pursuant to SEC rules and NYSE listing standards regarding the independence of compensation committee advisers, the Human Resources Committee has the responsibility to consider the independence of its external compensation consultant.
The company separately engaged Mercer in the ordinary course of business to provide services in areas other than executive and director compensation. The services, which are described below, were unrelated to services that Mercer provided to the Committee, and the employees who rendered the services were different persons than those serving as consultants to the Committee. These additional services included:
•
Consulting services regarding investment options available under the United Kingdom employee pension scheme;

•
Administering the United Kingdom pension plan along with actuarial analysis and valuations;

•
Providing benchmarking surveys for information on compensation and benefits for our employees generally; and

•
Supporting configuration of one of the company’s global information technology platforms.

During 2023, the company paid Mercer $536,647 for these additional services. United Kingdom pension services are paid in British pounds and have been converted to U.S. dollars using an average exchange rate of 1.24 U.S. dollars per British pound.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	20

Governance of the Company
The Human Resources Committee considered the independence of Mercer’s individual representatives who serve as consultants to the Committee and concluded Mercer is independent and that Mercer’s performance of the unrelated services raises no conflict of interest. The consolidated revenues of MMC were $22.7 billion in 2023, as reported by MMC in its Annual Report on Form 10-K. We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation below under “Compensation Discussion and Analysis”.
Board, Committee and Director Evaluations
The Board believes it has robust evaluation processes for the Board, its three committees, individual directors and the Chairman of the Board. In particular:
BOARD AS A WHOLE	EACH BOARD COMMITTEE	INDIVIDUAL DIRECTORS	CHAIRMAN OF THE BOARD
The Governance Committee annually oversees a self-evaluation of the Board as a whole. The Committee establishes the evaluation criteria and implements the process for this evaluation.
On an annual basis, each committee conducts a self-assessment of its performance during the previous year. The purpose of these assessments is to increase the effectiveness of the committee and its members.
The Governance Committee conducts an annual review of each committee’s contribution to the company. In its review of the committees, the Governance Committee reviews each committee’s form and results of their respective self-assessments.
Compliance with the responsibilities listed in each committee’s charter forms the principal criteria for these assessments as well as such other factors and circumstances as are determined appropriate.

The Governance Committee, from time to time as the Committee determines it to be necessary or appropriate, reviews the qualifications and performance of any individual directors. On an annual basis, the Governance Committee considers whether to recommend each incumbent director for re-election.
The Governance Committee evaluates current directors and conducts robust searches to identify potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. The Governance Committee thoroughly vets each potential candidate for nomination.

On an annual basis and after consultation among the Chair of the Governance Committee and each director regarding the performance of the Chairman of the Board and the subject of succession planning for this position, the Governance Committee determines and proposes to the Board of Directors which member of the Board should serve as Chairman of the Board.

Corporate Governance Documents
We make the following governance-related documents available on the Corporate Governance page under the “Governance” tab in the Investor Relations section of our website, www.investors.oshkoshcorp.com:
•
Our Corporate Governance Guidelines

•
The written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors

•
The Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, which applies to all officers at the vice president level or higher

•
The Corporate Code of Ethics and Standards of Conduct, known as “The Oshkosh Way”, which applies to all our employees

Each document also is available in print to any shareholder who requests it in writing from our Secretary.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	21

Governance of the Company
Policies and Procedures Regarding Related Person Transactions
Our Board of Directors adopted the Oshkosh Way for all employees. Our directors and named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code of Ethics and further acknowledge that failure to fully comply with the Code of Ethics can subject them to discipline, up to and including removal from our Board of Directors or termination of employment.
The Oshkosh Corporation Code of Ethics requires the prompt disclosure to our Chief Ethics and Compliance Officer, Chief Legal Officer or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. Upon their review, recommended action can range from concluding that there is no conflict to review with the Board of Directors. Under the Code of Ethics, the phrase “conflict of interest” is broadly construed to include direct conflicts, indirect conflicts, potential conflicts, apparent conflicts, and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety. The Code of Ethics also prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested. There is a firm bias against waivers of these restrictions.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	22

Governance of the Company
Oversight of Risk Management by the Board of Directors
Our Organization Risk Management (ORM) Program plays a critical part in how we manage risks. The Program identifies potential exposure to current, emerging and potential risks, including economic conditions, disruptive technology, competitive threats, cybersecurity, human capital management, supply chain, climate change and change management. The Program is designed to: (i) provide an assessment of our potential exposure to material risks; (ii) inform as to how senior management addresses and mitigates potential material risks; and (iii) allow an evaluation as to how these risks may affect performance, operations and strategic plans and help ensure that senior management is implementing effective mitigation strategies as necessary. The Board and each of its committees have some role in risk oversight as follows:
GOVERNING BODY	ROLE IN RISK OVERSIGHT
Board
•
Responsible for general oversight of our risk management

•
Focuses on the most significant and material risks facing our company to help ensure that management develops and implements controls and appropriate risk mitigation strategies

•
Receives a report from senior management and the Audit Committee through the ORM Program on material risk assessments and mitigation strategies as part of the strategic plan updates to the Board

•
Responds to particular risk management issues as part of its general oversight of our company and in connection with its review and approval of corporate matters

•
Reviews the management succession plan

Audit Committee
•
Evaluates and discusses overall guidelines, policies, processes and procedures with respect to risk assessment and risk management

•
Oversees our ORM Program

•
Receives, considers and discusses a report of results under the ORM Program from senior management following management’s review and prioritizing of risk assessments and mitigation strategies

•
Oversees our compliance with legal and regulatory requirements and our ethics and compliance program

•
Oversees the company’s information security and risk management associated with cybersecurity

Human Resources Committee
•
Receives a report from our senior management concerning a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage

•
Considers whether our compensation program effectively creates a proper balance between appropriate risk-taking and competitive compensation

•
Analyzes the current management, identifies possible successors to senior management, and develops a succession plan

•
Oversees the company’s human capital management programs

Governance Committee
•
Oversees risks relating to the company’s governance structure and other corporate governance matters and processes

•
Oversees our sustainability and corporate social responsibility program

•
Oversees matters relating to related party transactions and conflicts of interest

•
Oversees compliance with key corporate governance documents

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	23

Governance of the Company
Independent Chairman of the Board
Under our By-laws and Corporate Governance Guidelines, our Chairman of the Board must be a director who the Board has determined is independent in accordance with the listing standards of the NYSE and cannot have previously served as an executive officer of our company. As a result, separate individuals serve as Chairman of the Board and Chief Executive Officer. We believe this leadership structure fosters effective governance and oversight of our company by: (i) providing the independent directors with control over the Board meeting agenda and discussion; (ii) assuring that independent directors control discussions about strategic alternatives; (iii) enabling an effective assessment of the Chief Executive Officer’s performance; (iv) providing an effective means for the Board to express its views on management, strategy and execution; and (v) positioning the Chairman to obtain direct and meaningful feedback from shareholders.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	24

Proposal 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR 2024
The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditor for 2024.
Representatives of Deloitte & Touche LLP will attend the virtual Annual Meeting and will be available to respond to questions. They will have the opportunity to make a statement if they desire to do so.
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditor. Although ratification is not required by our By-laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditor as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will view the vote as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.
FOR	The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditor.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for 2023 and 2022 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.
	2023	2022
Audit fees (1)	$4,430,000	$4,279,000
Audit-related fees (2)	—	20,000
Tax fees (3)	3,000	14,000
All other fees	—	—
Total	$4,433,000	$4,313,000
(1)
Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting and statutory audits required internationally.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under “Audit fees.” Audit-related fees in 2022 related to the filing of a Form S-3 Registration Statement under the Securities Act of 1933.

(3)
Tax fees in 2023 consisted of fees billed for the preparation of an income tax return in New Zealand and South Africa. Tax fees in 2022 consisted of fees billed for the preparation of an income tax return in New Zealand.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	25

PROPOSAL 2   |    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
Pre-approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee’s next regular meeting. The Audit Committee will regularly review summary reports detailing all services that our independent registered public accounting firm is providing to us.
Report of the Audit Committee
The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by our Board of Directors. Each member of the Audit Committee is independent as defined by the NYSE’s listing standards and SEC rules.
The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the 2023 Annual Report on Form 10-K with our management and independent registered public accounting firm, Deloitte & Touche LLP. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.
The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications With Audit Committees. In addition, Deloitte & Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Deloitte & Touche LLP their independence.
The Audit Committee further considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for 2023 be included in our Annual Report on Form 10-K for filing with the SEC.
Audit Committee
•
Duncan J. Palmer, Chair

•
Douglas L. Davis

•
Tyrone M. Jordan

•
Sandra E. Rowland

•
Stephen D. Newlin, Alternate Member

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	26

STOCK OWNERSHIP
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OTHER LARGE SHAREHOLDERS
The following table shows the beneficial ownership of common stock of each director, each named executive officer appearing in the Summary Compensation Table on page 45, each other shareholder owning more than 5% of our outstanding common stock, and the directors and executive officers (including the named executive officers who are current employees) as a group.
“Beneficial Ownership” means more than “ownership” as that term commonly is used. For example, a person “beneficially” owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after February 29, 2024, through, for example, the exercise of a stock option.
Except as otherwise stated in the footnotes to the following table, information about common stock ownership is as of February 29, 2024. The percent of common stock beneficially owned is based on the number of shares outstanding on the record date for the Annual Meeting. At the close of business on February 29, 2024, the record date for the Annual Meeting, there were 65,577,213 shares of common stock outstanding. Our policies prohibit directors or named executive officers from pledging shares. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Stock Units Beneficially Owned (1)
Keith J. Allman	1,375	*	17,745
Ignacio A. Cortina (2)	64,404	*	15,951
Douglas L. Davis	0	*	4,187
James W. Johnson (2)	62,889	*	15,057
Tyrone M. Jordan	0	*	7,275
Kimberley Metcalf-Kupres	3,175	*	11,964
Mahesh Narang (2)	8,843	*	40,768
Frank R. Nerenhausen	—	*	—
Stephen D. Newlin	3,200	*	23,950
Michael E. Pack (2)	25,020	*	16,524
Duncan J. Palmer	0	*	34,440
David G. Perkins	0	*	3,301
John C. Pfeifer (2)	84,253	*	77,576
Sandra E. Rowland	9,322	*	0
All directors and executive officers as a group (2)	378,879	*	340,809
Aristotle Capital Management, LLC (3)	6,590,915	10.08%
BlackRock, Inc. (4)	8,459,041	12.90%
The Vanguard Group (5)	7,130,048	10.90%
*
The amount shown is less than 1% of the outstanding shares of common stock.

(1)
Amounts shown in this column are not included in the columns titled “Shares of Common Stock Beneficially Owned” or “Percent of Common Stock Beneficially Owned”. Amounts shown include restricted stock units (RSUs) awarded under our 2017 Incentive Stock and Awards Plan in 2021 through 2023 in the following amounts to the following individuals:

15,951 units for Ignacio A. Cortina
15,057 units for James W. Johnson
40,768 units for Mahesh Narang
16,524 units for Michael E. Pack
77,576 units for John C. Pfeifer
228,460 units for all executive officers as a group

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STOCK OWNERSHIP
RSUs are subject to forfeiture until they vest (subject to retirement terms of the awards).
Amounts shown also include stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested or were free of restrictions, in the following amounts for the following individuals:
17,745 units for Keith J. Allman
4,187 units for Douglas L. Davis
7,275 units for Tyrone M. Jordan
11,964 units for Kimberley Metcalf-Kupres
23,950 units for Stephen D. Newlin
34,440 units for Duncan J. Palmer
3,301 units for David G. Perkins
103,415 units for all directors and executive officers as a group
The units described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis. However, no such distribution will occur before April 29, 2024.
(2)
Amounts shown include the following amounts that the listed individuals have the right to acquire pursuant to stock options exercisable between February 29, 2024 and April 29, 2024:

18,475 shares for Ignacio A. Cortina
9,850 shares for James W. Johnson
9,950 shares for John C. Pfeifer
72,668 shares for all executive officers as a group
(3)
Amount shown is as described in the Schedule 13G/A that Aristotle Capital Management, LLC filed with the SEC on February 14, 2024. Aristotle Capital Management, LLC is located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025. Aristotle Capital Management, LLC reported beneficial ownership of 6,590,915 shares and had sole voting power over 6,039,742 shares, shared voting power over no shares, sole investment power over 6,590,915 shares and shared investment power over no shares.

(4)
Amount shown is as described in the Schedule 13G/A that BlackRock, Inc. filed with the SEC on January 23, 2024. BlackRock, Inc. is located at 50 Hudson Yards, New York, New York, 10001. BlackRock, Inc. reported beneficial ownership of 8,459,041 shares and had sole voting power over 7,772,218 shares, shared voting power over no shares, sole investment power over 8,459,041 shares and shared investment power over no shares.

(5)
Amount shown is as described in the Schedule 13G/A that The Vanguard Group filed with the SEC on February 13, 2024. The Vanguard Group is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported beneficial ownership of 7,130,048 shares and had sole voting power over no shares, shared voting power over 23,714 shares, sole investment power over 7,044,082 shares and shared investment power over 85,966 shares.

Delinquent Section 16(a) Reports
The Securities Exchange Act of 1934 requires our directors, executive officers and controller to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based upon our review of copies of these reports and certifications given to us by such persons, we believe our directors, executive officers and controller have complied with their filing requirements for 2023.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	28

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
Introduction and Overview
This Compensation Discussion and Analysis explains our compensation program and policies for 2023 and details the compensation decisions we made with respect to our named executive officers, or NEOs, and how their 2023 compensation aligns with our pay-for-performance philosophy. For 2023, our NEOs identified in the Summary Compensation Table are as follows:
John C. Pfeifer	President and Chief Executive Officer
Michael E. Pack	Executive Vice President and Chief Financial Officer
Mahesh Narang	Executive Vice President and President, Access Segment
Ignacio A. Cortina	Executive Vice President, Chief Legal Officer and Secretary
James W. Johnson	Executive Vice President and President, Vocational Segment
Frank R. Nerenhausen (1)	Former Executive Vice President and President, Access Segment (effective Nov. 13, 2023)
(1)
Mr. Nerenhausen retired from his role as Executive Vice President and President, Access Segment, effective November 13, 2023.

Oshkosh Strategy, Strengths and 2023 Highlights
We describe our strategy with three simple words: Innovate. Serve. Advance. We believe this strategy provides the necessary framework to drive long-term, sustainable growth and is grounded in our purpose of making a difference in the lives of people in our communities who do the toughest work. Our People First culture enables our strategy by creating an environment that is diverse, equitable and inclusive. When our team members thrive, innovation thrives.
INNOVATE.	SERVE.	ADVANCE.
We innovate customer solutions by combining leading technology and operational strength to empower and protect the everyday hero.	We serve and support those who rely on us with a relentless focus throughout the product lifecycle.	We advance by expanding into new markets and geographies to make a difference around the world.
We are committed to creating value for shareholders and are driven by our powerful purpose of making a difference in people’s lives. Our many strengths contribute to our positive outlook and support our plans to grow revenue, operating income (OI) and return on invested capital (ROIC) over the next several years. We believe these strengths include:
•
Leading market positions for our products and services

•
Favorable market dynamics signaling increased demand for our products

•
Opportunities for organic and inorganic growth supported by our M & A strategy

•
Disciplined capital allocation designed to balance our investments and deliver shareholder value

Oshkosh delivered strong performance in 2023. Our team persevered through global supply chain constraints and tight labor markets to deliver for our customers. We believe the actions we have taken to operate successfully in a constrained environment will enable us to perform as a more resilient company well into the future. We also believe Oshkosh is well positioned for long-term growth supported by solid market dynamics in key end markets, strong visibility provided by our backlogs, significant

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	29

Compensation Discussion and Analysis
investments in market leading technology, the launch of new products, including the United States Postal Service’s Next Generation Delivery Vehicle (NGDV), and the benefits of strategic acquisitions, like AeroTech and Hinowa, completed in 2023.
Financial highlights for the year include:
•
We grew revenue in 2023 by 17%, or $1.38 billion, from $8.28 billion in 2022 to $9.66 billion in 2023.

•
We booked strong orders in 2023 and ended the year with a record consolidated backlog of  $16.8 billion, which we believe supports a solid outlook moving forward.

•
We grew consolidated operating income by 125%, or $466 million, from $372 million in 2022 to $838 million in 2023. Consolidated operating income in 2023 was 8.7% of sales, an improvement of 420 basis points compared to 4.5% in 2022.

•
We delivered diluted earnings per share growth of  $6.45 from $2.63 in 2022 to $9.08 in 2023, a 245% increase.

•
We returned $129.7 million of cash to shareholders through a combination of dividends and share repurchases, including cash dividends totaling $107.2 million.

We maintain a positive long-term outlook based on our belief that there are strong sector-specific market fundamentals, a record year-end backlog and a comprehensive offering of innovative new products.
Pay for Performance
A fundamental principle underlying our compensation program is that we pay for performance. Our compensation program for 2023 supported performance by providing appropriate incentives to our executives. To prudently manage our compensation investments while still attracting and retaining the highest caliber executives, we generally set base salary and target amounts of other elements of compensation (annual incentive and long-term equity incentives — performance shares and restricted stock units) close to the market median for the companies that Mercer, as the Committee’s independent compensation consultant, considers in preparing the compensation analysis that we discuss below.
Overall, we allocate a greater portion of NEO compensation to incentive-based pay that varies based on company and segment performance (annual incentive and long-term equity incentives) than to fixed compensation (base salary) as the graphics below illustrate. We limit benefits that NEOs receive that are not broadly available to Oshkosh employees to those related to business need.
TARGET COMPENSATION MIX
The target value represents the total direct compensation which we set close to the market median in the compensation analysis that Mercer provides.
2023 Target Compensation CEO
We display 2023 target direct compensation for Mr. Pfeifer in the graphic below.

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Compensation Discussion and Analysis
2023 Target Compensation for Other NEOs
We display 2023 average target direct compensation for all other NEOs in the graphic below. These averages exclude Mr. Narang to better represent target annual compensation as he was hired late in the year.
Say-on-Pay
At our 2023 Annual Meeting, shareholders strongly supported our executive compensation program with 96.7% of the votes cast in favor of the annual advisory proposal on the 2022 compensation of our NEOs. Due to strong shareholder support for our executive compensation program, we did not make significant changes for 2023. We engage frequently with our shareholders to listen and learn so we can understand what our investors view as important. As we discussed above on page 4, we engage on subjects such as our company performance, corporate governance, sustainability, human capital management, capital allocation and executive compensation. We continue to review our shareholder engagement program and refine it, if appropriate, to ensure it aligns with company objectives and our shareholders’ interests.
2023 Performance Measures — Annual Cash Incentive Awards
For 2023, we maintained the same performance measures as in 2022 for our annual cash incentive awards: consolidated and segment operating income (OI) and consolidated and segment days net working capital (DNWC). These performance measures provide focus on our Innovate. Serve. Advance. strategy and reinforce strong working capital management, robust cash flow and growth in earnings per share.
We discuss and explain these performance measures in greater detail below under “COMPENSATION DECISIONS FOR 2023 — Annual Cash Incentive Awards.” We continue to believe it is important to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment.
2023 Performance Measures — Long-Term Incentive Awards
For 2023, we maintained relative total shareholder return (TSR); relative ROIC; female leadership representation (Female); black, indigenous and people of color leadership (BIPOC) representation; and improvement in greenhouse gas (GHG) emissions normalized for sales as performance measures for our long-term incentive performance share awards. The relative TSR and ROIC awards reinforce the importance of outperforming peer companies in similar industries through market cycles and macroeconomic events. The awards incorporating the three sustainability-related measurers, which we weighted approximately equally, reinforce our commitment to limiting our impact on climate change and our belief that an inclusive and diverse leadership team is critical to long-term business success.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	31

Compensation Discussion and Analysis
We discuss and explain our performance measures in greater detail below under “COMPENSATION DECISIONS FOR 2023 —  Performance Share Awards.” Our long-term incentive awards are allocated as follows:
HUMAN RESOURCES COMMITTEE OVERSIGHT RESPONSIBILITIES
The Human Resources Committee establishes, oversees and approves the compensation program, awards, practices and procedures for our executive officers. The Committee makes annual compensation decisions using a thoughtful and deliberate process based on performance, open discussion and competitive market information that Mercer provides in a compensation analysis. The Committee also recommends to the Board of Directors the competitive pay package for its directors.
COMPENSATION PHILOSOPHY AND OBJECTIVES
A fundamental principle underlying our compensation program is that we pay for performance. The objective of our compensation program is to incentivize the achievement of both short- and long-term results through the alignment of pay with performance goals that we set rigorously. We intend this approach to attract, retain, motivate and sustain high performing executive talent. The Committee strives to clearly link pay to performance and align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we designed our compensation program to reward executives for annual financial results as well as strategic decision-making for sustained long-term company performance.
Checklist of Compensation Practices
WHAT WE DO	WHAT WE AVOID
Align pay and performance Require minimum stock ownership Provide a balanced pay mix Maintain compensation recovery and anti-hedging policies Prohibit pledging of company stock	Single-trigger change in control features Executive perquisites that lack sound business rationale Excise tax gross-ups Employment contracts

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	32

Compensation Discussion and Analysis
Consistent with the objectives of our compensation program, the Committee has designed cash and equity awards that have varying timeframes for earning and payment and include a substantial proportion of pay that is “at risk” and dependent on future performance. The primary components of our executive compensation program in 2023 were as follows:
	Specific Compensation Component	Key Features For 2023	For More Information, See Page
Fixed	Base salary	We generally target base salaries within 10% of the market median in the compensation analysis that Mercer provides; we generally base salary increases on performance and market competitiveness	34
Performance-based short-term incentives	Annual cash incentive awards	We base annual cash incentive awards on the achievement of challenging annual performance goals which for 2023 were consolidated and segment OI and consolidated and segment DNWC	35
Long-term incentives	Relative performance shares (weighted 40%)	Performance shares benefit the recipient to the extent our relative TSR (weighted 25%) and relative ROIC (weighted 15%) over a period of three years compare to companies in our comparator groups	37
	Sustainability performance shares (weighted 10%)	Performance shares benefit the recipient to the extent we meet or exceed environmental and diversity goals	40
	Restricted stock units (weighted 50%)	Restricted Stock Units (RSUs) tie a portion of the recipient’s compensation to share price with vesting over a period of up to three years	40
In certain circumstances, such as for newly hired or promoted executives or for retention purposes, we may also provide compensation outside of these compensation components.
ANNUAL COMPENSATION PROGRAM DESIGN REVIEW
We generally target compensation close to the market median in the compensation analysis that Mercer provides. We believe our executive compensation program positions us to compete effectively when recruiting, selecting and seeking to retain key executives. The Human Resources Committee believes that retaining a high-performing executive team is important for the long-term success of the business.
The Committee annually evaluates our compensation program to determine if it is appropriate to adjust the program design, types of awards, or levels of pay. For 2023, this evaluation included a review of the analysis that Mercer provided of peer group data and general industry compensation data from Mercer’s US Executive Remuneration Database. As we describe in more detail below, this compensation analysis from Mercer gives the Committee comparative references and enhances the Committee’s understanding of each executive’s compensation package.
The Committee decided to continue to use consolidated OI and consolidated DNWC as performance measures for the 2023 annual cash incentive awards for NEOs other than segment presidents. Retaining consolidated OI as a measure allowed for a continued emphasis on maximizing income. Retaining consolidated DNWC as a measure for NEOs other than segment presidents continued to reinforce strong consolidated working capital management. The DNWC measure for corporate NEOs also aligns with the measures that we assign to our segment presidents. For our segment presidents, the Committee decided to use consolidated OI, segment OI and segment DNWC measures for the 2023 annual cash incentive award, which were the same measures we used for 2022. Like ROIC, which is a measure we use in our long-term incentive awards, DNWC provides important focus managing the balance sheet to maximize cash flow.
The OI and DNWC measures align with our value drivers of sales growth, operating margin, and ROIC.

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Compensation Discussion and Analysis
ANALYSIS OF PEER GROUP AND INDUSTRY DATA
For 2023, the Committee adopted an executive compensation peer group. The Committee directed Mercer to consider this peer group to assess the competitiveness of executive compensation levels and program design, as well as compensation for newly hired executives. The Committee reviewed a list of public companies in related industry sectors and selected the following 16 companies based on revenue range, business performance, global footprint and operational complexity.
AECOM AGCO Corporation Dover Corporation EMCOR Group, Inc.	Fortive Corporation Howmet Aerospace, Inc. Illinois Tool Works, Inc. Ingersoll Rand, Inc.	Parker-Hannifin Corporation Stanley Black & Decker, Inc. Textron, Inc. The Timken Company	The Toro Company TransDigm Group Incorporated Westinghouse Air Brake Technologies Corporation Xylem, Inc.
Mercer supplemented the peer group data with general industry compensation data from its US Executive Remuneration Database, a survey that includes compensation for more than 1,600 organizations, to produce a holistic analysis of competitive executive compensation.
In addition to the market data, the Committee also considers, in a subjective manner, the annual evaluation of each executive officer’s performance when determining base salary, annual incentive awards and long-term incentive awards.
COMPENSATION DECISIONS FOR 2023
Base Salary
In November 2022, the Committee reviewed Mercer’s compensation analysis by position to evaluate the competitiveness of the NEOs’ base salaries. The Committee generally believes base salaries that are within 10% of the market median in Mercer’s compensation analysis are competitive. The Committee reviewed Mr. Pfeifer’s performance and reviewed the performance evaluations of the other NEOs, which Mr. Pfeifer prepared, to ensure that base salary decisions for each executive reflected the executive’s performance and were otherwise consistent with our compensation goals. After considering Mercer’s compensation analysis and performance information for each executive, the Committee decided to provide a 10% base salary increase to Mr. Pack to recognize his strong performance and his time in his position and to continue to progress his total compensation opportunities towards the median of the market. The Committee decided to provide increases to Messrs. Pfeifer, Cortina, Nerenhausen and Johnson reflecting strong performance through 2022 and also to maintain competitive positioning given their respective roles, skills and experience. Based on our philosophy for establishing base salaries, the Committee used a similar analysis to determine the appropriate base salary to provide to Mr. Narang upon his hiring effective November 13, 2023.
Summary of 2023 Base Salary Adjustments
Base salary adjustments for 2022 and 2023 were as follows:
Named Executive Officer	Adjustment as a % of Base Salary for 2022 (1/1/22)	Adjustment as a % of Base Salary for 2023 (3/1/23)
Mr. Pfeifer	10.0%	5.3%
Mr. Pack	10.0%	10.0%
Mr. Narang (1)	N/A	N/A
Mr. Cortina	5.0%	5.0%
Mr. Johnson (2)	N/A	7.2%
Mr. Nerenhausen	5.0%	5.0%
(1)
Mr. Narang was hired effective November 13, 2023 and did not receive additional base salary increases within 2023.

(2)
Mr. Johnson was not an NEO for 2022.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	34

Compensation Discussion and Analysis
Annual Cash Incentive Awards
Our annual cash incentive plan links cash awards to the achievement of specific short-term corporate performance goals that the Committee approves each year. These awards tie a significant portion of an executive’s annual compensation to our company’s performance. For 2023, awards were dependent on our performance under a combination of two measures for NEOs other than segment presidents: consolidated OI and consolidated DNWC; and three measures for segment presidents: consolidated OI, segment OI, and segment DNWC.
After the Committee reviewed Mercer’s compensation analysis and each executive’s performance, the Committee assigned each executive a threshold, target and maximum annual cash incentive award payment level, as a percentage of base salary, for 2023. As in the past, we targeted the annual cash incentive award opportunity at approximately the market median in Mercer’s compensation analysis. Based on this analysis for 2023, the Committee maintained target percentages consistent with 2022 levels for Messrs. Pack, Cortina, Johnson and Nerenhausen and increased the target percentage for Mr. Pfeifer as we note in the table below. Based on our philosophy for establishing target percentages, the Committee used the same analysis to determine the appropriate target percentage to provide to Mr. Narang upon his hiring effective November 13, 2023. The payout opportunities for the NEOs for 2023 are set forth in the table below:
		POTENTIAL ANNUAL AWARD AS A PERCENTAGE OF BASE
Named Executive Officers	Prior Target	Threshold	Target	Maximum
Mr. Pfeifer	135%	75%	150%	300%
Mr. Pack	80%	40%	80%	160%
Mr. Narang (1)	N/A	40%	80%	160%
Mr. Cortina	80%	40%	80%	160%
Mr. Johnson (1)	N/A	37.5%	75%	150%
Mr. Nerenhausen	80%	40%	80%	160%
(1)
Messrs. Johnson and Narang were not NEOs during 2022.

Annual Cash Incentive Awards – Operating Income and 2023 Results
The Committee structured our annual cash incentive awards for 2023 with OI targets that reflected the uncertainties associated with volatile supply chain and labor markets. Actual 2023 results for the annual cash incentive plan performance measures, based on the definitions below (which may differ from reported results based on U.S. Generally Accepted Accounting Principles) appear in the last column of the chart below.
	Performance Measure	Bonus Weighting	Threshold in Millions	Target in Millions	Maximum in Millions	2023 Actual in Millions
Mr. Pfeifer, Mr. Pack and Mr. Cortina	Consolidated OI	70%	$460	$570	$633	$866
Mr. Johnson	Consolidated OI	25%	$460	$570	$633	$866
	Vocational OI	50%	$147	$162	$178	$220
Mr. Narang, Mr. Nerenhausen	Consolidated OI	25%	$460	$570	$633	$866
	Access OI	50%	$420	$500	$550	$739
•
Consolidated OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of our unconsolidated affiliates, adjusted for restructuring charges ($4.4 million), costs related to the acquisition of AeroTech ($12.9 million), the loss on the divestiture of the rear mixer business ($13.3 million), the gain on the divestiture of the snow removal apparatus business ($8.0 million) and losses associated with AeroTech ($5.7 million).

•
Vocational segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of unconsolidated affiliates, adjusted for restructuring charges ($3.0 million), costs related to the acquisition of AeroTech ($12.9 million), the loss on the divestiture of the rear mixer business ($13.3 million) and losses associated with AeroTech ($5.7 million).

•
Access segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of unconsolidated affiliates.

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Compensation Discussion and Analysis
The 2023 results satisfied the annual incentive plan requirement that we achieve a minimum 3% OI margin on a consolidated or segment basis, as applicable, in 2023 to receive a payment based on OI that is above target. Actual OI margin in 2023 was 9.2% on a consolidated basis, 9.6% for the Vocational segment and 14.8% for the Access segment, in each case using amounts based on the definitions above (which may differ from reported results).
Annual Cash Incentive Awards – Days Net Working Capital and 2023 Results
The Committee established the targets for DNWC based on our forecasted financial performance, as indicated below. Actual 2023 results based on the definitions below appear in the last column in the chart below.
	Performance Measure	Bonus Weighting	Threshold	Target	Maximum	2023 Actual
Mr. Pfeifer, Mr. Pack and Mr. Cortina	Consolidated DNWC	30%	86.5	80.0	76.0	78.5
Mr. Johnson	Vocational DNWC	25%	68.0	63.0	60.0	58.6
Mr. Narang, Mr. Nerenhausen	Access DNWC	25%	97.0	90.0	85.5	84.2
•
Consolidated DNWC is the average Net Working Capital (NWC) for the five consecutive quarters ending December 31 divided by the average daily sales for 2023 excluding the sales of the acquired AeroTech business. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt and customer advances at our Pierce Manufacturing, Inc. subsidiary), excluding working capital associated with AeroTech of  $177.3 million and $195.4 million at September 30, 2023 and December 31, 2023, respectively.

•
Vocational segment DNWC is the average NWC for the five consecutive quarters ending December 31 divided by the average daily sales for 2023 excluding the sales of the acquired AeroTech business. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt and customer advances at our Pierce Manufacturing, Inc. subsidiary), excluding working capital of AeroTech of  $177.3 million and $195.4 million at September 30, 2023 and December 31, 2023, respectively, and to remove the working capital impact associated with an ERP implementation that transferred Airport Products working capital of  $28.6 million from the Defense segment to the Vocational segment at June 30, 2023, September 30, 2023 and December 31, 2023.

•
Access segment DNWC is the average NWC for the five consecutive quarters ending December 31 divided by the average daily sales during 2023. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt).

2023 Annual Incentive Award Payouts
Based on consolidated and segment results, performance payouts under the annual cash incentive plan to our NEOs were as follows:
	Target Annual Incentive Award ($) (1)	Payout Based on Consolidated OI ($)	Payout Based on Consolidated DNWC ($)	Payout Based on Segment OI ($)	Payout Based on Segment DNWC ($)	Total ($)	Payout Level (Percent of Target Payout) (2)
Mr. Pfeifer	1,638,924	2,294,494	676,057	N/A	N/A	2,970,551	181.3%
Mr. Pack	487,655	682,717	201,158	N/A	N/A	883,875	181.3%
Mr. Narang	77,863	38,932	N/A	77,862	38,932	155,726	200.0%
Mr. Cortina	447,375	626,325	184,542	N/A	N/A	810,867	181.3%
Mr. Johnson	431,079	215,540	N/A	431,078	215,540	862,158	200.0%
Mr. Nerenhausen	552,512	276,256	N/A	552,512	276,256	1,105,024	200.0%
(1)
The target annual incentive award represents 2023 base salary earned multiplied by each NEO’s target award percentage.

(2)
Payout level is the sum of the results of each performance measure as a percentage of target performance multiplied by each measure’s respective weighting.

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Compensation Discussion and Analysis
Equity-Based Long-Term Incentive Awards
The Committee grants individual equity awards for executives on an annual basis at its February meeting. Equity awards that we granted in 2023 are subject to the terms of the 2017 Incentive Stock and Awards Plan, which shareholders approved at the 2017 Annual Meeting.
In 2023, as we had done in the recent past, we provided two types of equity-based long-term incentive awards: performance shares and restricted stock units. The Committee believes equity-based long-term incentive awards are key components of our compensation program and appropriately align pay with performance. Long-term incentive awards serve the following three critical functions:
•
Motivate executives to focus on our long-term growth and performance;

•
Encourage and facilitate executive ownership of our common stock, which aligns executive objectives with those of shareholders; and

•
Help to attract and retain key executives, which we believe contributes to increased shareholder value.

For annual equity awards that the Committee granted in 2023, the Committee provided to each NEO long-term incentive awards with a target value generally equal to the market median of long-term incentive award values in the compensation analysis that Mercer provided. The awards provided a significant incentive for executives to execute our strategy, achieve 2023 performance goals and deliver total shareholder return and also provided considerable retention value for key executives. The following table summarizes target long-term incentive grant date award values that we used for awards to NEOs for 2022 and 2023.
Named Executive Officer	2022 Long-Term Incentive Award Granted 2/21/2022 ($)	2023 Long-Term Incentive Award Granted 2/20/2023 ($)
Mr. Pfeifer	5,004,740	6,250,252
Mr. Pack	1,255,331	1,500,244
Mr. Narang (1)	N/A	N/A
Mr. Cortina	1,503,994	1,500,244
Mr. Johnson (2)	N/A	1,200,199
Mr. Nerenhausen	1,255,331	1,350,267
(1)
Mr. Narang was hired effective November 13, 2023 and did not receive an annual long-term incentive award for 2023.

(2)
Mr. Johnson was not an NEO in 2022.

For the 2023 grants, the Committee approved the delivery of the target award value by awarding to each executive:
•
50% of the target value in the form of performance shares (25% on relative TSR, 15% on relative ROIC and 10% on sustainability) and

•
50% in the form of restricted stock units.

Performance Share Awards
All performance share awards will require our company performance to exceed certain thresholds to deliver a payout. For 2023 grants, performance shares accounted for a total combined weight of approximately 50% of the target award value for each NEO’s long-term incentives. We granted to each NEO performance shares with 25% of the annual long-term incentive target award value allocated to relative TSR, 15% allocated to relative ROIC and 10% allocated to sustainability performance-based measures. The Committee valued TSR performance shares using a Monte Carlo simulation model from a third-party provider. The Committee valued ROIC and sustainability performance shares using the fair market value of the underlying common stock on the date of grant.
These awards reinforced our pay-for-performance philosophy by providing target (100%) payout only if we achieve at least 50th percentile performance for our relative TSR and ROIC measures and substantial improvement in diverse representation and GHG emissions for our sustainability measures. Executives can earn up to a 200% maximum payout on each measure for

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	37

Compensation Discussion and Analysis
outstanding performance. In addition to being performance-based, our performance shares vest only after three years of continuous employment (subject to additional terms in the event of retirement) which provides a retention incentive during the full vesting period.
Upon a qualified retirement, a pro-rata portion of the performance shares will vest. As of December 31, 2023, Mr. Johnson and Mr. Nerenhausen were eligible to retire under the 2017 Incentive Stock and Awards Plan as shown in the Potential Payments on Termination or Change In Control table below. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the company.
Total Shareholder Return
The 2023 TSR-based performance share awards measure performance based on the company’s TSR relative to the TSR results of an index of similarly sized companies over a three-year performance period. Executives benefit from these 2023 performance share grants only if our TSR compares favorably to the TSR of companies in the Standard & Poor’s MidCap 400 Index. TSR is defined as stock price appreciation plus dividends over three years after the grant date of the performance shares. The final number of shares an executive receives at the end of the three-year performance period can range from zero to double the target number of performance shares, depending on our relative TSR, subject to the payout cap that we describe below. Performance shares support the Committee’s objective of increasing executives’ ownership interest in our company and giving them incentive to enhance shareholder value.
The table below reflects the percent of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2023 to December 31, 2025 based on our relative TSR performance. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative TSR performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.
3-Year TSR	Percent of Target Shares Award Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile	200%
The Committee continues to use the Standard & Poor’s MidCap 400 Index for these awards rather than the more targeted comparator group that we used for ROIC purposes because using the index reflects the Committee’s view that there is a broad range of investment options available to shareholders.
TSR – Results that Impacted 2023
For performance share awards that we granted in fiscal 2021 relating to performance from October 1, 2020 through September 30, 2023, our TSR of 31.00% resulted in a rank at the 52nd percentile relative to the TSR of companies in the Standard & Poor’s MidCap 400 Index. This percentile ranking resulted in a payout at 108% of target for these awards, which resulted in payouts to the participating NEOs at the values shown below.
NEOs	2023 Performance Share Payouts — TSR ($)
Mr. Pfeifer	571,662
Mr. Pack	287,173
Mr. Narang (1)	N/A
Mr. Cortina	287,173
Mr. Johnson	200,551
Mr. Nerenhausen	287,173
(1)
Mr. Narang did not receive performance share awards in fiscal 2021 and therefore did not receive a payout in 2023.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	38

Compensation Discussion and Analysis
The dollar values in the table reflect the closing price of our stock on October 16, 2023, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.
Return on Invested Capital
The 2023 ROIC-based performance share awards measure performance based on the company’s relative ROIC. Executives benefit from the ROIC performance shares only if our ROIC results compare favorably to our ROIC comparator group. The performance goal is calculated as our total net income before extraordinary items, non-recurring gains and losses, discontinued operations and accounting changes, plus the after-tax cost of interest expense for the 11 quarters in the period ended September 30, 2025, divided by the sum of total debt plus shareholders’ equity as of the last day of the same calendar quarters and the immediately preceding calendar quarter for the company. This calculation relies on publicly filed financial statements of ROIC comparator group companies. Therefore, the Committee designed the calculation to incorporate available information within the three-year performance period.
The table below reflects the percent of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2023 to December 31, 2025, based on our relative ROIC performance. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative ROIC performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.
3-Year ROIC	Percent of Target Shares Award Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
85th Percentile	200%
The ROIC comparator group for the 2023 awards included companies in three distinct Standard Industrial Classification (SIC) industry groupings: Industrial Machinery, Construction/Farm Machinery and Heavy Trucks, and Defense & Aerospace, with annual revenues between approximately one quarter to two times our annual revenue. The Committee believes these companies are representative of the industries in which our products compete and are likely to have investment needs like ours — to support the maintenance and improvement of their infrastructure and ensure continued growth. The companies in the ROIC comparator group for the 2023 awards are listed below.
ROIC COMPARATOR GROUP OF COMPANIES FOR 2023 PERFORMANCE SHARES
Industrial Machinery (25%)	Construction/Farm Machinery and Heavy Trucks (50%)	Defense & Aerospace (25%)
Dover Corporation	AECOM	Curtiss-Wright Corporation
Flowserve Corporation	AGCO Corporation	L3Harris Technologies, Inc.
Fortive Corporation	Allison Transmission Holdings, Inc.	Howmet Aerospace Inc.
Illinois Tool Works Inc.	Dycom Industries, Inc.	Huntington Ingalls Industries, Inc.
Ingersoll Rand Inc.	EMCOR Group Inc.	KBR, Inc.
Lincoln Electric Holdings Inc.	Granite Construction Incorporated	Spirit AeroSystems Holding, Inc.
Parker-Hannifin Corporation	Martin Marietta Materials, Inc.	Teledyne Technologies Incorporated
Pentair plc	MasTec, Inc.	Textron Inc.
Stanley Black & Decker, Inc.	Primoris Services Corporation	TransDigm Group Inc.
The Timken Company	Quanta Services, Inc.
Xylem Inc.	REV Group, Inc.
Terex Corporation
The Toro Company
Trinity Industries Inc.
Tutor Perini Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Wabtec Corporation

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	39

Compensation Discussion and Analysis
ROIC – Results that Impacted 2023
For performance share awards that we granted in fiscal 2021 relating to performance from October 1, 2020 through June 30, 2023, our relative ROIC of 27.19% resulted in a rank at the 57th percentile versus the ROIC of companies in the ROIC comparator group that applied to these awards. This percentile ranking resulted in a payout at 129% of target under these awards, which resulted in payouts to the NEOs at the values shown below.
NEOs	2023 Performance Share Payouts — ROIC ($)
Mr. Pfeifer	821,944
Mr. Pack	410,972
Mr. Narang (1)	N/A
Mr. Cortina	410,972
Mr. Johnson	288,035
Mr. Nerenhausen	410,972
(1)
Mr. Narang did not receive performance share awards in fiscal 2021 and therefore did not receive a payout in 2023.

The dollar values in the table reflect the closing price of our stock on October 16, 2023, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.
Sustainability
The 2023 sustainability-based performance shares measure performance based on leadership representation and reduction in greenhouse gas emissions normalized for sales, measured as of December 31, 2025, as we describe in the following table. Executives benefit from these 2023 performance share grants only if our performance meets or exceeds threshold goals.
	Global Female Representation: Director- level and above	U.S. BIPOC Representation: Director-level and above	Reduction in GHG emissions normalized for sales, from 2022 baseline
Weight (total 10%)	3.4%	3.3%	3.3%
Threshold: 50% payout	22.0%	9.0%	7.0%
Target: 100% payout	25.2%	12.5%	8.25%
Maximum: 200% payout	27.9%	14.0%	10.0%
In setting these goals, the Committee considered the company’s long-term diversity and environmental goals, current programs in place to support these goals, potential additional programs that could drive progress over the performance period, advice from Mercer on prevalent and emerging goal-setting practices, and review of public disclosures on sustainability goals and incentive design. The Committee believes that these goals are rigorous and challenging and will reward NEOs for making targeted investments in programs that will enable a more diverse and sustainable company positioned for long-term success.
Restricted Stock Units
The Committee believes RSUs are valuable because they tie a portion of the executive’s compensation to stock price and the vesting period provides a retention incentive. RSUs enable executives to realize value based on the price of our common stock on the vesting date, creating a link between executive decision-making and shareholder value. Each RSU grant has a three-year vesting period, with one-third vesting each year. RSUs call for accelerated vesting upon a qualified retirement unless the qualified retirement occurs prior to the first anniversary of the grant date, in which case only a pro-rata portion of the RSUs will vest. However, awards that vest due to a qualified retirement will continue to settle per their original vesting schedule of one-third each year. As of December 31, 2023, Mr. Johnson and Mr. Nerenhausen were eligible to retire under the 2017 Incentive Stock and Awards Plan as shown in the Potential Payments on Termination or Change In Control table. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the company.
RSUs accounted for 50% of the target long-term incentive award value in 2023 which was the same weight as in 2022. The Committee valued RSUs using the fair market value of the underlying common stock on the date of grant.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	40

Compensation Discussion and Analysis
New Hire Compensation
In anticipation of hiring Mr. Narang as Executive Vice President and President, Access Segment, the Committee reviewed the compensation analysis that Mercer provided, Mr. Narang’s experience and capabilities, and the value of short-term and long-term incentives that Mr. Narang would have forfeited upon separation from his prior employer. Considering all of these factors together, the Committee approved a cash sign on bonus of  $650,000, restricted stock units that vest annually over three years with a grant date value of  $3,000,069, and a grant of common stock as of his hire date valued at $1,500,082. These values are reflected below in the Summary Compensation Table.
Retirement Benefits
We provide retirement benefits based on competitive market trends. The retirement plans for the NEOs include a 401(k) plan with company matching contributions, as well as a qualified defined contribution retirement benefit plan under which we contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans based on age. The contributions vary by business segment and employee groups. For the NEOs, the contributions, as a percentage of qualifying wages, are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.
For NEOs and other executives who were eligible to participate in our frozen non-qualified defined benefit supplemental executive retirement plan, we maintained a non-qualified defined contribution supplemental executive retirement plan that provides a percentage of base salary and bonus based on age. The contributions are as follows: under age 45, 10%; age 45 to 50, 12.5%; and over age 50, 15%. Mr. Johnson and Mr. Nerenhausen earned benefits under this plan. We closed this plan on December 31, 2012, and no new participants have been added since that date.
For newer executive officers, including the other NEOs, we maintain a restoration non-qualified defined contribution executive retirement plan, the Oshkosh Corporation Defined Contribution Executive Retirement Plan, that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that apply to our broad-based defined contribution retirement plan. The contributions above the Internal Revenue Code limits are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.
Mr. Pack and Mr. Johnson earned a benefit under our qualified defined benefit plan for Pierce Manufacturing, Inc. employees during their time in that segment. Mr. Johnson and Mr. Nerenhausen also earned benefits under our frozen non-qualified defined benefit supplemental executive retirement plan. Please refer to “2023 Pension Benefits” on page 49 and “Non-Qualified Deferred Compensation” on page 50 for more information regarding our supplemental executive retirement plans and our pension plan.
Deferred Compensation
Our NEOs are eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. The Deferred Compensation Plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our common stock during the relevant period, including dividends. Executives also may defer RSU grants and performance shares under the Deferred Compensation Plan. See “2023 Non-Qualified Deferred Compensation” on page 50, for more information regarding our deferred compensation plans.
Other Benefits
During 2023, we provided limited additional personal benefits to certain executive officers. We authorize executive use of our company plane for personal reasons only in limited and specific circumstances. Our Board had approved Mr. Pfeifer’s service as a member of the board of directors of another company in recognition of the valuable professional development opportunities such service can provide Mr. Pfeifer while serving as our Chief Executive Officer. During 2023, Mr. Pfeifer traveled to this board’s meetings on our company aircraft to minimize travel time and to facilitate his service on that board. There was no other NEO use of the company plane for personal reasons in 2023 other than one instance of spousal travel at no incremental cost to the company.
We provided health and welfare benefit plans to all our executives under the plans available to most of our employees, including medical, dental, vision, life insurance and short- and long-term disability coverage. In addition, all our executives were eligible to receive a comprehensive physical examination. We covered costs of these examinations in 2023 and reimbursed the taxes relating to payment of those costs beyond the scope of routine annual physicals provided under the normal health plan. Finally, newly hired executives are eligible for relocation benefits available to most of our employees, including reimbursement of taxes related to relocation benefits that generate taxable income.

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Compensation Discussion and Analysis
Executive Employment and Other Agreements
We do not have an employment agreement with any of our NEOs. Our NEOs have agreements under which certain benefits would become payable in the event of a change in control of our company and subsequent termination of the executive’s employment. Mr. Pfeifer has a severance agreement that is separate from his change-in-control agreement and the other NEOs are eligible for the Executive Severance Policy which is also separate from their change-in-control agreements.
At times, during leadership transitions, the company may provide transitional services benefits to our NEOs consistent with market practices or may enter into consulting agreements to ensure a coordinated hand-off of duties. We maintained Mr. Nerenhausen’s compensation following his retirement from his role as Executive Vice President and President, Access segment, effective November 13, 2023 through his retirement from the company as of February 29, 2024 due to his continued engagement in the transition of leadership responsibilities and customer relationships. In addition, the company entered into a six-month consulting agreement with Mr. Nerenhausen effective upon his retirement from the company. The consulting agreement provides Mr. Nerenhausen a payment of  $200,000 to be paid in two equal quarterly installments on June 1, 2024 and September 1, 2024. The intent of the consulting agreement was for Mr. Nerenhausen to provide ongoing advisory services related to his intimate knowledge of the Access segment customers and operations. This was important to the company to ensure a coordinated transition between Mr. Nerenhausen and Mr. Narang.
Severance Agreement
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and the target amount of annual incentive compensation, together with welfare benefits. See “Potential Payments on Termination or Change In Control” for more information regarding Mr. Pfeifer’s severance agreement and potential amounts that we may pay under that agreement.
Executive Severance Policy
In 2023, the Committee approved an Executive Severance Policy, under which the NEOs other than Mr. Pfeifer are eligible for severance payments. This policy is intended to provide clarity for and ensure cooperation by executives who are transitioning out of the company under defined circumstances. Based on guidance from Mercer, our new policy is consistent with market practice for executive severance. The policy provides benefits if we terminate an executive’s employment without cause or an executive terminates their employment for good reason. Provided the executive executes a release of claims, the policy generally provides for severance compensation approximating one year of salary and the target amount of annual incentive compensation, together with welfare benefits. See “Potential Payments on Termination or Change In Control” for more information regarding potential amounts that we may pay under this policy.
Change-In-Control Agreements
We have change-in-control agreements with all NEOs that would provide each of them with reasonable compensation if their employment were terminated in certain defined circumstances following a change in control of our company. We entered into these Key Executive Employment and Severance Agreements, or KEESAs, to provide our company with certain protections —  specifically to retain key executives prior to or following a change in control and to ensure key executives consider the best interests of shareholders when making decisions during a potential or actual change in control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. None of the agreements provide for Internal Revenue Code Section 280G tax gross-up benefits.
Under the executive severance agreements, after a change in control of our company, if an executive’s employment is terminated other than by reason of death, disability or for cause, the executive is entitled to the following:
	Cash Payment	Additional Retirement Benefits	Outplacement, Legal, Continued Welfare Benefits	Tax Gross-up for “Excess Parachute Payments” (1)
Mr. Pfeifer	3x base salary and bonus	N/A	3 years	No
Mr. Pack	2x base salary and bonus	N/A	2 years	No
Mr. Narang	2x base salary and bonus	N/A	2 years	No
Mr. Cortina	2x base salary and bonus	N/A	2 years	No
Mr. Johnson	2x base salary and bonus	N/A	2 years	No
Mr. Nerenhausen	2x base salary and bonus	N/A	2 years	No

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	42

Compensation Discussion and Analysis
(1)
In fiscal 2009, the Committee eliminated the Internal Revenue Code Section 280G tax gross-up benefit from payments due under severance agreements for any new agreements after that date. Each executive is also entitled to a cash termination payment and other benefits if the executive terminates employment for good reason, as defined in the severance agreements, after a change in control. The form of agreement applicable to our NEOs provides that, to the extent that payments to any of those executives would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive.

See “Potential Payments on Termination or Change in Control” for more information regarding these change-in-control agreements and potential amounts under them that would be payable to our NEOs.
Executive Incentive Compensation Recovery Policy
In September 2011, the Committee adopted the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy. The policy applies to all non-equity incentive compensation and equity awards granted on or after September 30, 2011. Under the policy, if we must prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, our company will have the right, to the extent permitted by law, to take appropriate action to recoup all or part of any incentive award actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or granted fewer shares based on the financial results after the restatement.
In November 2023, the Committee adopted a new Oshkosh Corporation Recovery Policy to reflect applicable changes in law and NYSE rules, including the requirements of the final regulations promulgated by the Securities and Exchange Commission. The policy is effective as of October 1, 2023 and applies to all incentive compensation granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. Under the policy, if we must prepare an accounting restatement due to our material noncompliance with financial reporting requirements under the securities laws, including to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then the company must recover any erroneously awarded compensation.
Stock Ownership Guidelines for Executive Officers
The Committee has adopted executive officer stock ownership guidelines to align our executives’ interests with those of shareholders. The Committee requires executives to attain stock ownership at the following levels:
	Ownership Level as a Multiple of Base Salary	In Compliance (1)
John C. Pfeifer, President and Chief Executive Officer	6x annual base salary	Yes
Michael E. Pack, Chief Financial Officer	4x annual base salary	Yes
Mahesh Narang, Ignacio A. Cortina, James W. Johnson, Frank R. Nerenhausen, Executive Vice Presidents	3x annual base salary	Yes
(1)
As of February 29, 2024

It is the Committee’s policy that each NEO must achieve the required level of stock ownership within five years of becoming subject to that stock ownership requirement. The stock ownership policy includes direct ownership of company stock, amounts deferred into the company stock account within the Deferred Compensation Plan, and unvested restricted stock units, valued based on the market price of our common stock. The stock ownership guidelines do not include unvested performance shares or unexercised stock options as stock that an executive owns. An executive who does not meet the ownership guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless the net proceeds of that transaction are reinvested in common stock.
Equity Grant Timing Practices
The company does not time equity awards in coordination with the release of material non-public information. The Committee grants annual equity awards as of the date of the Committee’s February meeting, and the Committee approves grants to any newly hired or promoted executives effective on the date of hire or promotion.

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Compensation Discussion and Analysis
Prohibition Against Hedging and Pledging
We prohibit directors, officers and all other employees from entering into certain transactions for their individual accounts that include hedging or pledging our company’s securities. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.
Tax Treatment of Compensation
The Committee views the impact of the tax deductibility of executive compensation as one of the many factors to consider in the context of its overall compensation objectives. Section 162(m) of the Internal Revenue Code (Section 162(m)) limits our U.S. federal income tax deduction for compensation that exceeds $1,000,000 paid during the year to each of our “covered employees.” In determining the compensation paid or awarded to our NEOs during 2023, the Committee strived to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short- and long-term results through the alignment of rigorously set performance goals and pay. In structuring our compensation program in a manner consistent with these goals, the Committee approves compensation that is not fully deductible under Section 162(m), as the Committee believes it will contribute to the achievement of our business objectives.
Relation of Our Compensation Policies and Procedures to Risk Management
Our senior management conducted a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage. Management then presented this risk assessment to the Committee.
After reviewing management’s risk assessment, the Committee determined that our compensation program creates a proper balance between appropriate risk-taking and competitive compensation. Based on the Committee’s determination, we believe our compensation program does not create risks that are reasonably likely to have a material adverse effect on our company.
RISK MITIGATION FEATURES INCLUDE:
•
Multiple performance measures

•
Compensation recovery policy

•
Stock ownership guidelines

•
Anti-hedging policy

•
Limited change-in-control benefits

•
Incentive plan caps

Human Resources Committee Report
The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
•
Keith J. Allman, Chair

•
Douglas L. Davis

•
Kimberley Metcalf-Kupres

•
Sandra E. Rowland

•
Stephen D. Newlin (Alternate Member)

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	44

COMPENSATION TABLES
2023 Summary Compensation Table
Name and Principal Position	Fiscal Year (1)	Salary ($)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)(6)(7)(8)	Total ($)
John C. Pfeifer, President and Chief Executive Officer	2023	1,091,539	—	6,250,252	—	2,970,551	—	123,818	10,436,160
	2022	1,045,001	—	5,004,740	—	214,998	—	95,506	6,360,245
	Transition Period	255,770	—	1,250,843	—	—	—	19,777	1,526,390
	2021	841,784	—	3,253,518	—	1,743,109	—	175,339	6,013,750
Michael E. Pack, Executive Vice President and Chief Financial Officer	2023	608,471	—	1,500,244	—	883,875	283	43,797	3,036,670
	2022	561,002	—	1,255,331	—	68,397	—	61,370	1,946,100
	Transition Period	137,308	—	313,430	—	—	9,860	6,522	467,120
	2021	504,425	—	1,001,854	—	634,029	—	62,831	2,203,139
Mahesh Narang, Executive Vice President and President, Access Segment (9)	2023	83,654	650,000	4,500,151	—	155,726	—	17,398	5,406,929
Ignacio A. Cortina, Executive Vice President, Chief Legal Officer and Secretary	2023	558,697	—	1,500,244	—	810,867	—	47,374	2,917,182
	2022	536,124	—	1,503,994	—	65,364	—	66,603	2,172,085
	Transition Period	137,467	—	376,691	—	—	5,829	15,543	535,530
	2021	505,009	—	1,001,854	—	680,105	—	70,038	2,257,006
James W. Johnson, Executive Vice President, Fire and Emergency Segment	2023	574,010	—	1,200,199	—	862,158	4,476	144,284	2,785,127
	2022	541,060	—	704,398	—	65,942	—	108,609	1,420,009
	Transition Period	141,427	—	175,406	—	—	12,876	26,241	355,950
	2021	519,556	—	701,414	—	736,219	—	205,878	2,163,067
Frank R. Nerenhausen, Executive Vice President, Access Segment (Retired) (10)	2023	689,991	—	1,350,267	—	1,105,024	71,058	147,690	3,364,030
	2022	661,881	—	1,255,331	—	67,247	—	176,704	2,161,163
	Transition Period	169,713	—	313,430	—	97,152	120,067	24,024	724,386
	2021	627,034	—	1,001,854	—	965,590	—	262,608	2,857,086
(1)
Our 2021 fiscal year ran from October 1, 2020, through September 30, 2021. We then had a transition period from October 1, 2021, through December 31, 2021, before changing our fiscal year to align with the calendar year beginning January 1, 2022.

(2)
Amounts in this column are based on the aggregate grant date fair value of awards to our NEOs under our 2017 Incentive Stock and Awards Plan rather than actual amounts paid to these officers or amounts the officers actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(3)
We based the fair value of restricted stock unit awards on the market price of the underlying shares awarded on the date of grant.

We have granted performance shares to our NEOs that vest at the end of the third year following the grant date. Our NEOs earn shares under performance share awards only if our total shareholder return (TSR), as to half of the awards, return on invested capital results (ROIC), as to 30% of the awards, and sustainability performance as to 20% of the awards, over the three-year performance period compare favorably to those of a comparator group of companies for TSR and ROIC and to internal measures for sustainability. Potential payouts range from 0% to 200% of the target amounts for these awards. Amounts in the “Stock Awards” column relating to the performance share awards are the value at the grant date, based upon the probable outcome of the performance conditions, consistent with the estimate of the aggregate compensation cost to be recognized over the service period in accordance with FASB ASC Topic 718, determined using a Monte Carlo simulation model for relative TSR and fair market value of the underlying shares on the grant date for relative ROIC and sustainability. Note 5 to our consolidated financial statements for 2023, included in our Annual Report on Form 10-K filed with the SEC on February 29, 2024, includes the assumptions we used to calculate these amounts. Assuming performance at the highest level, the aggregate values of the performance share awards during 2023 at the date of grant for each of our NEOs (based on the maximum number of shares that an officer could earn under an award and our stock price on the date of grant) were as follows: $5,692,864 for Mr. Pfeifer, $1,366,521 for Messrs. Pack and Cortina, $1,093,253 for Mr. Johnson and $1,229,978 for Mr. Nerenhausen. Mr. Narang was not granted any performance share awards in 2023.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	45

COMPENSATION TABLES
(4)
The amounts in this column reflect the increase in actuarial present value from the prior year of the NEO’s benefits under our applicable retirement plans determined using the assumptions set forth in footnote (1) to the Pension Benefits Table below. Messrs. Pfeifer and Narang are not entitled to any benefits under these plans. As we discuss more fully elsewhere, we froze benefits under both our qualified and non-qualified defined benefit plans effective December 31, 2012, and now provide benefits under new, qualified and non-qualified defined contribution plans.

(5)
The amounts shown in this column include benefits earned in 2023 under the Defined Contribution Executive Retirement Plan of  $58,656 for Mr. Pfeifer, $17,397 for Mr. Pack, $17,674 for Mr. Cortina, $96,105 for Mr. Johnson and $113,681 for Mr. Nerenhausen. Mr. Narang did not earn any benefits under this plan in 2023. We made 2023 contributions to the qualified defined contribution retirement benefit plan of  $19,800 for each of Messrs. Pfeifer, Cortina, Johnson and Nerenhausen, $16,500 for Mr. Pack and $4,183 for Mr. Narang.

(6)
The amounts shown in the column for 2023 include $7,979 for Mr. Pfeifer, $9,798 for Mr. Johnson and $3,053 for Mr. Nerenhausen for annual physical examinations outside our normal health plan and $7,076 for Mr. Pfeifer, $8,681 for Mr. Johnson and $1,256 for Mr. Nerenhausen to reimburse them for taxes they incurred in connection with our reimbursements for the annual physical examinations.

(7)
The amount shown in this column for 2023 for Mr. Pfeifer includes $20,407 for incremental costs associated with the use of our company aircraft to attend meetings of the board of directors of another company.

(8)
The amount shown in the column for 2023 for Mr. Narang includes $12,394 for moving and relocation and $821 to reimburse him for taxes he incurred on this income.

(9)
Mr. Narang was not an employee of the company until 2023.

(10)
Mr. Nerenhausen retired from his role as Executive Vice President and President, Access Segment, effective November 13, 2023, and remained as an employee until February 29, 2024.

2023 Grants of Plan Based Awards
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Pfeifer	2/20/2023	819,463	1,638,925	3,277,850	15,614	31,228	62,456	34,285	6,250,252
Michael E. Pack	2/20/2023	243,828	487,655	975,310	3,748	7,496	14,992	8,229	1,500,244
Mahesh Narang (4)	11/13/2023	38,932	77,863	155,726	N/A	N/A	N/A	47,495	4,500,151
Ignacio A. Cortina	2/20/2023	223,688	447,375	894,750	3,748	7,496	14,992	8,229	1,500,244
James W. Johnson	2/20/2023	215,540	431,079	862,158	2,999	5,997	11,994	6,583	1,200,199
Frank R. Nerenhausen	2/20/2023	276,256	552,512	1,105,024	3,374	6,747	13,494	7,406	1,350,267
(1)
The amounts shown represent the threshold, target and maximum awards that each of our NEOs could have earned under our annual cash incentive plan for 2023, as we describe more fully under “Compensation Discussion and Analysis — Annual Cash Incentive Awards”. The amount that each NEO earned for 2023 under these awards based on our actual performance for the periods appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The amounts shown represent the threshold, target and maximum payouts under performance share awards that we awarded in 2023 to the NEOs under our 2017 Incentive Stock and Awards Plan as we describe more fully under “Compensation Discussion and Analysis — Equity-based Long-term Incentive Awards — Performance Share Awards.” Achievement of the threshold amount requires performance at or above the lowest value shown in the table below for each award type. Payments are pro-rated for performance between the percentages listed. The TSR and ROIC awards are subject to a payout cap, using our share price at the end of the performance period, equal to 400% of the aggregate value of the number of shares that the participant would have received for performance at the 50th percentile determined based on our share price on the date of the award of performance shares. We pay the awards that executives earn, including a pro-rata amount upon a qualifying retirement, in shares of our common stock on a one-for-one basis and include credit for any dividends our Board approves during the performance period. However, we do not pay dividend or dividend equivalents with respect to unearned performance share awards.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	46

COMPENSATION TABLES
Performance Measure	Percentage of Total	Payout Prorated Between	Measurement Period
Relative Total Shareholder Return (TSR)	50.0%	25th — 75th Percentile	3 years ended December 31, 2025
Relative Return on Invested Capital (ROIC)	30.0%	25th — 85th Percentile	11 quarters ended September 30, 2025
Global Female Leadership Representation	6.8%	22.0% — 27.9%	December 31, 2025
US BIPOC Leadership Representation	6.6%	9.0% — 14.0%	December 31, 2025
Normalized Greenhouse Gas/CO2 Reduction	6.6%	7.0% — 10.0%	December 31, 2025
(3)
The dollar amounts relating to the relative TSR performance share awards are based on valuations under a Monte Carlo simulation in accordance with FASB ASC Topic 718. Amounts relating to the relative ROIC and sustainability performance-based measures as well as restricted stock units are based on the fair market value of the underlying common stock on the grant date.

(4)
The Committee approved and granted a stock award with a value of  $1,500,082 and restricted stock units with a value of $3,000,069 to Mr. Narang effective November 13, 2023, when he began employment.

Outstanding Equity Awards at December 31, 2023
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)(5)
John C. Pfeifer	9,950			90.28	11/18/29	57,619	6,246,476	84,365	9,146,010
Michael E. Pack						13,150	1,425,592	20,559	2,228,801
Mahesh Narang						31,663	3,432,586	—	—
Ignacio A. Cortina	5,225			86.59	11/20/27	14,112	1,529,882	21,857	2,369,517
	7,500			66.09	11/19/28
	5,750			90.28	11/18/29
James W. Johnson	4,475			86.59	11/20/27	9,366	1,015,368	14,858	1,610,756
	5,375			90.28	11/18/29
Frank R. Nerenhausen	6,350			86.59	11/20/27	12,315	1,335,069	19,171	2,078,328
	9,000			66.09	11/19/28
	7,650			90.28	11/18/29
(1)
As of December 31, 2023, all stock options awarded to NEOs were fully vested.

(2)
Options have a duration of 10 years from the date of grant. They must be exercised within one year of death or disability and three years of retirement. Retirement means that a participant’s employment terminates at a time when the participant is at least age 55 and has completed as least five (5) years of continuous service with the company.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	47

COMPENSATION TABLES
(3)
The vesting dates for all restricted stock units that our NEOs held on December 31, 2023, are as follows:

Name	Vesting Date	No. of Units
John C. Pfeifer	2/20/2024	11,584
	2/21/2024	7,734
	4/2/2024	3,645
	11/15/2024	3,751
	2/20/2025	11,585
	2/21/2025	7,734
	2/20/2026	11,586
Michael E. Pack	2/20/2024	2,780
	2/21/2024	1,933
	11/15/2024	941
	2/20/2025	2,781
	2/21/2025	1,934
	2/20/2026	2,781
Mahesh Narang	11/13/2024	10,554
	11/13/2025	10,554
	11/13/2026	10,555
Ignacio A. Cortina	2/20/2024	2,780
	2/21/2024	2,320
	11/15/2024	1,130
	2/20/2025	2,780
	2/21/2025	2,321
	2/20/2026	2,781
James W. Johnson	2/20/2024	2,224
	2/21/2024	1,083
	11/15/2024	527
	2/20/2025	2,224
	2/21/2025	1,083
	2/20/2026	2,225
Frank R. Nerenhausen	2/20/2024	2,502
	2/21/2024	1,933
	11/15/2024	941
	2/20/2025	2,502
	2/21/2025	1,934
	2/20/2026	2,503
(4)
We used the closing price of our common stock of  $108.41 on December 31, 2023, to calculate the value of unvested units.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	48

COMPENSATION TABLES
(5)
The vesting dates for all performance shares that our NEOs held on December 31, 2023, are as follows:

	VESTING DATE OF PERFORMANCE SHARES
Name	TSR 12/31/24	TSR 12/31/25	ROIC 12/31/24	ROIC 12/31/25	Female 12/31/24	Female 12/31/25	BIPOC 12/31/24	BIPOC 12/31/25	GHG 12/31/24	GHG 12/31/25
Assumed Performance	Target	Max	Max	Max	Threshold	Target	Threshold	Target	Max	Max
John C. Pfeifer	8,525	28,170	13,500	20,572	765	2,331	743	2,263	2,970	4,526
Michael E. Pack	2,150	6,762	3,400	4,938	192	560	186	543	742	1,086
Mahesh Narang	—	—	—	—	—	—	—	—	—	—
Ignacio A. Cortina	2,575	6,762	4,050	4,938	230	560	223	543	890	1,086
James W. Johnson	1,200	5,410	1,900	3,950	111	448	108	435	428	868
Frank R. Nerenhausen	2,150	6,086	3,400	4,444	192	504	186	489	742	978
2023 Option Exercises and Stock Vested
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C. Pfeifer	—	—	37,098	3,373,781
Michael E. Pack	8,075	208,404	13,146	1,230,555
Mahesh Narang	—	—	15,832	1,500,082
Ignacio A. Cortina	—	—	12,594	1,189,617
James W. Johnson	7,000	267,751	8,016	759,322
Frank R. Nerenhausen	10,300	403,157	12,022	1,137,123
(1)
Reflects the amount calculated by multiplying the number of restricted stock units vested in 2023 by the market price of our common stock on the vesting date.

2023 Pension Benefits
The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during 2023 under the Pierce Retirement Plan and the Oshkosh Corporation Executive Retirement Plan for each NEO who participates in the plans. There were no payments made during the Transition Period.
Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During the Last Year ($)
Michael E. Pack	Pierce Retirement Plan	1	3,075	—
James W. Johnson	Pierce Retirement Plan	3	10,427	—
	Executive Retirement Plan	5	48,797	—
Frank R. Nerenhausen	Executive Retirement Plan	20	958,637	—
(1)
Under the Pierce Retirement Plan, years of credited service are based on the executive working one thousand hours during the plan year. Years of credited service under the Executive Retirement Plan are based on completed years and months of employment, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive officer. Participants do not accrue additional years of credited service under the Pierce Retirement Plan or the Executive Retirement Plan after December 31, 2012, but vesting service continues under both plans.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	49

COMPENSATION TABLES
(2)
The actuarial values of the accumulated plan benefits for the Pierce Retirement Plan and the Executive Retirement Plan were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is December 31, 2023, consistent with our accounting measurement date for financial statement reporting purposes; a discount rate of 4.80% for the Executive Retirement Plan and 4.90% for the Pierce Retirement Plan; a post-retirement mortality assumption based on the Pre-2012 Healthy Annuitant table with white collar adjustment projected fully generationally with MP-2021 mortality improvement scale using Aon’s adjustments for near-term and long-term impact of COVID-19; final average pay for the Executive Retirement Plan is based on average pay at December 31, 2012, the date that the benefits were frozen, without projection; payment in the form of a single life annuity; that the Pierce Retirement Plan benefit accrued ratably over the participant’s years of service up to December 31, 2012, the date benefits were frozen; and that the Executive Retirement Plan benefit accrued ratably over the first 20 years from the date of hire up to December 31, 2012, the date benefits were frozen, and vested (or will vest) 20% per year from years 5 to 10 beginning when the employee became an officer.

Pierce Retirement Plan — Mr. Pack and Mr. Johnson maintain a Retirement Plan entitlement under our qualified Pierce Manufacturing, Inc. Pension Plan. Benefit accruals under this plan were frozen for salaried participants effective December 31, 2012; we now provide benefits under a qualified defined contribution plan.
Under the Pierce retirement plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to $29.50 multiplied by the number of years of benefit service in the form of a 60-month period certain life annuity (or the actuarial equivalent of such amount when commencing at any other day or payable in another form.) An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of their pension benefits. The pension benefits payable to such an employee are equal to 50% of the pension benefits that would have been payable had the employee remained employed with us until age 65. The percentage paid increases for each year of continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who dies after becoming eligible for early retirement is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity that would have been payable to a participant at normal retirement age. As of December 31, 2023, Mr. Johnson is eligible for retirement under the Pierce Retirement Plan.
Oshkosh Corporation Executive Retirement Plan — Under the Executive Retirement Plan, certain of our officers are entitled to receive upon retirement a monthly benefit at age 62 equal to 2% of their average monthly compensation per year of credited service up to a maximum of 20 years, reduced by the amount of any pension payable by us under a qualified retirement plan, the annuity value of the executive’s 401(k) plan match, and 50% of the executive’s social security benefit. Early retirement factors apply for retirements between age 55 and 62. Average monthly compensation is based on the average of the executive’s compensation (base salary plus bonus) for the highest five years of pay (not necessarily consecutive) in the last ten years of credited service. The spouse of an executive who dies after becoming eligible for early retirement is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable to the executive at normal retirement age. Benefits under the Executive Retirement Plan were frozen effective December 31, 2012. As of December 31, 2023, Mr. Johnson and Mr. Nerenhausen were eligible for retirement under the Executive Retirement Plan. The other NEOs do not participate in this plan.
2023 Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End ($) (3)
John C. Pfeifer	—	58,656	52,525	—	347,794
Michael E. Pack	—	17,397	11,357	—	83,392
Mahesh Narang	—	—	—	—	—
Ignacio A. Cortina	—	17,674	50,823	—	317,951
James W. Johnson	—	96,105	289,628	—	1,793,671
Frank R. Nerenhausen	—	113,681	216,107	—	1,946,974
(1)
The amounts shown in this column represent benefits earned under the Defined Contribution Executive Retirement Plan, which amounts also appear in the “All Other Compensation” column in the 2023 Summary Compensation Table.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	50

COMPENSATION TABLES
(2)
The amounts shown in this column represent earnings in 2023 that are neither above market nor preferential. Accordingly, the amounts are not included in the 2023 Summary Compensation Table.

(3)
The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $254,616 for Mr. Pfeifer, $61,630 for Mr. Pack, $113,485 for Mr. Cortina, $522,875 for Mr. Johnson and $1,230,288 for Mr. Nerenhausen that was previously reported in the Summary Compensation Table for years prior to 2023. Mr. Narang was not an employee of the company prior to 2023.

Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers — Under the Deferred Compensation Plan, each participating NEO may defer up to 65% of base salary for the plan year, up to 85% of annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives. An executive participating in the Deferred Compensation Plan may elect to have cash deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each executive’s stock account.
Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years, at the election of the executive. Payments generally commence six months after the executive’s separation from service with us. However, in the event of a change in control, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.
Oshkosh Corporation Defined Contribution Executive Retirement Plan — Under our non-qualified Defined Contribution Executive Retirement Plan, the NEOs are entitled to receive, upon separation from service, cash distributions of either a single lump sum payment or annual installments over a period of two to 10 years, as elected by the participant, equal to the vested balance of the participant’s account. A participant’s account balance is equal to the sum of annual benefit credits made to the account, adjusted for returns based on the hypothetical investment experience of the selected investment option.
For any participant that was in our Executive Retirement Plan on December 31, 2012, the annual benefit credits are equal to a percentage of the participant’s annual base salary and bonus. The percentage of compensation earned is 10% for participants under age 45; 12.5% for participants age 45 to 50; and 15% for participants over age 50. For individuals who became participants in our Executive Retirement Plan after December 31, 2012, the annual benefit credit is equal to the excess of the employer non-elective contribution under our tax-qualified Oshkosh Corporation and Affiliates Tax Deferred Investment Plan that would have been made for the applicable year but for the effect of the limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code, over the amount of the contribution actually made. All participants are immediately 100% vested.
Each participant’s accumulated benefits change based on the hypothetical investment experience of the selected investment option. Available hypothetical investment options generally are the same as the investment options available under our tax-qualified defined contribution retirement plan.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	51

COMPENSATION TABLES
Potential Payments on Termination or Change In Control
The following tables disclose potential payments and benefits to which our NEOs would be entitled upon a termination of employment or a change in control of our company. We list the estimated amount of compensation payable to each of our NEOs in each situation in the tables below as if the termination or change in control occurred on December 31, 2023, and assuming that our common stock had a value per share of  $108.41, which was the closing market price on December 31, 2023. The actual amount of payments and benefits can be determined only at the time of such a termination or change in control, and likely would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our NEOs, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. Refer to the Pension Benefits table above for the present value of amounts that our NEOs would receive upon retirement absent a change in control of our company.
JOHN C. PFEIFER	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				5,460,928		8,529,327
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				41,438		75,114
Outplacement Services						165,000
Legal and Accounting Advisory Services						5,000
Unvested Stock Options
Unvested Performance Shares	3,052,399	3,052,399			5,432,584	5,432,584
Unvested Restricted Stock and Restricted Stock Options	6,246,476	6,246,476			6,246,476	6,246,476
Unearned Annual Cash Incentive Awards				2,970,551	1,638,925	1,638,925
Executive Retirement Benefits
Additional Change in Control Retirement Benefits
Excise Tax Gross Up Payment
Total Pre-tax Benefit	9,298,875	9,298,875		8,472,917	13,317,985	22,092,426

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	52

COMPENSATION TABLES
MICHAEL E. PACK	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,104,755		2,502,258
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				18,793		48,602
Outplacement Services						92,565
Legal and Accounting Advisory Services						5,000
Unvested Stock Options
Unvested Performance Shares	746,822	746,822			1,323,518	1,323,518
Unvested Restricted Stock and Restricted Stock Options	1,425,592	1,425,592			1,425,592	1,425,592
Unearned Annual Cash Incentive Awards				883,875	487,655	487,655
Executive Retirement Benefits
Additional Change in Control Retirement Benefits
Excise Tax Gross Up Payment
Total Pre-tax Benefit	2,172,414	2,172,414		2,007,423	3,236,765	5,885,190
MAHESH NARANG	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,305,000		3,381,180
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				18,793		49,018
Outplacement Services						108,750
Legal and Accounting Advisory Services						5,000
Unvested Stock Options
Unvested Performance Shares
Unvested Restricted Stock and Restricted Stock Options	3,432,586	3,432,586			3,432,586	3,432,586
Unearned Annual Cash Incentive Awards				155,726	77,863	77,863
Executive Retirement Benefits
Additional Change in Control Retirement Benefits
Excise Tax Gross Up Payment
Total Pre-tax Benefit	3,432,586	3,432,586		1,479,519	3,510,449	7,054,397

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	53

COMPENSATION TABLES
IGNACIO A. CORTINA	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,010,175		2,485,810
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				18,793		48,394
Outplacement Services						84,420
Legal and Accounting Advisory Services						5,000
Unvested Stock Options
Unvested Performance Shares	806,758	806,758			1,407,281	1,407,281
Unvested Restricted Stock and Restricted Stock Options	1,529,882	1,529,882			1,529,882	1,529,882
Unearned Annual Cash Incentive Awards				810,867	447,375	447,375
Executive Retirement Benefits
Additional Change in Control Retirement Benefits
Excise Tax Gross Up Payment
Total Pre-tax Benefit	2,336,640	2,336,640		1,839,835	3,384,538	6,008,162
JAMES W. JOHNSON	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,011,079		2,632,438
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				18,984		48,179
Outplacement Services						87,000
Legal and Accounting Advisory Services						5,000
Unvested Stock Options
Unvested Performance Shares	524,332	524,332	524,332	524,332	957,839	957,839
Unvested Restricted Stock and Restricted Stock Options	1,015,368	1,015,368	914,287	914,287	1,015,368	1,015,368
Unearned Annual Cash Incentive Awards				862,158	431,079	431,079
Executive Retirement Benefits
Additional Change in Control Retirement Benefits
Excise Tax Gross Up Payment
Total Pre-tax Benefit	1,539,700	1,539,700	1,438,619	3,330,840	2,404,286	5,176,903

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	54

COMPENSATION TABLES
FRANK R. NERENHAUSEN	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment
Continued Life, Hospitalization, Medical and Dental Insurance Coverage
Outplacement Services
Legal and Accounting Advisory Services
Unvested Stock Options
Unvested Performance Shares	702,843	702,843	702,843	702,843	1,233,869	1,233,869
Unvested Restricted Stock and Restricted Stock Options	1,335,069	1,335,069	1,221,355	1,221,355	1,335,069	1,335,069
Unearned Annual Cash Incentive Awards					552,512	552,512
Executive Retirement Benefits
Additional Change in Control Retirement Benefits
Excise Tax Gross Up Payment
Total Pre-tax Benefit	2,037,912	2,037,912	1,924,198	1,924,198	3,121,450	3,121,450

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	55

COMPENSATION AGREEMENTS
Severance Agreement
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and bonus, together with a prorated bonus for the year in which termination occurs, and welfare benefits.
Executive Severance Policy
We have an executive severance policy that applies to our NEOs except for Mr. Pfeifer. Mr. Nerenhausen was not eligible for this policy as of December 31, 2023 due to his announced retirement. If we terminate an NEO’s employment without cause or an NEO terminates their employment for good reason, then, provided they execute a release of claims, the NEO will be entitled to receive severance compensation approximating one year’s salary and target bonus, together with a prorated bonus for the year in which termination occurs, and welfare benefits.
Change-in-Control Agreements
We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our NEOs who was employed on December 31, 2023. Mr. Nerenhausen retired from his role as an officer effective November 13, 2023; therefore, he was not eligible for the KEESA on December 31, 2023. Under the KEESAs, after a change in control of our company, if the executive’s employment is terminated, other than by reason of death, disability or for cause, the executive is entitled to a cash termination payment and other benefits. The executive also is entitled to a cash termination payment and other benefits if, after the change in control, the executive terminates their employment for good reason. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change in control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change in control, multiplied by the number of years remaining in the employment period (up to three but at least one for Mr. Pfeifer, and up to two, but at least one, for Messrs. Pack, Narang, Cortina and Johnson). The amounts in the tables assume the maximum three years for Mr. Pfeifer, or two years for Messrs. Pack, Narang, Cortina and Johnson, remaining in the employment period.
In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Mr. Pfeifer or two years, for Messrs. Pack, Narang, Cortina and Johnson, as well as hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. To the extent that payments would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit. In fiscal 2008, we revised the terms of the KEESAs to ensure that payments under the agreement are not “income includible under Section 409A” for purposes of the Internal Revenue Code. However, if payments under the agreement are nonetheless “income includible under Section 409A,” then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment.
In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after leaving their position and to keep in confidence any proprietary or confidential information for the same period. Our Board of Directors can waive both conditions.
Under the KEESAs, there is a “change in control” if:
•
any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding common stock;

•
there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved;

•
a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated, after which our shareholders control less than 50% of combined voting power; or

•
our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all our assets is consummated.

This definition of change in control also applies to our 2017 Incentive Stock and Awards Plan.
Under the KEESAs, the term “cause” generally means:
•
committing any act of fraud, embezzlement or theft in connection with the executive’s duties;

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	56

COMPENSATION AGREEMENTS
•
continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities;

•
willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury;

•
willfully disclosing our trade secrets or confidential information;

•
engaging in competition with us that our Board of Directors determines to be materially harmful to us. Under the KEESAs, the term “good reason” generally means;

•
a breach of the agreement by us;

•
any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity, or benefits;

•
a material adverse change in the executive’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control, including a significant change in the nature or scope of their authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof;

•
relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment during the 180-day period prior to the change in control;

•
a mandate that the executive travel on business to a materially greater extent than was required during the 180-day period prior to the change in control;

•
our failure to cause a successor to assume the executive’s agreement; or

•
termination of the executive’s employment after a change in control without proper notice.

Performance Share Awards
We granted performance share awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award terms, if an executive’s employment terminates due to death, disability or retirement after the tenth trading day of the TSR award’s performance period, or after the first quarter of the ROIC or sustainability award’s performance period, then the executive will receive a prorated number of the shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of termination, multiplied by the payout that the executive would have received had the performance period ended on the date of termination. The amounts relating to relative TSR performance share awards that we granted in 2022 and 2023 reflect a payment amount equal to 84% and 175%, respectively, of the target performance share awards based on our relative TSR during the performance period. The amounts relating to relative ROIC performance share awards that we granted in 2022 and 2023 reflect a payment amount equal to 100% and 198%, respectively, based on our relative ROIC during the performance period. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2022 reflect payment amounts equal to 0%, 0% and 200%, respectively, based on our performance to date. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2023 reflect payment amounts equal to 0%, 55% and 200%, respectively, based on our performance to date.
Under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change in control rather than “single trigger” vesting on a change in control. For relative TSR performance share awards, in the event of a change in control and termination of employment, the executive will receive a proportionate number of shares of our common stock that the executive would have received had the performance period ended on the date of the change in control. The amounts relating to relative TSR performance share awards that we granted in 2022 and 2023 reflect a payment amount equal to 84% and 175%, respectively, of the target performance share awards based on our relative TSR during the performance period. For relative ROIC as well as sustainability performance share awards, in the event of a change in control and termination of employment, the executive will receive a prorated number of shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of the change in control, multiplied by the greater of  (1) the payout that the executive would have received had the performance period ended on the date of the change in control or (2) 100%. The amounts relating to relative ROIC performance share awards that we granted in fiscal 2022 and 2023 reflect a payment amount equal to 100% and 198%, respectively. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2022 and 2023 reflect payment amounts equal to 100%, 100% and 200%, respectively.
If we cease to employ an executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	57

COMPENSATION AGREEMENTS
Restricted Stock Units
We have granted restricted stock unit awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award agreements, if an executive’s employment terminates due to death or disability, then any restricted stock units that are not vested will become fully vested at the time of such termination. The restricted stock units also fully vest if an executive’s employment is terminated because of a qualified retirement, except that, if the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. Under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan, we define qualified retirement as a retirement at a time when the executive is at least 55 years of age and has completed five years of service. Mr. Johnson and Mr. Nerenhausen were eligible for a qualified retirement on December 31, 2023.
If we cease to employ an executive for any reason other than death, disability or a qualified retirement, then any restricted stock units held by the executive that are not vested on the date of such termination will be immediately forfeited. Under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change in control.
Stock Option Agreements
We have granted stock option awards to our NEOs under our 2017 Incentive Stock and Awards Plan. As of December 31, 2023, all stock options awarded to NEOs were fully vested. Under these plans and the related award terms, if an executive’s employment terminates due to death or disability, then the vested option award will remain exercisable by the executive or their beneficiary for a period of one year after the date of such death or disability, but in no event later than the original expiration date of the award. If the executive’s employment terminates due to retirement, then the option award will remain exercisable by the executive for a period of three years after the date of such retirement but in no event later than the original expiration date of the award.
Annual Cash Incentive Awards
Upon a change in control of our company, for any annual cash incentive award that a named executive officer has not then earned, the executive is entitled to receive a proportionate amount of their annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the year prior to the change in control. For each NEO, the amounts we disclose as “Unearned Annual Cash Incentive Awards” in the tables above assume that the change in control occurred at the end of the year but before the Human Resources Committee approved annual incentive payouts (meaning the NEOs did not yet earn their annual cash incentive awards), but the amounts reflect the full target award opportunity rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each NEO earned for 2023. NEOs would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table.
Under Mr. Pfeifer’s severance agreement and the Executive Severance Policy, if a named executive officer will not receive an annual cash bonus with respect to the year in which their termination occurs solely as a result of the executive’s termination, the executive will be paid a pro rata bonus payment for the year in which the termination occurs. The amount of such pro rata bonus will be the amount the executive would have received (based on actual achievement of performance, but determined without regard to any discretionary negative adjustments) had they remained employed the entire year, multiplied by a faction representing the proportion of the year the executive was employed, payable at the same time that the bonus would have been paid had the executive remained in employment.
Oshkosh Corporation Executive Retirement Plan
Upon a change in control of our company, executives participating in our Executive Retirement Plan are vested without regard to the normal vesting schedule under the plan. Furthermore, if an executive’s employment is terminated for any reason following the change in control, the executive will be entitled to receive a single lump-sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive’s earned and vested benefits under the Executive Retirement Plan through December 31, 2004, within 60 days after the termination of the executive’s employment. “Change in Control” is defined in the same manner as under the KEESAs for this purpose. The executive also will be entitled to receive a single lump-sum cash payment, within 60 days of the change in control, equal to the present value (as determined under the Executive Retirement Plan) of the executive’s then-earned and vested benefits under the Executive Retirement Plan that accrued subsequent to January 1, 2005. “Change in Control” has a specified meaning for this purpose as defined in the Executive Retirement Plan.
An incremental increase in the value of their benefits may result from the use of lump-sum-specific mortality and interest rate assumptions required by the Executive Retirement Plan, which may differ from those used to calculate the monthly benefit

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	58

COMPENSATION AGREEMENTS
that would have been paid upon retirement absent a change in control. There was no such incremental benefit that would have been payable in the event of a change in control on December 31, 2023.
Defined Contribution Executive Retirement Plan
Under the Oshkosh Corporation Defined Contribution Executive Retirement Plan, following a change in control of our company, any participant who is terminated will be entitled to receive an immediate single-sum distribution of their account balance within 60 days.
Deferred Compensation Plans
Termination of an executive officer or a change in control of our company would not affect the amounts payable to our NEOs under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	59

Additional Disclosures
CEO Pay Ratio
As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Pfeifer, our President and Chief Executive Officer (CEO).
We calculated annual total compensation as defined for purposes of the Summary Compensation Table for both the median employee and our CEO using 2023 compensation. We determined our median employee as of December 31, 2023 using base pay only.
In calculating the median employee’s annual total compensation, the following compensation elements were included: base pay, shift differential, overtime, non-equity incentive compensation and 401(k) matching and non-matching employer contributions. Our median employee received none of the other types of compensation required to be included in the Summary Compensation Table: stock awards, option awards, change in pension value, nonqualified deferred compensation earnings, and other compensation. Based on this calculation, we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for 2023 was 175:1.
This ratio has been calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K. The table below summarizes the pay ratio:
Consistently Applied Compensation Measure	Base salary only
Excluded Employees
CEO, 2,273 employees of Hinowa and Aerotech who joined the company during 2023 via acquisition, and 101 employees in Canada representing less than 5% of our global employee headcount of approximately 17,300

Median Employee Location	United States
FY2023 Annual Total Compensation — CEO	$10,436,160
FY2023 Annual Total Compensation — Median Employee	$59,723
Pay Ratio:	175:1
The SEC’s rules on identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have used other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, may not be comparable to our CEO pay ratio.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	60

ADDITIONAL DISCLOSURES
Pay Versus Performance
As required by Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the financial performance of the company. The calculation of the executive compensation actually paid includes adjustments from the Summary Compensation Table amounts related to equity awards and pensions.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($) (1)	Compensation Actually Paid to Current PEO ($) (1)(2)(3)	Summary Compensation Table Total for Former PEO ($) (1)	Compensation Actually Paid to Former PEO ($) (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)(3)(4)	Total Shareholder Return	S&P Midcap 400 Index Total Shareholder Return	Net Income ($ in Millions)	Adjusted Operating Income ($ in Millions) (5)
2023	10,436,160	14,748,480	N/A	N/A	3,501,988	4,419,217	152.8	153.7	598.0	866.0
2022	6,360,245	1,836,895	N/A	N/A	2,858,588	1,523,391	122.0	132.0	173.9	326.3
Transition Period	1,526,390	2,203,496	N/A	N/A	575,679	746,484	153.5	151.8	24.2	18.0
2021	6,013,750	9,239,663	7,072,442	9,232,599	2,370,075	3,618,792	139.0	140.6	508.9	559.9
2020	N/A	N/A	8,106,122	7,740,048	1,976,577	1,241,564	98.5	97.8	321.5	496.5
(1)
Mr. Pfeifer served in the role of Chief Operating Officer during fiscal 2020 and is included in average compensation for Non-Principal Executive Officer (PEO) NEOs for that year. Mr. Jones and Mr. Pfeifer each served as our CEO for a portion of fiscal 2021, and the table above reflects compensation actually paid for the full fiscal year in which either served as CEO. Mr. Pfeifer is excluded from the average compensation for Non-PEO NEOs for fiscal 2021.

(2)
To calculate compensation actually paid from amounts in the Summary Compensation Table, we made the following adjustments in 2023:

Executive	Deduct: Grant Date Fair Value of Equity Awards ($)	Deduct: Change in Pension Value ($)	Add: Change in Fair Value of Equity Awards ($)	Net Change from Summary Compensation Table to Compensation Actually Paid ($)
Current PEO	(6,250,252)	N/A	10,562,572	4,312,320
Average Non-PEO NEO	(2,010,221)	(15,163)	2,942,614	917,230
(3)
To determine the change in fair value of equity awards in compensation actually paid, we calculated the change in the fair value of each award type from the beginning of the fiscal year to the end of the fiscal year, or the vesting date if within the fiscal year. Awards granted during a given fiscal year are valued in the actual compensation paid at their fair value at the end of the fiscal year. Dividends paid/accrued are not included in actual compensation paid as they are reflected in the fair value of the awards. We computed fair value of these awards in accordance with FASB ASC Topic 718. We base the fair value of ROIC and sustainability performance share awards on the target number of unvested units outstanding, the share price and the probable outcome of each performance condition which varies from 0 to 200%. We base the fair value of RSU awards on the number of unvested units outstanding at the share price. We base the fair value of TSR on the target number of unvested units outstanding and the valuation of each award based on a Monte Carlo simulation, using the following assumptions:

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	61

ADDITIONAL DISCLOSURES
Valuation Date	12/31/22		12/31/23
Grant Date	11/16/20	02/21/22	02/21/22	02/20/23
Assumptions:
Expected volatility — Oshkosh	33.16%	31.68%	30.70%	31.73%
Expected volatility — Peer Group	37.56%	35.19%	31.56%	35.73%
Average correlation	0.6654	0.6066	0.5519	0.6040
Risk-free interest rate	4.69%	4.36%	4.73%	4.19%
(4)
The following NEOs were included in fiscal 2020: Mr. John Bryant, Mr. Nerenhausen, Mr. Pack, Mr. Pfeifer, Mr. David Sagehorn, and Mr. Robert Sims. The following NEOs were included in fiscal 2021: Mr. Cortina, Mr. Johnson, Mr. Nerenhausen, and Mr. Pack. The following NEOs were included in the Transition Period: Mr. Cortina, Mr. Nerenhausen and Mr. Pack. The following NEOs were included in 2022: Mr. Cortina, Ms. Jayanthi Iyengar, Mr. Nerenhausen, and Mr. Pack. The following NEOs were included in 2023: Mr. Cortina, Mr. Johnson, Mr. Nerenhausen, Mr. Narang and Mr. Pack.

(5)
Adjusted Operating Income is the measure that has the largest impact on our annual cash incentive plan. Adjusted operating income for 2023 excludes restructuring-related charges ($4.4 million), costs related to the acquisition of AeroTech ($12.9 million), the loss on the divestiture of the rear mixture business ($13.3 million), the gain on the divestiture of the snow removal apparatus business ($8.0 million) and losses associated with AeroTech ($5.7 million). Adjusted operating income for 2022 excludes losses on the liquidation of foreign entities ($4.6 million), impairment charges ($7.7 million), earnings of Maxi-Metal ($0.5 million) and adds back a charge to account for inventories on a Last-In, First-Out (LIFO) basis ($57.9 million). Adjusted operating income for the Transition Period adds back a charge to account for inventories on a LIFO basis ($23.6 million). Adjusted operating income for fiscal 2021 excludes restructuring-related charges ($11.3 million), losses associated with Pratt Miller ($3.9 million) and adds back a charge to account for inventories on a LIFO basis ($47.4 million). Adjusted operating income for fiscal 2020 excludes restructuring-related charges ($22.4 million), a gain on the sale of a business ($3.1 million), insurance proceeds ($12.3 million) and a benefit to account for inventories on a LIFO basis ($3.9 million).

The following tables list the most important financial measures used by the company to link executive compensation actually paid to NEOs during 2023. Company total shareholder return has significant influence on compensation actually paid, but it is not included in the list below because it is reflected in the table above.
Named Executive Officers	Most Important Financial Measure
Mr. Pfeifer, Mr. Pack and Mr. Cortina	Consolidated Operating Income Consolidated Days Net Working Capital Relative Total Shareholder Return Relative Return on Invested Capital
Mr. Narang, Mr. Johnson and Mr. Nerenhausen	Consolidated Operating Income Segment Operating Income Segment Days Net Working Capital Relative Total Shareholder Return Relative Return on Invested Capital
Our executive compensation program provides compensation opportunities that are heavily weighted towards company stock and performance-based incentive plans, as disclosed in the Compensation Discussion and Analysis. Approximately 88% of the CEO’s annual compensation and 75% of the NEOs’ annual compensation is variable and performance based. The following charts show how compensation actually paid aligns with company target performance measured in terms of total shareholder return, net income and consolidated operating income. The company selected the Standard & Poor’s Midcap 400 Index as the peer group for TSR for all periods covered and includes peer TSR in the first chart below to show the relationship between company performance and peer performance. All figures in the following graphs are from the table above, and to facilitate clear disclosure on year over year changes, we have excluded the Transition Period.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	62

ADDITIONAL DISCLOSURES

Pay Versus Performance: Cumulative TSR and Peer Group TSR
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Compensation Actually Paid ($million)
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
TSR vs $100 initial investment
FY20
FY21
FY22
FY23
CEO(F) - Jones
CEO - Pfeifer
Average NEO
Company TSR
S&P Midcap 400 TSR

Pay Versus Performance: Net Income and Consolidated Operating Income
Compensation Actually Paid ($million)
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Income ($million)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
FY20
FY21
FY22
FY23
CEO(F) - Jones
CEO - Pfeifer
Average NEO
Net Income
Operating Income

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	63

Proposal 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As noted in the preceding discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the SEC’s executive compensation disclosure rules.
The Human Resources Committee has overseen the development and implementation of our executive compensation program. We have designed our compensation program to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation program to attract, retain and motivate key executives who are essential to the implementation of our growth initiatives and critical to the success of our strategy.
The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following:
•
motivating our executives to perform with shareholders’ interests in mind;

•
assembling and maintaining a senior leadership team with the skills necessary to successfully execute our strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

•
balancing awards earned for short-term results with awards earned for strategic decisions that we expect will sustain our long-term performance and deliver the results aligned with our strategy.

We believe our existing compensation program has been effective in motivating our key executives to achieve favorable performance and results for our company, aligning compensation with our financial performance results, giving our executives an ownership interest in our company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors.
The Human Resources Committee took or implemented the following actions in 2023 with full consideration of our core compensation principles:
•
approved base salary increases for our NEOs in line with competitive market trends;

•
set annual cash incentive award targets close to the market median;

•
structured our annual cash incentive awards with operating income targets that reflected the uncertainties associated with volatility in supply chain and labor markets;

•
approved long-term equity awards for our NEOs in line with competitive market trends which provide retention and recognize performance of our NEOs and other officers to support returns for our shareholders; and

•
continued to limit the number and value of other benefits.

Compensation actions like these demonstrate our philosophy of aligning executive compensation with our financial performance and the marketplace and increasing long-term shareholder value. We will continue to design and implement our executive compensation program and policies in line with this philosophy to promote favorable performance results and generate greater value for our shareholders. Our strategic objectives will continue to influence these decisions, focusing on Innovate. Serve. Advance. We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Human Resources Committee and our Board believe that our executive compensation program is effective in achieving our goals and that the compensation of our NEOs has supported and contributed to our success.

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PROPOSAL 3   |   ADVISORY VOTE ON THE COMPENSATION OF OUR NAME EXECUTIVE OFFICERS
The Board hopes shareholders will support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement.”

This advisory vote on the compensation of our NEOs is not binding on us, the Board, or the Human Resources Committee. However, the Board and the Human Resources Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.
FOR
The Board of Directors recommends a vote FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement.

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Proposal 4
APPROVAL OF THE 2024 INCENTIVE STOCK AND AWARDS PLAN
Summary of Proposal
General. Our Board of Directors is seeking shareholder approval of the Oshkosh Corporation 2024 Incentive Stock and Awards Plan, which we refer to as the “2024 Plan,” including the authority to issue 2,600,000 shares of our Common Stock under the 2024 Plan, as such number may be adjusted in accordance with the terms of the 2024 Plan. If approved, the 2024 Plan would replace our existing equity incentive plan, the 2017 Incentive Stock and Awards Plan, which we refer to as the “2017 Plan.” As is true for the 2017 Plan, the two complementary goals of the 2024 Plan are to attract and retain outstanding individuals to serve as officers, directors and employees of our Company and to increase shareholder value. Through the approval of the 2024 Plan, the Board seeks to provide a direct link between shareholder value and compensation awards by authorizing awards of shares of our Common Stock, monetary payments based on the value of our Common Stock and other incentive compensation awards that are based on our financial performance.
The main purpose of seeking approval of the 2024 Plan is to receive shareholder authorization for additional shares so that we can continue to meet our compensation goals for future years. If the 2024 Plan is not approved, then we will not be able to continue to provide a significant portion of our executive compensation in the form of equity compensation, which we believe appropriately ties executive compensation to shareholder interests. The 2024 Plan mirrors the 2017 Plan in many respects. However, we have also included updates in the 2024 Plan after giving consideration to shareholder advisory group policies that we believe are beneficial to our shareholders, such as:
•
Adding a one-year minimum vesting requirement for all award types, other than for a de minimis number of awards; and

•
Prohibiting the payment of dividends (or dividend equivalents) on unvested awards.

All awards granted under the 2017 Plan that are still outstanding upon the approval of the 2024 Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the 2017 Plan. If the 2024 Plan is approved, however, then any shares reserved under the 2017 Plan that are not subject to outstanding awards at the time of such approval will be cancelled and no longer be available for new awards, whether under the 2017 Plan or the 2024 Plan.
Our Board of Directors strongly recommends that shareholders approve the 2024 Plan.
Plan Highlights. The 2024 Plan contains the following provisions that govern award practices:
•
Administration by the Committee, which is composed entirely of independent directors.

•
A change in control definition that is triggered only upon consummation of a change in control event.

•
Exercise prices for stock options and stock appreciation rights must be at least 100% of fair market value on the date of grant of the award.

•
Awards may not be repriced or backdated.

•
Shareholders must approve any plan amendment that constitutes a “material revision” in accordance with NYSE standards.

•
Awards to individual participants are subject to limits, based on the type of award granted, as to the number of shares or value received.

•
With limited exceptions, all awards must have a minimum vesting period of at least one-year.

•
No dividends or dividend equivalents can be paid before the underlying award vests.

Dilution. Approval of the 2024 Plan would include approval of the authority to issue 2,600,000 shares of our Common Stock under the 2024 Plan. These shares, if issued, could result in a maximum potential dilution to our existing shareholders of approximately 3.83%.

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PROPOSAL 4   |   APPROVAL OF OUR 2024 INCENTIVE STOCK AND AWARDS PLAN
We calculated the dilution level of 3.83% based on 65,473,807 shares of Common Stock outstanding as of December 31, 2023. As of December 31, 2023, our outstanding shares of Common Stock would have been 66,451,356 shares after taking into account the maximum number of shares that might be issued under then-outstanding awards under the 2017 Plan. If the 2024 Plan is approved, then the unused reserve under the 2017 Plan will be cancelled and will not be able to be used for new awards under the 2017 Plan or under the 2024 Plan.
Summary of the Terms of the 2024 Plan
General. The following is a summary of the material provisions of the 2024 Plan. A copy of the 2024 Plan is attached to this Proxy Statement as Exhibit B and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the 2024 Plan, and the text of the 2024 Plan will control if there is any inconsistency between this summary and the 2024 Plan text.
Administration and Eligibility. The 2024 Plan is administered by the Committee, which has the authority to interpret the provisions of the 2024 Plan; make, change and rescind rules and regulations relating to the 2024 Plan; and make changes to, or reconcile any inconsistency in, any 2024 Plan terms and any agreement covering an award. The Committee may designate any of the following as a participant under the 2024 Plan: any of our or our affiliates’ officers or other employees or individuals engaged to become an officer or employee, and any of our non-employee directors. The selection of participants is based upon the Committee’s opinion that the participant is in a position to contribute materially to our continued growth and development and to our long-term financial success. We currently have nine non-employee directors, twelve officers and approximately 400 other employees who are eligible to participate in the 2024 Plan if selected for participation by the Committee.
Types of Awards. Awards under the 2024 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units and cash incentive awards. The Committee may grant any type of award to any participant it selects, but only our employees or those of our subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the 2024 Plan’s prohibition on repricing) in substitution for any other award (or any other award granted under another of our plans or our affiliates’ plans).
Shares Reserved under the 2024 Plan. The 2024 Plan provides, subject to adjustment as described below, an aggregate of 2,600,000 shares of Common Stock. The number of shares reserved for issuance is reduced by the maximum number of shares, if any, that may be payable or issuable under an award as determined on the date of the grant of the award, or whenever the shares issuable under the award are increased, such as by amendment of the award or the crediting of dividend equivalent units that will be settled in shares.
The 2024 Plan also includes provisions that replenish the plan’s reserve in certain circumstances. In general, under the 2024 Plan, if  (a) an award expires, is canceled or is terminated without issuance of shares, (b) shares are forfeited under an award, or (c) shares are issued under any award and we reacquire them pursuant to rights reserved by us upon the issuance of the shares, then such shares could again be used for new awards under the 2024 Plan, but the shares described in clause (c) cannot be issued as incentive stock options. In addition, if the Committee determines during or at the conclusion of the term of an award that all or some portion of the shares of Common Stock with respect to which the award was granted will not be issued on the basis that the conditions for the shares to be issued will not be satisfied, then that portion of the shares may again be used for new awards under the 2024 Plan. For clarity, the following shares may never be recycled and made available for new grants under the 2024 Plan: Shares that are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of a stock appreciation right or that are tendered or withheld to meet federal, state or local tax withholding obligations; shares purchased by us using proceeds from option exercises; and shares subject to a stock appreciation right that are not issued in connection with the settlement of the stock appreciation right upon its exercise. Awards granted under the 2017 Plan are subject to these same provisions, such that if an award granted under the 2017 Plan would again become available for new grants determined by applying the replenishment provisions of the 2024 Plan, then those shares will be credited to the 2024 Plan reserve and will be available for the purpose of granting awards under the 2024 Plan, thereby increasing the number of shares available for issuance under the 2024 Plan.
If the 2024 Plan is approved, the shares reserved under the 2017 Plan that are not subject to outstanding awards at the time of such approval will be cancelled, with the effect that such shares will not be available for grants of new awards under the 2017 Plan or under the 2024 Plan.
Each participant may be granted awards under the 2024 Plan up to (but not exceeding) the following limits:
•
options for, and/or stock appreciation rights with respect to, 5,000,000 shares of Common Stock during any period of five consecutive fiscal years;

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PROPOSAL 4   |   APPROVAL OF OUR 2024 INCENTIVE STOCK AND AWARDS PLAN
•
restricted stock or restricted stock units relating to 1,500,000 shares of Common Stock during any period of five consecutive fiscal years;

•
with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of Common Stock, payment of 600,000 shares of Common Stock in respect of any period of two consecutive fiscal years, and 900,000 shares of Common Stock in respect of any period of three consecutive fiscal years;

•
with respect to an annual incentive award in respect of any single fiscal year, a cash payment of  $6,000,000; or

•
with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of Common Stock, a cash payment of  $12,000,000 in respect of any period of two consecutive fiscal years and $18,000,000 in respect of any period of three consecutive fiscal years.

Notwithstanding any title, label or characterization of an award in an award agreement or our public filings or other disclosures, the Committee has the discretion to determine to which category (or categories) or awards an award is allocated for purposes of applying the foregoing limits and may allocate a single award among more than one such limit.
Additionally, the plan includes a limit of  $1,100,000 on the aggregate value of awards, retainers or other cash compensation that may be received by each of our non-employee directors in any fiscal year for service on our Board. For this purpose, awards of or relating to shares of Common Stock will be valued using the grant date fair value determined in accordance with generally accepted accounting principles.
Each of these limitations is subject to adjustment as described below.
Options. The Committee has the authority to grant stock options under the 2024 Plan and to determine all terms and conditions of each stock option. Stock options are granted to participants at such time as the Committee will determine. The Committee also determines the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee determines the option price per share of Common Stock, which may never be less than the fair market value of a share of Common Stock on the date of grant. The Committee determines the expiration date of each option, except that the expiration date may not be later than ten years after the date of grant. Options are exercisable at such times and are subject to such restrictions and conditions as the Committee deems necessary or advisable. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding stock option award.
Stock Appreciation Rights. The Committee has the authority to grant stock appreciation rights, or “SARs.” A stock appreciation right is the right of a participant to receive cash in an amount equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The 2024 Plan provides that the Committee will determine all terms and conditions of each stock appreciation right including (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant date, which may not be a date prior to the date the Committee approves the grant, (iii) the number of shares of Common Stock to which the SAR relates, (iv) the grant price, which may never be less than the fair market value of the share of Common Stock subject to the SAR as determined on the date of grant, (v) the terms and conditions of exercise or maturity, and (vi) a term that must be no later than ten years after the date of grant. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding SAR award.
Performance and Stock Awards. The Committee has the authority to grant awards of shares of Common Stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals established by the Committee and/or upon the completion of a period of service. A restricted stock unit represents the right to receive cash and/or shares of Common Stock the value of which is equal to the fair market value of one share. Performance shares represent the right to receive shares of Common Stock to the extent performance goals established by the Committee are achieved. Performance units represent the right to receive cash and/or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent performance goals established by the Committee are achieved.
The Committee determines all terms and conditions of the awards including (i) the number of shares of Common Stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation

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PROPOSAL 4   |   APPROVAL OF OUR 2024 INCENTIVE STOCK AND AWARDS PLAN
to a designated dollar value or the fair market value of one or more shares of Common Stock, and (v) with respect to performance units and restricted stock units, whether the awards will be settled in cash, in shares of Common Stock, or in a combination of the two.
Restricted stock awards may include the right to accrue cash dividends while the restricted shares are unvested, provided that such dividends must either be automatically invested in additional shares of restricted stock having the same vesting and forfeiture restrictions as the original grant or be withheld and paid only if and when the restricted stock vests. Restricted stock units, performance shares, and performance units that are valued based on a share may include the right to receive dividend equivalent payments with respect to cash dividends that are paid while such awards are outstanding. Such dividend equivalents will either be automatically invested in additional restricted stock units or performance shares/units, as applicable, having the same vesting and forfeiture restrictions as the underlying award, or be withheld and paid only if and when the underlying award vests. In other words, no dividends or dividend equivalents will be paid out with respect to unvested awards.
Incentive Awards. The Committee has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Committee determines all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. Payment of an incentive award will be in cash except to the extent the Committee determines that payment will be in shares of Common Stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.
Vesting Period. All awards granted under the 2024 Plan must have at least a 1-year vesting period from the date of grant of the award, except that up to 5% of the total number of shares reserved under the Plan can be issued pursuant to awards having less than a 1-year vesting period. However, the Committee can accelerate the vesting of any award in the event of a participant’s death, disability, retirement, voluntary or involuntary termination of employment, in connection with a change in control, or upon any other event or circumstance determined by the Committee in its discretion.
Performance Goals. For purposes of the 2024 Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to our company or any one or more of our subsidiaries, affiliates or other business units: sales or other revenues; cost of sales; expenses; cost reductions; income or earnings, including net income, operating income, earnings per share or margins; cash flow; cash flow conversion; debt; ratio of debt to equity or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; return on shareholders’ equity, capital, assets or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets; stock price; dividend payments; economic value added; market share; new product releases; human capital metrics; environmental metrics; and product quality. In addition, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Internal Revenue Code Section 162(m) or state tax code equivalents (which we collectively refer to as Section 162(m)), the Committee may establish other performance goals not listed in the 2024 Plan, including subjective goals.
As to each performance goal, the relevant measurement of performance is computed in accordance with generally accepted accounting principles (to the extent applicable, under the 2024 Plan) but, unless otherwise determined by the Committee and to the extent consistent with Section 162(m), will exclude the effects of  (i) charges for reorganization and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual and/or non-recurring items of gain or loss, and (vii) mergers, acquisitions or dispositions, that in each case we identify in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of our annual report. Also, for awards intended to be considered “performance-based compensation” under Section 162(m), the Committee may, to the extent consistent with Section 162(m), appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under the 2024 Plan or any other compensation arrangements maintained by us.
Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant to designate in writing a beneficiary to exercise the award after the participant’s death or to otherwise transfer an award.

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PROPOSAL 4   |   APPROVAL OF OUR 2024 INCENTIVE STOCK AND AWARDS PLAN
Recoupment of Awards. Any awards granted under the 2024 Plan and any shares of Common Stock issued or cash paid under such an award will be expressly subject to our compensation recoupment or clawback policy or any applicable law, regulation or listing standard.
Adjustments. If  (i) we are involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) we subdivide or combine shares of Common Stock or declare a dividend payable in shares of Common Stock, other securities or other property, (iii) we effect a cash dividend that exceeds 10% of the trading price of the shares of Common Stock or any other dividend or distribution in the form of cash or a repurchase of shares of Common Stock that our Board of Directors determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur that, in the case of this item (iv), in the judgment of the Committee requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2024 Plan, then the Committee will, in a manner it deems equitable, adjust any or all of  (A) the number and type of shares of Common Stock subject to the 2024 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of Common Stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) the performance goals of an award to the extent the Committee’s discretion to make such adjustment does not cause an award that is intended to qualify as performance-based compensation under Section 162(m) to lose its status as such. If any of the events described in clauses (i)  – (iv) occurs, the Committee may also (or in lieu of the adjustments described in clauses (A)  – (D)) make a cash payment to the holder of the award in exchange for the cancellation of all or a portion of the Award. However, if the transaction or event constitutes a Change in Control, then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the Change in Control provisions of the 2024 Plan.
Assumption of Awards in Transactions. The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the 2024 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.
Change in Control. The 2024 Plan provides for a form of  “double trigger,” rather than “single trigger,” vesting of equity-based awards upon a Change In Control. Specifically, to the extent the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that outstanding equity-based awards under the 2024 Plan will be honored or assumed on an equivalent basis (determined as described by the 2024 Plan), or new rights that are considered equivalent (determined as described by the 2024 Plan) are substituted therefor by the participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, then the equity-based awards outstanding under the 2024 Plan will not automatically be subject to accelerated exercisability, vesting or settlement.
If the Committee cannot make the determination that equity-based awards are being honored, assumed or substituted for as described above, then in the event of a Change in Control:
•
Each holder of a stock option or stock appreciation right (1) shall have the right at any time after the Change in Control to exercise the stock option or stock appreciation right in full whether or not it was exercisable before the Change in Control, and (2) shall have the right, exercisable by sending us written notice within 60 days after the Change in Control, to receive, in exchange for the surrender of the stock option or stock appreciation right cash equal to the excess of the Fair Market Value (as defined in the 2024 Plan) of the shares of Common Stock covered by the stock option or stock appreciation right on the date of exchange over the purchase or grant price of such shares of Common Stock under the award;

•
Restricted stock and restricted stock units that are not vested before a Change in Control will vest on the date of the Change in Control, and each holder of such restricted stock or restricted stock units shall have the right, exercisable by sending us written notice within 60 days after the Change in Control, to receive, in exchange for the surrender of such restricted stock or the cancellation of such restricted stock units, as applicable, cash equal to the price received for shares of Common Stock in the Change in Control for each share of restricted stock or the number of shares of Common Stock to which such restricted stock units relate;

•
Each holder of a performance share and/or performance unit for which the performance period has not expired shall have the right, exercisable by sending us written notice within 60 days after the Change in Control, to receive cash equal to the value of the performance share and/or performance unit (assuming any performance goals were achieved at the target level);

•
Each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2024 Plan); and

•
All incentive awards that are earned but not yet paid will be paid, and all incentive awards that are not yet earned will be cancelled in exchange for a cash payment equal to the amount that would have been paid if all the performance goals had been attained at the target level, but pro-rated based on the number of whole months that have elapsed in the performance period as of the date of the Change in Control.

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PROPOSAL 4   |   APPROVAL OF OUR 2024 INCENTIVE STOCK AND AWARDS PLAN
Term of 2024 Plan. Unless earlier terminated by our Board of Directors, the 2024 Plan will remain in effect until the earlier of (1) the date that is 10 years from the latest date of shareholder approval of the 2024 Plan, or (2) the date all shares reserved for issuance have been issued.
Termination and Amendment. Our Board of Directors or the Committee may amend, alter, suspend, discontinue or terminate the 2024 Plan at any time, subject to the following limitations:
•
The Board must approve any amendment to the 2024 Plan if we determine such approval is required by action of the Board, applicable corporate law or any other applicable law;

•
Shareholders must approve any amendment to the 2024 Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Internal Revenue Code, the listing requirements of any principal securities exchange or market on which our Common Stock is then traded or any other applicable law; and

•
Shareholders must approve any amendment to the 2024 Plan that materially increases the number of shares of Common Stock reserved under the 2024 Plan, materially increases the individual award limits stated in the 2024 Plan described above, or amends the provisions relating to the prohibition on re-pricing of outstanding options described below.

The Committee may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award. The terms and conditions applicable to any award may be amended, modified or canceled by mutual agreement of the Committee and the participant or any other person(s) that may have an interest in the award, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 2024 Plan. The Committee need not obtain participant (or other interested party) consent for the cancellation of an award pursuant to the adjustment provisions of the 2024 Plan or the modification or amendment of an award (1) to the extent the Committee deems the modification or amendment necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our Common Stock is then traded; (2) to the extent the Committee deems modification or amendment is necessary to preserve favorable accounting treatment or, under the 2024 Plan, favorable tax treatment, of any award for us; or (3) to the extent the Committee determines that such modification or amendment does not materially and adversely affect the value of an award or that such modification or amendment is in the best interest of the affected participant or any other persons(s) as may then have an interest in the award. The 2024 Plan also provides that the Committee has the authority to modify or amend any award granted under the 2017 Plan to waive restrictions or conditions applicable to any such award or to include award terms consistent with the permitted terms of awards granted under the 2024 Plan, except that the Committee is prohibited from repricing awards as discussed below.
The authority of the Board and the Committee to terminate or modify the 2024 Plan or awards will extend beyond the termination date of the 2024 Plan. In addition, termination of the 2024 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2024 Plan except as they may lapse or be terminated by their own terms and conditions.
Repricing Prohibited. Except for certain adjustments that the 2024 Plan contemplates, we may not, without obtaining shareholder approval (1) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (2) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (3) cancel outstanding options or stock appreciation rights with an exercise price above the current price of our Common Stock in exchange for cash or other securities.
Foreign Participation. To assure the viability of awards granted to participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2024 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the 2024 Plan in a foreign country will not affect the terms of the 2024 Plan for any other country.
Certain U.S. Federal Income Tax Consequences. The following summarizes certain U.S. federal income tax consequences relating to the 2024 Plan under current tax law.
Tax Consequences of Stock Options. The grant of a stock option will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock

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option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis; i.e., the fair market value of the Common Stock on the exercise date.
In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of  (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.
Stock Appreciation Rights. The grant of a stock appreciation right will create no income tax consequences to us or the recipient. Upon the exercise or maturity of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the stock appreciation right, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis; i.e., the fair market value of the shares on the date the participant received the shares.
Restricted Stock. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis; i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends accrued in cash prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.
A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.
Performance Shares. The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents, if any, paid on performance shares. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis; i.e., the fair market value of the shares on the date the participant received the shares.
Performance Units and Restricted Stock Units. The grant of a performance unit or restricted stock unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	72

PROPOSAL 4   |   APPROVAL OF OUR 2024 INCENTIVE STOCK AND AWARDS PLAN
performance units or restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis; i.e., the fair market value of the shares on the date the employee received the shares.
Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.
Withholding. We are entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the 2024 Plan, and we may defer making payment or delivery if any such tax may be pending, unless we are indemnified to our satisfaction. Under the 2024 Plan, we also may deduct (or require an affiliate to deduct) from payments of any kind otherwise due the participant cash or, with the consent of the Committee, shares otherwise deliverable or vesting under an award to satisfy such tax). If shares of Common Stock are deliverable on exercise or payment of an award, then the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (1) have us withhold shares otherwise issuable under the award, (2) tender back shares received in connection with such award, or (3) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. The 2024 Plan provides that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for us to avoid adverse accounting consequences.
Additional Taxes Under Section 409A. If an award under the 2024 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Internal Revenue Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.
No Guarantee of Tax Treatment. Notwithstanding any provision of the 2024 Plan, we do not guarantee that (i) any award intended to be exempt from the Internal Revenue Code Section 409A is so exempt, (ii) any award intended to comply with Internal Revenue Code Section 409A or Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any of our affiliates be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.
Section 162(m) Limit on Deductibility of Compensation. Section 162(m) limits the deduction we can take for compensation we pay to certain current or former executive officers to $1 million per year per individual. Prior to 2018, certain performance-based compensation that met the requirements of Section 162(m) did not have to be included when determining whether the $1 million limit had been met. That exception generally no longer applies, though we have retained some references to the Section 162(m) requirements in the 2024 Plan because the Wisconsin tax code still follows the rules of Section 162(m) that were in effect prior to 2018.
Treatment of  “Excess Parachute Payments.” The accelerated vesting or payment of awards under the 2024 Plan upon a Change in Control could result in a participant receiving benefits deemed to be “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code), which payments are subject to a 20% excise tax imposed on the participant and are not deductible by us. If a payment results in a participant receiving benefits deemed to be excess parachute payments, then the 2024 Plan provides that, except as otherwise expressly provided in any agreement between a participant and us, the amount of the payment will be reduced to the extent required to prevent the imposition of the 20% excise tax and corresponding nondeductibility.
New Plan Benefits. We cannot currently determine the awards that may be granted under the 2024 Plan in the future to the executive officers named in this Proxy Statement, other officers, directors or other persons. The Committee will make such determinations from time to time.
Burn Rate. We follow a responsible and conservative approach to equity-based compensation. As shown in the following table, our three-year average annual burn rate for 2023, 2022 and fiscal 2021 was 0.56%.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	73

PROPOSAL 4   |   APPROVAL OF OUR 2024 INCENTIVE STOCK AND AWARDS PLAN
Fiscal Year (1)	Options Granted (#)	Restricted Stock Units Granted (#)	Performance Shares Earned (#) (2)	Total (#)	Basic Weighted Average Number of Common Shares Outstanding (#)	Burn Rate (%)
2023	—	344,484	53,595	398,079	65,382,275	0.61%
2022	—	255,375	28,746	284,121	65,699,693	0.43%
2021	—	307,025	136,269	443,294	68,482,363	0.65%
					3-Yr. Average	0.56%
(1)
Fiscal 2021 consisted of the period from October 1, 2020, through September 30, 2021. We then had a transition period from October 1, 2021, through December 31, 2021, before changing our fiscal year to align with the calendar year beginning January 1, 2022. The 3-year average burn rate disclosed above is based only on 2023, 2022 and fiscal 2021. During the transition period, we granted no options and 63,800 restricted stock units, and no performance shares were earned.

(2)
We granted 81,208, 57,250 and 86,550 performance shares at target level in 2023, 2022 and fiscal 2021, respectively. Unearned performance share awards outstanding at December 31, 2023 provided for the issuance of up to 247,918 shares of Common Stock, assuming a payout at maximum, which is equal to 200% of target levels.

Equity Compensation Plan Information. The following table provides information about our equity compensation plans as of December 31, 2023.
Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants, rights and performance share awards (1)(2)(3)	Weighted-average exercise price of outstanding options, warrants and rights (4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	977,549	$82.00	1,471,786
Equity compensation plans not approved by security holders	—	—	—
Total	977,549	$82.00	1,471,786
(1)
Represents options to purchase our Common Stock granted under the 2017 Plan. Our shareholders approved these plans.

(2)
We do not pay dividends or dividend equivalents with respect to outstanding options to purchase shares of Common Stock.

(3)
Consists of 245,423 options to purchase shares of our Common Stock and 247,918 performance shares representing a payout equal to 200% of target that would be payable in the event that we achieve the maximum performance level and 484,208 non-vested restricted stock units.

(4)
Consists of the weighted-average exercise price of outstanding stock options and does not take into account performance share and restricted stock unit awards, which do not have an exercise price. As of December 31, 2023, the weighted-average remaining term of outstanding stock options was 5.2 years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2024 INCENTIVE STOCK AND AWARDS PLAN.
FOR	The Board of Directors recommends a vote FOR the approval of the 2024 Incentive Stock and Awards Plan.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	74

Proposal 5

SHAREHOLDER PROPOSAL: MAJORITY VOTE DIRECTOR ELECTION
The following proposal was submitted by one of our shareholders, the Mid-America Carpenters Pension Fund, and will be voted on at the Annual Meeting if it is properly presented. Such shareholder’s name, address, and number of shares of common stock held may be obtained by a shareholder by submitting a written request to our Secretary.
Proposal 5 — Majority Vote Director Election
Resolved: That the shareholders of Oshkosh Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation, articles, or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
Supporting Statement: Corporate shareholders most important board accountability right is their right to vote in director elections. The use of a plurality vote standard in the common uncontested director elections renders these voting rights meaningless. The Company’s Board of Directors has not established a majority vote standard, choosing rather to retain a plurality vote standard for all director elections. Under the Company’s current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a nominee receives a substantial majority of so-called “withhold” votes.
The Board must establish a majority vote election standard to afford shareholders a meaningful role in director elections. The broadly adopted majority vote standard is a “majority of votes cast” standard that requires a director nominee to receive more “For” votes than “Against” votes to be elected or re-elected. The proposed majority vote standard is particularly well-suited for the common “uncontested” director elections in which the number of board nominees does not exceed the number of available board seats. Nearly all corporate elections are “uncontested,” and the use of a majority vote standard makes these elections meaningful governance events.
Presently, well over 90% of the companies in the S&P 500 Index and thousands of small and mid-cap companies have adopted a majority vote director election standard in their formal governance documents. Generally, these companies also have adopted director resignation policies to determine the continuing board status of any director nominee that is not elected but continues as a “holdover” director under state corporate law. The Board must take the important first step of establishing a meaningful majority vote standard and then act to adopt a director resignation review process bylaw. The Company’s current director resignation guideline used in conjunction with the plurality vote standard is wholly inadequate. We urge the Board to join the mainstream of major U.S. companies and establish a majority vote standard in director elections.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	75

PROPOSAL 5   |   MAJORITY VOTE DIRECTOR ELECTIONS
Recommendation of the Board of Directors Against Proposal 5
The Board of Directors has carefully considered Proposal 5 after management had a constructive discussion about the proposal with the proponent. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL NUMBER 5 FOR THE FOLLOWING REASONS:
Our Company’s By-Laws Already Provide for a Director Election Process with Real Consequences for Failure to Receive a Majority Vote
Our By-Laws already provide for a process for election of Board nominees that includes real consequences for failure to receive a majority vote and gives shareholders a meaningful role in director elections. Specifically, our By-Laws provide that, in uncontested director elections, any director nominee who receives a greater number of votes “withheld” from their election than “for” his or her election must promptly tender his or her resignation to the Board. Our By-Laws further provide that the Board must decide whether to accept or reject the tendered resignation within 90 days following the election and must disclose, in a Form 8-K public filing, its reasons for accepting or rejecting the director’s resignation. The proposal inaccurately states that our director resignation process is a mere “guideline; in fact, our director resignation process is a fully enforceable provision of our By-Laws. Our Board believes that the process currently in our By-Laws yields a definitive result in a simple, efficient and transparent manner, which has historically been effective in electing strong, independent directors to our Board, and serves the interests of our shareholders by establishing direct and effective consequences for any director nominee who does not receive a majority vote in an uncontested election.
The Proposal Does Not Request a Meaningful Change from Our Company’s Current Director Election Process Set Forth in Our By-Laws
While there are some technical differences between the form of majority voting in our existing By-Laws and the details of the proposal, in each case, there are direct and effective consequences for any director nominee who does not receive a majority vote in an uncontested election, there is a process that can result in the nominee not continuing as a director and there are circumstances in which the nominee could continue as a director. As a result, we do not believe the proposal involves a meaningful change from the majority voting process currently proved for within our By-Laws.
Our Director Resignation Process is Consistent with Common Practice
While there are different ways of implementing majority voting, we believe the manner in which our By-Laws address incumbent directors who fail to receive a majority vote is very common. Under our By-Laws, such an incumbent director must tender his or her resignation to the Board. The Board must act in a timely manner to consider the resignation, no later than 90 days following the date of the shareholders’ meeting at which the election occurred, and must disclose, in a Form 8-K public filing, its reasons for deciding whether or not to retain the director. This approach gives the Board sufficient time to carefully consider the situation. We believe this is the most prevalent way of addressing this situation for companies with a form of majority voting.
The Proponent’s Majority Vote By-law Is Not Needed to Improve Our Corporate Governance
Our company’s governance practices are strong. Our Governance Committee, which is comprised solely of independent directors, and our Board have in place a robust nomination and evaluation process, which identifies and proposes qualified independent director nominees to serve the best interests of our company and our shareholders. The Governance Committee bases its decision to recommend a nominee for election to the Board based on factors such as strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. This process has resulted in a Board that is comprised of highly qualified directors from diverse backgrounds. Following their election to the Board, our directors must annually provide detailed information supporting a finding of independence according to standards determined by the SEC and New York Stock Exchange.
Oshkosh’s strong corporate governance practices already include the following in addition to a form of majority voting in uncontested director elections:
•
An unfettered right that allows shareholders holding 10 percent of our outstanding shares to call a special meeting

•
Annual election of all directors

•
An independent Chairman

•
Stock ownership requirements for non-employee directors

•
A proxy access right on customary terms

•
A robust and ongoing shareholder engagement process that allows shareholders to bring matters to the attention of the Board and management outside of the annual meeting process

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	76

PROPOSAL 5   |   MAJORITY VOTE DIRECTOR ELECTIONS
•
No supermajority voting provisions

•
No shareholder rights plan

In addition, based on the fact that our shareholders elected all members of our Board of Directors at our last annual meeting by an average favorable vote of 97.0% of the votes cast, we believe that our shareholders agree that our directors are accountable.
Our Shareholders Did Not Support a Similar Proposal Last Year
There was a majority vote standard shareholder proposal in last year’s proxy statement that was similar to the current proposal. That proposal was not acted upon because the proponent for that proposal failed to present the proposal at last year’s annual meeting. Although the proposal was not acted upon at the annual meeting, proxies that shareholders submitted prior to the meeting included instructions to vote more shares against that proposal than for that proposal.
We Believe the Form of Majority Voting Provided for in Our By-Laws with the Current Resignation Process is Most Appropriate for our Company and Our Shareholders
In summary, we believe our company and our shareholders are best served by the form of director election process currently set forth in our By-Laws. Our current director election process provides opportunity for meaningful shareholder participation, includes consequences for failure to receive a majority vote and promotes effective accountability to shareholders. Accordingly, our Board believes the proposal is unnecessary and not in the best interests of our company or our shareholders.
ACCORDINGLY, OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL NUMBER 5.
AGAINST	Our Board recommends a vote AGAINST this proposal on majority vote director elections.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	77

General Information about the Annual Meeting and Voting
Q&A — ANNUAL MEETING AND VOTING PROCEDURES
Q:
Why am I receiving these materials?

A:
This Proxy Statement relates to the solicitation by our Board of Directors of proxies to be voted at our 2024 Annual Meeting of Shareholders, and at any adjournments or postponements of the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on March 28, 2024, to all Oshkosh shareholders of record as of the close of business on February 29, 2024, the record date for voting at the Annual Meeting.

Q:
Who can attend the Annual Meeting?

A:
The Annual Meeting is for our shareholders of record as of the close of business on February 29, 2024 and invited guests.

Q:
How can I attend the Annual Meeting?

A:
The 2024 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for check-in.

Q:
Who is eligible to vote?

A:
All persons who own our common stock as of the close of business on February 29, 2024, are eligible to vote at the Annual Meeting. There were 65,577,213 shares of common stock outstanding and eligible to vote on that date. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:
What constitutes a quorum for the Annual Meeting?

A:
A quorum consisting of a majority of the votes represented by the outstanding shares of our common stock is needed to carry on the business of the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present in determining whether there is a quorum.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	78

General Information about the Annual Meeting and Voting   |   Q&A
Q:
How many votes are required to pass each of the proposals?

A:
This table shows the votes required for each proposal:

PROPOSAL	VOTES TO PASS	EXCLUDED FROM “VOTES CAST”
Election of directors	The ten nominees who receive the most votes of all votes cast will be elected	Votes withheld, and broker non-votes
Ratification of the appointment of Deloitte & Touche LLP as our independent auditor for 2024	The votes cast “for” must exceed the votes cast “against”	Abstentions
Advisory vote on executive compensation	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes
Approval of the 2024 Incentive Stock and Awards Plan	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes
To vote on a shareholder proposal on majority vote director elections	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes
Q:
Who is soliciting my vote?

A:
In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the individuals identified on the proxy card to vote your shares at the Annual Meeting in the manner you direct. If any matters not shown on the proxy card are properly brought before the Annual Meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Q:
How does the Board recommend shareholders vote?

A:
The Board unanimously recommends that you vote:

✓
FOR the election of all ten nominees to the Board of Directors;

✓
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;

✓
FOR the proposal to approve, by advisory vote, the compensation of our named executive officers;

✓
FOR the proposal to approve the 2024 Incentive Stock and Awards Plan; and

✓
AGAINST the shareholder proposal on the subject of majority voting in director elections.

Q:
How do I know if I am a shareholder of record and a beneficial owner of shares?

A:
If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the Notice of Internet Availability of Proxy Materials has been provided directly to you.

If your common stock is held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, you should have received the Notice of Internet Availability of Proxy Materials and a voting instruction form from your broker, bank or other nominee. As a beneficial owner, you cannot submit a proxy card to us directly, but you have the right to tell your bank, broker or other nominee how to vote your shares. The voting instruction form you received will not be accepted for voting purposes at the Annual Meeting.
Q:
Will my shares be voted if I do nothing?

A:
If you are a shareholder of record, you must submit your proxy in any of the ways stated below under “How do I vote” for your shares to be voted. If you return a proxy card by mail, or vote your shares via the internet or telephone, but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board.

If you are a beneficial owner of shares held in “street name”, your bank, broker or other nominee may not vote your shares at the Annual Meeting on “non-routine matters”, as defined by the New York Stock Exchange, unless you have given voting

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	79

General Information about the Annual Meeting and Voting   |   Q&A
instructions. Of the five proposals that will be considered at the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as our company’s independent registered public accounting firm is considered a routine matter. If you do not give voting instructions to your broker, bank or other nominee, your shares will not be voted in the election of directors, or on the advisory vote regarding executive compensation.
Q:
How do I vote?

A:
There are four ways to vote:

Internet at www.proxyvote.com	Toll-free from the United States or Canada to +1 800.690.6903	Mailing the signed proxy or voting instructions form	Virtual Annual Meeting
Q:
What if I receive more than one Notice of Internet Availability of Proxy Materials?

A:
If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares of Oshkosh common stock in more than one account. To ensure that all your votes are counted, please vote using one of the methods described above for each account in which you hold shares.

Q:
How can I revoke my proxy?

A:
If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by doing any of the following: (1) vote again by telephone or online; (2) execute and deliver a valid proxy with a later date; (3) notify our Secretary in writing (at Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902) that you revoke your proxy; or (4) vote in person at the virtual Annual Meeting.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures, or you can obtain a proxy from the entity that holds your shares and vote in person at the virtual Annual Meeting.
If you vote more than once with respect to the same shares, only the last-dated vote will be counted; each previous vote will be disregarded.
Q:
How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan?

A:
If you participate in our Employee Stock Purchase Plan, you are a shareholder of record and can vote using any of the methods described above under “How do I vote?”

Q:
Who counts the votes?

A:
The independent inspector of election will tabulate the votes cast at the Annual Meeting.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	80

Additional Information Regarding the Annual Meeting
Additional Matters to Come Before the Annual Meeting
Pursuant to our By-laws, a shareholder who wished to nominate a candidate for election to our Board of Directors or to present business at the Annual Meeting, other than a shareholder proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions, was required to submit written notice that our Secretary received no later than February 1, 2024. Shareholders cannot raise these matters for the first time at the Annual Meeting. We did not receive any advance Board nominations or notice of any other business, and management knows of no matters other than those discussed in this Proxy Statement that are likely to be brought before the Annual Meeting. In the event any other matter properly comes before the Annual Meeting, the individuals named in the forms of proxy will vote the shares represented by each such proxy as directed by the Board or, if there is no such direction, in accordance with their judgment.
Shareholders Intending to Present Business at the 2025 Annual Meeting
SHAREHOLDER PROPOSALS
All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8) for presentation at the 2025 Annual Meeting must be addressed to the attention of our Secretary, at 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, and received at our offices by November 28, 2024, to be included in next year’s proxy statement.
SHAREHOLDER DIRECTOR NOMINATIONS OR OTHER BUSINESS
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other things, shareholders desiring to utilize this process for the 2025 Annual Meeting must give written notice to our Secretary between October 29, 2024 and November 28, 2024.
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2025 Annual Meeting, other than pursuant to our proxy access By-law provisions, must give written notice to our Secretary between January 17, 2025 and February 11, 2025 and must otherwise comply with applicable By-law provisions. In addition to satisfying the foregoing requirements under our By-laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act of 1934. We are not required to present any proposal or consider any nomination received outside of that timeframe at the 2025 Annual Meeting (other than a proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions).
The Governance Committee will consider individuals recommended by shareholders for nomination to serve on the Board if the nominating shareholder complies with the additional procedures for recommendations described under “Governance of the Company — Governance Committee”.
Delivery of Proxy Materials
The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2023 Annual Report to Shareholders are available online at www. proxyvote.com.
If you share an address with one or more other beneficial owners of our common stock, you may collectively receive a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. We will promptly deliver additional copies of these documents upon request to Ms. Kristeen Jossart, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, (920) 502-3059.
Proxy Solicitation Matters
We will bear the cost of soliciting proxies, including printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining voting instructions from, beneficial owners of Oshkosh common stock. Additionally, we have retained Innisfree M & A Incorporated, a proxy solicitation firm, to help us solicit proxies for the Annual Meeting. We will pay Innisfree a fee of  $20,000 plus reimbursement of out-of-pocket expenses.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	81

Exhibit A
OSHKOSH CORPORATION
2024 INCENTIVE STOCK AND AWARDS PLAN
1.
Purposes, History and Effective Date.

(a)
Purpose.   The Oshkosh Corporation 2024 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors and employees and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)
History.   Prior to the effective date of this Plan, the Company had awards outstanding under the 2009 Plan, which was originally effective February 3, 2009 and amended and restated effective November 15, 2011, and the 2017 Plan which was originally effective February 7, 2017. The 2009 Plan terminated upon shareholder approval of the 2017 Plan on February 17, 2017, and no new awards have been granted under the 2009 Plan since such date. Upon shareholder approval of this Plan, the 2017 Plan will terminate, and after such date no new awards may be granted under the 2017 Plan, although awards granted under the 2017 Plan and the 2009 Plan and still outstanding continue to be subject to all terms and conditions of the 2017 Plan and the 2009 Plan, as applicable, subject to Section 14(c) of this Plan.

(c)
Effective Date.   This Plan will become effective on, and Awards may be granted under this Plan on and after, the Effective Date. This Plan will terminate as provided in Section 15.

2.
Definitions.   Capitalized terms used in this Plan have the following meanings:

(a)
“2009 Plan” means the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, as amended.

(b)
“2017 Plan” means the Oshkosh Corporation 2017 Incentive Stock and Awards Plan, as amended.

(c)
“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

(d)
“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units or an Incentive Award granted under this Plan. Any Award shall be provided or made in such manner and at such time as complies with or is exempt from the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(e)
“Board” means the Board of Directors of the Company.

(f)
“Cause” means, except as otherwise provided in an award agreement, (i) conviction of a felony or a plea of no contest to a felony, (ii) willful misconduct that is materially and demonstrably detrimental to the Company or an Affiliate, (iii) willful refusal to perform requested duties consistent with a Participant’s office, position or status with the Company or an Affiliate (other than as a result of physical or mental disability) or (iv) other conduct or inaction that the Committee determines in its discretion constitutes Cause. The Committee shall determine whether Cause exists and its determinations shall be final.

(g)
“Change in Control” means the occurrence of any one of the following events:

(i)
any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	82

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (individually, an “Excluded Person” and collectively, “Excluded Persons”)) is or becomes the “Beneficial Owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of  (1) the combined voting power of the Company’s then outstanding voting securities or (2) the then outstanding shares of common stock of the Company; or
(ii)
the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constituted the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved; or

(iii)
consummation of a merger, consolidation or share exchange of the Company with any other corporation or issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of  (1) the combined voting power of the Company’s then outstanding voting securities or (2) the then outstanding shares of common stock of the Company; or

(iv)
(A) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or (B) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award is triggered upon a “Change in Control,” then the foregoing definition shall be deemed amended as necessary to comply with Code Section 409A.
(h)
“Change in Control Price” means the highest of the following: (i) the Fair Market Value of a Share, as determined on the date of the Change in Control; (ii) the highest price per Share paid in the Change in Control transaction; or (iii) the Fair Market Value of a Share, calculated on the date of surrender of the relevant Award in accordance with Section 16(c), but this clause (iii) shall not apply if in the Change in Control transaction, or pursuant to an agreement to which the Company is a party governing the Change in Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(i)
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision. Notwithstanding the foregoing,

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	83

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
all references herein to Code Section 162(m) shall refer to the provisions of such Code section (and the regulations promulgated thereunder) as in effect prior to the enactment of the Tax Cuts and Jobs Act for purposes of any state laws that incorporate, refer to or are based on such provisions.
(j)
“Committee” means the Human Resources Committee of the Board (or a successor committee with the same or similar authority).

(k)
“Company” means Oshkosh Corporation, a Wisconsin corporation, or any successor thereto.

(l)
“Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(m)
“Disability” has the meaning ascribed to the terms “total disability” or “totally disabled” in the Oshkosh Corporation Long Term Disability Program for Salaried Employees (or any successor plan thereto), except as otherwise provided in an award agreement.

(n)
“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(o)
“Effective Date” means the date the Company’s shareholders approve this Plan.

(p)
“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q)
“Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, on the composite tape or other reporting system of such exchange or other source as determined by the Committee, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. The method of determining Fair Market Value with respect to an Award shall be determined by the Committee and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award. Notwithstanding the foregoing, in the case of an actual sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(r)
“Incentive Award” means the right to receive a payment to the extent Performance Goals are achieved or other conditions are satisfied, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(s)
“Option” means the right to purchase Shares at a stated price for a specified period of time.

(t)
“Participant” means an individual selected by the Committee to receive an Award.

(u)
“Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: sales or other revenues; cost of sales; expenses; cost reductions; income or earnings, including net income, operating income, earnings per share or margins; cash flow; cash flow conversion; debt; ratio of debt to equity or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; return on shareholders’ equity, capital, assets or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets; stock price; dividend payments; economic value added; market share; new product releases; human capital metrics; environmental metrics; and product quality. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	84

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
exclude the effects of  (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual and/or non-recurring items of gain or loss, and (vii) mergers, acquisitions or dispositions, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. Also, for Awards intended to be considered “performance-based compensation” under Code Section 162(m), the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. In addition, in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals, including subjective goals, not listed in this Plan or adjust any evaluation of performance under a Performance Goal to the extent the Committee deems appropriate and consistent with the terms of this Plan. The inclusion in an award agreement of specific adjustments or modifications shall not be deemed to preclude the Committee from making other adjustments or modifications, in its discretion, as described herein, unless the award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.
(v)
“Performance Shares” means the right to receive Shares, contingent in whole or part, on to the extent Performance Goals are achieved.

(w)
“Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, contingent in whole or part, to the extent Performance Goals are achieved.

(x)
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. section 1.409A-3(i)(5).

(y)
“Plan” means this Oshkosh Corporation 2024 Incentive Stock and Awards Plan, as it may be amended from time to time.

(z)
“Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(aa)
“Restricted Stock Unit” means the right to receive a Share or an amount of cash equal to the Fair Market Value of one Share.

(bb)
“Retirement” means, except as otherwise provided in an award agreement, a Participant’s termination of employment from the Company and its Affiliates, or service as a Director, at a time that the Participant is at least age 55 and has completed at least five (5) years of continuous service with the Company and its Affiliates. The Committee may, in its discretion, treat a Participant’s service with an acquired entity as if it were continuous service for purposes hereof.

(cc)
“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(dd)
“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ee)
“Share” means a share of Stock.

(ff)
“Stock” means the Common Stock of the Company, par value of one cent ($.01) per share.

(gg)
“Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(hh)
“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	85

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.
3.
Administration.

(a)
Committee Administration.   In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan or any agreement covering an Award, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations are final and binding.

(b)
Delegation to Other Committees or Officers.   To the extent applicable law permits, the Board or the Committee may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board or the Committee also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)
Indemnification.   The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any act or omission, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.
Eligibility.   The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, or a Director, including a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant the same or any other type of Award to such individual.

5.
Types of Awards.   Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing contained in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.
Shares Reserved under this Plan.

(a)
Plan Reserve.   Subject to adjustment as provided in Section 17, an aggregate of 2,600,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by the maximum number of Shares, if any, that may be payable under an Award as determined at the time of grant, and at any later date when the shares issuable under the Award increase (such as upon an amendment to the Award or upon the crediting of Dividend Equivalent Units under an Award). Notwithstanding the foregoing, the Company may issue only such number of Shares as is described in the first sentence of this Section 6(a) upon the exercise of incentive stock options. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)
Replenishment of Shares Under this Plan.   To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) the Committee determines during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issued on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	86

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to this Plan’s reserve and may again be used for new Awards under this Plan, but any such Shares described in clause (iv) hereof may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to this Plan’s reserve: Shares tendered or withheld in payment of the exercise price of an outstanding Option; Shares tendered or withheld to satisfy federal, state or local tax withholding obligations; Shares purchased by the Company using proceeds from Option exercises; and Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right upon its exercise.
(c)
Addition of Shares from Predecessor Plans.   After the Effective Date, if any Shares subject to awards granted under the 2017 Plan would again become available for new grants under Section 6(b) if such award had been granted under this Plan, then such Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the 2017 Plan.

(d)
Participant Limitations.   Subject to Section 6(e) and subject to adjustment as provided in Section 17, each Participant is eligible to be granted Awards up to (but not exceeding) the following limits:

(i)
Options for, and/or Stock Appreciation Rights with respect to, 5,000,000 Shares during any period of five consecutive fiscal years of the Company;

(ii)
Restricted Stock or Restricted Stock Units relating to 1,500,000 Shares during any period of five consecutive fiscal years of the Company;

(iii)
with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of 600,000 Shares in respect of any period of two consecutive fiscal years of the Company and 900,000 Shares in respect of any period of three consecutive fiscal years of the Company;

(iv)
with respect to an Annual Incentive Award in respect of any single fiscal year of the Company, a cash payment of $6,000,000; or

(v)
with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of  $12,000,000 in respect of any period of two consecutive fiscal years of the Company and $18,000,000 in respect of any period of three consecutive fiscal years of the Company.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides. Notwithstanding any title, label or characterization of an Award in an award agreement or in the Company’s public filings or other disclosures, the Committee shall have discretion to determine to which category (or categories) of Awards an Award is allocated for purposes of applying the foregoing limits and may allocate a single Award among more than one such limit.
(e)
Director Limitations.   Each Non-Employee Director is eligible to receive grants of Awards, a retainer and/or other cash compensation (in the case of cash compensation, whether under this Plan or otherwise) for his or her service on the Board with an aggregate value up to (but not exceeding) $1,100,000 per Non-Employee Director in any fiscal year of the Company. For purposes of this limitation, Awards of or relating to Shares shall be valued using the grant date fair value computed in accordance with generally accepted accounting principles.

7.
Options.   Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements of Code Section 422, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. Except to the extent the

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	87

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued. Except as the Committee may otherwise provide in an award agreement, an Option shall expire at the earliest of ten (10) years from the date of grant, three (3) months after termination of the Participant’s employment or service for reasons other than death, Disability, Retirement or Cause, one (1) year after termination of the Participant’s employment or service as a result of death or Disability, three (3) years after termination of the Participant’s employment or service as a result of Retirement, or immediately upon termination of the Participant’s employment or service for Cause.
8.
Stock Appreciation Rights.   Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity; and (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SAR, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.
Performance and Stock Awards.   Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including, but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares, or in a combination of cash and Shares.

10.
Annual Incentive Awards.   Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award.

11.
Long-Term Incentive Awards.   Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award.

12.
Minimum Vesting; Discretion to Accelerate.   Notwithstanding any provision of this Plan to the contrary:

(a)
Minimum Vesting Period.   All Awards granted under the Plan shall have a minimum vesting period of one year from

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	88

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of Shares initially reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.
(b)
Discretion to Accelerate Vesting.   Notwithstanding Section 12(a), the Committee may accelerate the vesting of an Award, deem an Award to be earned in whole or in part, waive any forfeiture conditions, or otherwise modify or adjust any other condition or limitation regarding an Award in the event of a Participant’s death, Disability, Retirement, voluntary or involuntary termination, as provided in an award agreement, in connection with a Change in Control described in Section 17(c), or upon any other event or circumstance as determined by the Committee in its sole and absolute discretion.

13.
Dividends and Dividend Equivalent Units.

(a)
Prohibitions.   In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, SARs or any other stock-based award that is not a grant of Stock, Restricted Stock, Restricted Stock Units, or Performance Stock Units or Performance Units (the value of which is equal to the Fair Market Value of one or more Shares). Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.

(b)
Dividends.   If cash dividends are paid while shares of Restricted Stock are unvested, then such dividends will either, at the discretion of the Committee, be (i) automatically reinvested as additional shares of Restricted Stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock, or (ii) paid in cash at the same time and the same extent that the Restricted Stock vests. For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying shares of Restricted Stock vest.

(c)
Dividend Equivalent Units.   The Committee may grant Dividend Equivalent Units only in tandem with Restricted Stock Units, Performance Stock Units or Performance Units (the value of which is equal to the Fair Market Value of one or more Shares). Dividend Equivalent Units will either, at the discretion of the Committee, be (i) accumulated and paid, in cash or Shares in the Committee’s discretion, at the same time and to the same extent that the tandem Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. The Committee will determine all other terms and conditions of each award of Dividend Equivalent Units. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem Award vests and is paid.

14.
Transferability.   Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

15.
Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)
Term of Plan.   Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of  (i) the date that is 10 years from the latest date of shareholder approval of the Plan and (ii) the date when all Shares reserved for issuance have been issued.

(b)
Termination and Amendment.   The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)
the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)
shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)
shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	89

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).
If the Board or the Committee takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Board or the Committee, as applicable, then the Board or Committee action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of the principal securities exchange or market on which the Shares are then traded.
(c)
Amendment, Modification, Cancellation or Recoupment of Awards.

(i)
Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 17(a) or for the modification or amendment of an Award: (A) to the extent the modification or amendment is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the modification or amendment is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Committee determines that such modification or amendment does not materially and adversely affect the value of an Award or that such modification or amendment is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award granted to a Participant under the 2009 Plan or the 2017 Plan, or waive any restrictions or conditions applicable to any such Award, to include Award terms consistent with the permitted terms of Awards granted under this Plan.

(ii)
All Awards and any Stock issued or cash paid pursuant to Awards shall be subject to any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid pursuant to such an Award.

(d)
Survival of Authority and Awards.   Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 and to otherwise administer this Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)
Repricing Prohibited.   Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transaction(s)), the Company may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel or substitute outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel or substitute outstanding Options or SARs with an exercise price above the current Stock price in exchange for cash or other securities.

(f)
Foreign Participation.   To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	90

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
16.
Taxes.

(a)
Withholding.   The Company or an Affiliate is entitled to withhold the amount of any tax due as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction and may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash or, with the consent of the Committee, Shares otherwise deliverable or vesting under an Award to satisfy such tax. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, in the case of Shares, to the extent necessary for the Company to avoid adverse accounting consequences, the amount withheld may not exceed the total maximum statutory tax rates associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

(b)
No Guarantee of Tax Treatment.   Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c)
Participant Responsibilities.   If a Participant shall dispose of Shares acquired through exercise of an Option that is intended to qualify as an incentive stock option under Code Section 422 within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

17.
Adjustment Provisions; Change in Control.

(a)
Adjustment of Shares.   If  (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any rights issued pursuant to a shareholder rights agreement or similar arrangement that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 17(c), the Committee shall, in such manner as it may deem equitable, adjust any or all of  (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award.

If any of the transactions or events described in clauses (i)  – (iv) constitutes a Change in Control or occurs subsequent to any Change in Control occurring after the Effective Date, then, subject to Participants’ rights under Section 17(c) and the cash payment provisions of the following sentence, and unless the Committee otherwise determines prior to the first Change in Control occurring after the Effective Date, proportionate adjustments of the type described in clauses (A)  – (D) shall be made automatically such that the full economic value of the Awards to Participants that are outstanding at the time of the transaction or event shall be preserved and not diminished as a result of the transaction or event. If any of the events described in clauses (i)  – (iv) occurs, the Committee may also (or in lieu of the

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	91

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
adjustments described in clauses (A)  – (D)) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change in Control, then (1) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 17(c), (2) if Section 17(d) applies to the Award, such payment shall be allowed only to the extent Section 17(d) would allow acceleration of exercisability, vesting, issuance of shares or other payment in respect of such Award in connection with the Change in Control, and (3) from and after the Change in Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the penultimate sentence of this Section 17(a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, Options previously granted to Non-Employee Directors at the time of any event described in this Section 17(a) are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options represented immediately prior to any such event and to preserve, without exceeding, the value of such Options. Without limitation, subject to Participants’ rights under Section 17(c), in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.
(b)
Issuance or Assumption.   Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)
Change in Control.   Subject to Section 17(d) and (e), except to the extent the Committee provides a result more favorable to holders of Awards in an award agreement, in the event of a Change in Control:

(i)
each holder of an Option or SAR (A) shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change in Control, to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the Fair Market Value of the Shares covered by the Option or SAR that is so surrendered on the date of surrender of the Option or SAR over the purchase or grant price of such Shares under the Award;

(ii)
Restricted Stock and Restricted Stock Units that are not then vested shall vest upon the date of the Change in Control and each holder of such Restricted Stock or such Restricted Stock Units shall have the right, exercisable by written notice to the Company within 60 days after the Change in Control, to receive, in exchange for the surrender of such Restricted Stock or the cancellation of such Restricted Stock Units, as applicable, an amount of cash equal to the Change in Control Price of such Restricted Stock or the number of Shares to which such Restricted Stock Units relate;

(iii)
each holder of a Performance Share and/or Performance Unit for which the performance period has not expired as of the date of the Change in Control shall have the right, exercisable by written notice to the Company within 60 days after the Change in Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the value of the Performance Share and/or Performance Unit assuming the Performance Goals had been attained at the target level specified for such Award;

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	92

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
(iv)
each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit based on actual performance under any Performance Goals; and

(v)
all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards for which the performance period has not expired as of the date of the Change in Control shall receive, in exchange for the cancellation of such Annual and Long-Term Incentive Awards, a cash payment equal to the product of the amount that would have been paid had the Performance Goals been attained at the target level specified for such Awards and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change in Control and the denominator of which is the number of whole months in the performance period.

For purposes of this Section 16, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change in Control Price.
(d)
The provisions of Section 17(c) notwithstanding, no acceleration of exercisability, vesting, issuance of shares or other payment shall occur under Section 17(c) with respect to Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units the value of which is based on the Fair Market Value of a Share (collectively, “Equity Awards”) held by Participants to the extent the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Equity Awards shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted award hereinafter called an “Alternative Award”), by the Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i)
relate to a class of equity that is (or will be within 5 business days following the Change in Control) listed to trade on a recognized securities market;

(ii)
provide the Participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Equity Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment, including all provisions applicable in respect of such Equity Award that provide for accelerated vesting (with respect to Equity Awards that vest upon the attainment of one or more Performance Goals, if the Change in Control occurs during the course of a performance period applicable to the Equity Award, then (A) the Performance Goals shall be deemed to have been satisfied at the target level specified in the Participant’s award agreement or, if greater, otherwise specified by the Committee at or after grant, and (B) any Alternative Award shall not include a performance objective, unless otherwise determined by the Committee as constituted immediately prior to the Change in Control);

(iii)
have substantially equivalent economic value to the Equity Award (as determined by the Committee as constituted immediately prior to the Change in Control); and

(iv)
have terms and conditions providing that if the Participant’s employment is terminated upon or within three years following such Change in Control by the Participant’s employer other than for Cause or by the Participant for Good Reason, the Participant’s rights under each such Alternative Award shall become fully vested and exercisable (for purposes of this clause (iv), Good Reason and Cause shall be as defined in the Company’s Key Executive Employment and Severance Agreement (“KEESA”) applicable to the Participant prior to the occurrence of the Change in Control and if no KEESA is applicable to the Participant, then as such terms are defined in the form of KEESA filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2011; provided, however, that with respect to any Equity Award that does not qualify for any applicable exemption from the application of Code Section 409A, the payment or distribution of the Alternative Award shall only be made at the time otherwise specified under the Plan or the award agreement without regard to the occurrence of the Change in Control (including any six-month delay in payment applicable to a “specified employee,” as determined in accordance with Code Section 409A).

(e)
Except as otherwise expressly provided in any agreement between a Participant and the Company (including where any such agreement makes reference to corresponding provisions of the 2009 Plan or the 2017 Plan rather than this Plan), if the receipt of any payment by a Participant under the circumstances described above would result in the

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	93

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
payment by the Participant of any excise tax provided for in Code Section 4999, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.
18.
Miscellaneous.

(a)
Other Terms and Conditions.   The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)
one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)
the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)
restrictions on resale or other disposition of Shares; and

(iv)
compliance with federal or state securities laws and stock exchange requirements.

(b)
Employment and Service.   The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of this Plan and all Awards, the following rules shall apply:

(i)
a Participant who transfers employment between the Corporation and its Subsidiaries, or between Subsidiaries, will not be considered to have terminated employment;

(ii)
a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or a Subsidiary shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Subsidiaries;

(iii)
a Participant who ceases to be employed by the Company or a Subsidiary and immediately thereafter becomes a Non-Employee Director, or a non-employee director of a Subsidiary shall not be considered to have terminated employment with the Company or any of its Subsidiaries until such Participant’s service as a director of the Company and its Subsidiaries has ceased; and

(iv)
a Participant employed by a Subsidiary will be considered to have terminated employment when such entity ceases to be a Subsidiary.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment with the Company or any of its Subsidiaries or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon their “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of their “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the income inclusion, interest and additional tax imposed by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	94

Exhibit A — 2024 INCENTIVE STOCK AND AWARDS PLAN
(c)
No Fractional Shares.   If any fractional Shares or other securities may be issued or delivered pursuant to this Plan, then the Committee shall determine whether (i) to issue or deliver such fractional Shares or other securities, (ii) that cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or (iii) such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)
Offset.   Subject to compliance with applicable law, the Company shall have the right to offset, from any amount payable or shares deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e)
Unfunded Plan.   This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f)
Requirements of Law and Securities Exchange.   The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(g)
Governing Law.   This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h)
Limitations on Actions.   Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)
Construction.   Wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)
Severability.   If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

OSHKOSH CORPORATION | 2024 PROXY STATEMENT	95

Your **Vote** Counts!

OSHKOSH CORPORATION

Notice of Annual Meeting of Shareholders

2024 Annual Meeting

Vote by May 6, 2024

11:59 PM ET

OSHKOSH

V36037-P01790

SHAREHOLDERS MEETING NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Oshkosh Corporation Annual Shareholders Meeting to be held on Tuesday, May 7, 2024 at 8:00 a.m. CDT.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on are located on the reverse side. Your vote is important!

Meeting Information
Meeting Type: Annual Meeting
For holders as of: February 29, 2024
Date: May 7, 2024 Time: 8:00 a.m. Central Daylight Time
Location: Meeting live via the Internet. Please visit:
www.virtualshareholdermeeting.com/OSK2024.

This communication is not a form of voting and only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Get informed before you vote

You are receiving this communication because you hold shares in the company named above. View the Notice and Proxy Statement and 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to April 23, 2024. If you would like to request a copy of the material(s) for this and/or future shareholders meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

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Vote Virtually at the Meeting*

May 7, 2024
8:00 a.m. CDT

Virtually at:
www.virtualshareholdermeeting.com/OSK2024

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/OSK2024 and be sure to have the control number that is printed in the box above.

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SHAREHOLDERS MEETING NOTICE
THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholders meeting. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

During the Annual Meeting, a list of our shareholders maintained under Wisconsin law will be available for viewing by shareholders at www.virtualshareholdermeeting.com/OSK2024.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Keith J. Allman 02) Annette K. Clayton 03) Douglas L. Davis 04) Tyrone M. Jordan 05) Kimberley Metcalf-Kupres 06) Stephen D. Newlin 07) Duncan J. Palmer 08) David G. Perkins 09) John C. Pfeifer 10) Sandra E. Rowland	For each nominee
2.	Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company's independent auditors for 2024.	For
3.	Approval, by advisory vote, of the compensation of the Company's named executive officers.	For
4.	Approval of the 2024 Incentive Stock and Awards Plan.	For
5.	To vote on a shareholder proposal on the subject of majority vote director elections.	Against
6.	To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.	

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V36038-P01790

OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 4, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/OSK2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Oshkosh Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 4, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V35959-P01790KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY OSHKOSH CORPORATIONA.The Board of Directors recommends that you vote FOR each of the following director nominees: 1.Election of Directors Nominees: ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! 01)Keith J. Allman06)Stephen D. Newlin02)Annette K. Clayton07)Duncan J. Palmer03)Douglas L. Davis08)David G. Perkins04)Tyrone M. Jordan09)John C. Pfeifer05)Kimberley Metcalf-Kupres10)Sandra E. Rowland B.The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4.2.Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for 2024. 3.Approval, by advisory vote, of the compensation of the Company's named executive officers. 4.Approval of the 2024 Incentive Stock and Awards Plan. C.The Board of Directors recommends vote AGAINST Proposal 5.5.To vote on a shareholder proposal on the subject of majority vote director elections.D.Other Business.6.To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.E.Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed. Please sign within the box(es). I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report. Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign. For Against Abstain! ! !! ! !! ! !For Against Abstain! ! ! Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

V35960-P01790

PROXY

I hereby appoint Stephen D. Newlin and Ignacio A. Cortina, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Oshkosh Corporation Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the "Company") on May 7, 2024 at 8:00 a.m. Central Daylight Time virtually at www.virtualshareholdermeeting.com/OSK2024, or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS GIVEN, THEN THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2, "FOR" THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3, "FOR" THE APPROVAL OF THE 2024 INCENTIVE STOCK AND AWARDS PLAN IN PROPOSAL 4, AND "AGAINST" THE SHAREHOLDER PROPOSAL ON THE SUBJECT OF MAJORITY VOTE DIRECTOR ELECTIONS IN PROPOSAL 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2024:The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2023 Annual Report are available online at www.proxyvote.comV35960-P01790PROXYOSHKOSH CORPORATIONRevocable Proxy for the 2024 Annual Meeting of ShareholdersTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSI hereby appoint Stephen D. Newlin and Ignacio A. Cortina, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Oshkosh Corporation Common Stock